UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

RF MONOLITHICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

May 30, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of RF Monolithics, Inc., a Delaware corporation (“RFM,” “we,” “us,” or “our”), which will be held on June 29, 2012, at 10:00 a.m., local time, at RFM’s principal executive offices, located at 4441 Sigma Road, Dallas, Texas 75244.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of April 12, 2012, as it may be amended from time to time, among RFM, Murata Electronics North America, Inc., a Texas corporation (“MENA”), and Ryder Acquisition Company, Limited, a Delaware corporation and wholly owned subsidiary of MENA, pursuant to which RFM will be acquired by MENA and become a direct wholly owned subsidiary of MENA, and other related proposals. If the merger is completed, you will be entitled to receive $1.78 in cash, without interest and less any applicable withholding taxes, for each share of RFM common stock that you own, and you will cease to have an ownership interest in RFM.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of RFM and its stockholders, and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our board of directors, acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of RFM and our stockholders that RFM enter into the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of RFM and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement. In addition, our board of directors unanimously recommends that you vote “FOR” the advisory vote on compensation that may become payable to our named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting (if necessary or appropriate) to solicit additional proxies if there is not a quorum present or if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

Your vote is very important, regardless of the number of shares of RFM common stock you own. We cannot complete the merger unless the merger agreement is adopted and approved by the affirmative vote of a majority of the outstanding shares of RFM common stock entitled to vote thereon at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

The attached proxy statement provides you with information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about RFM from documents we have filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or follow the related Internet or telephone voting instructions. If you hold shares through a brokerage firm, bank, trust or other nominee, you should follow the procedures provided by your brokerage firm, bank, trust or other nominee.

If you have any questions or need assistance voting your shares, please call Alliance Advisors, which is assisting us, toll-free at (866) 329-8430.

Thank you for your ongoing support of RFM and your consideration of this matter.

On behalf of the Board of Directors,

William L. Eversole

Chairman

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated May 30, 2012 and is first being mailed, along with the enclosed proxy, to stockholders on or about May 31, 2012.

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on June 29, 2012

To the Stockholders of RF Monolithics, Inc.:

A special meeting of stockholders of RF Monolithics, Inc., a Delaware corporation (“RFM” or “our”), will be held on June 29, 2012, at 10:00 a.m., local time, at RFM’s principal executive offices, located at 4441 Sigma Road, Dallas, Texas 75244, for the following purposes:

1.	To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of April 12, 2012, as it may be amended from time to time, among RFM, Murata Electronics North America, Inc., a Texas corporation (“MENA”), and Ryder Acquisition Company, Limited, a Delaware corporation and wholly owned subsidiary of MENA, pursuant to which RFM will be acquired by MENA and become a direct wholly owned subsidiary of MENA;

2.	To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to RFM’s named executive officers in connection with the completion of the merger;

3.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement; and

4.	To consider, vote on and transact such other business as may properly come before the special meeting or any postponement or adjournment of the special meeting by or at the direction of our board of directors.

Our board of directors has specified the close of business on May 24, 2012, as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof, unless a new record date is set in connection with such adjournment or postponement. Each stockholder is entitled to one vote for each share of RFM common stock held on the record date.

RFM stockholders who do not vote in favor of the adoption and approval of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes, but only if they submit a written demand for such appraisal prior to the vote on the adoption and approval of the merger agreement and otherwise perfect their appraisal rights by complying strictly with all of the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

Your vote is important, regardless of the number of shares of RFM common stock you own. The adoption and approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting. The approval of the advisory proposal on the compensation that may become payable to our named executive officers in connection with the completion of the merger requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. The approval of the proposal to adjourn the special meeting (if necessary or appropriate) to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended it to our full board of directors. After careful consideration, the special committee and our full board of directors have unanimously approved the merger agreement and determined that the merger and the merger agreement are fair to, advisable and in the best interests of RFM and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT, “FOR” THE COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

This notice also constitutes the notice required to be given to holders of our preferred share purchase rights pursuant to that certain Rights Agreement, dated as of December 20, 1994, as amended, between RFM and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank), with respect to the merger.

By Order of the Board of Directors,

James P. Farley

Secretary

Dallas, Texas

May 30, 2012

YOUR VOTE IS VERY IMPORTANT

Whether or not you are able to attend the special meeting in person, please submit your proxy via the Internet (www.investorvote.com/RFMI) or by telephone (1-800-652-8683), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you abstain from voting, it will have the same effect as a vote against the proposal to adopt and approve the merger agreement. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt and approve the merger agreement. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the advisory vote on compensation that may become payable to our named executive officers in connection with the completion of the merger and “FOR” the proposal to adjourn the special meeting (if necessary or appropriate) to solicit additional proxies if there is not a quorum present or if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of RFM common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd floor

Bloomfield, New Jersey 07003

(866) 329-8430

www.allianceadvisorsllc.com

If your brokerage firm, bank, trust or other nominee holds your shares of RFM common stock in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JUNE 29, 2012

Pursuant to Rule 14a-16 promulgated by the Securities and Exchange Commission, these proxy materials are being made available to stockholders on or about May 31, 2012 on our corporate website at the following URL: http://www.rfm.com/company/investorrelations.php.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents to which we refer. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 87. In this proxy statement, the terms “we,” “our,” “ours,” “us” and “RFM” refer to RF Monolithics, Inc. We refer to Murata Electronics North America, Inc. as “MENA” and Ryder Acquisition Company, Limited as “MENA Merger Subsidiary.” The Agreement and Plan of Merger, which we refer to as the “merger agreement,” dated as of April 12, 2012, as it may be amended from time to time, by and among RFM, MENA and MENA Merger Subsidiary is attached as Annex A to this proxy statement.

The Companies (Page 26)

RFM designs, develops, manufactures and markets solutions-driven and technology-enabled wireless connectivity products for a broad range of wireless applications — from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine, or M2M, technology.

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

www.rfm.com

MENA is the regional and a wholly owned subsidiary of Murata Manufacturing Company, Ltd. (“Murata”), whose global headquarters are in Kyoto, Japan. Established in 1944, Murata is a worldwide leader in research, design, manufacture and sale of ceramic based passive electronic components, power supply and wireless module solutions. With annual revenues in excess of $7 billion dollars, Murata is committed to the environmentally conscious development and stable supply of advanced electronic materials, leading edge electronic components, and multi-functional, high-density modules. Products include: monolithic ceramic capacitors, polymer aluminum electrolytic capacitors, electric double layer energy device (EDLC), noise suppression products/EMI suppression filters, inductors, resistor products, resonators, filters, RF components, communication and wireless module solutions, sensors, thermistors, DC-DC converters, AC-DC power supplies, sound components, piezo actuators, micromechatronics products, ceramic applied products, and RFID solutions. Murata’s products are found in a wide range of applications including consumer, mobile communications, computers and networking equipment, automotive electronics, advanced metering equipment, digital home electronics, lighting and illumination, and healthcare devices. Murata has employees and manufacturing facilities throughout the world.

Murata Electronics North America, Inc.

2200 Lake Park Drive

Smyrna, Georgia 30080

(770) 436-1300

www.murataamericas.com

MENA Merger Subsidiary is a Delaware corporation and a wholly owned subsidiary of MENA. MENA Merger Subsidiary is a single purpose entity organized for the sole purpose of facilitating MENA’s acquisition of RFM. MENA Merger Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon the closing of the proposed merger, MENA Merger Subsidiary will merge with and into RFM and MENA Merger Subsidiary will cease to exist.

Ryder Acquisition Company, Limited

2200 Lake Park Drive

Smyrna, Georgia 30080

(770) 436-1300

www.murataamericas.com

The Special Meeting (Page 20)

Date, Time and Place. The special meeting of RFM stockholders, which we refer to as the special meeting, will be held on June 29, 2012, at 10:00 a.m., local time, at RFM’s principal executive offices, located at 4441 Sigma Road, Dallas, Texas 75244.

Purpose. You will be asked to consider and vote upon (1) a proposal to adopt and approve the merger agreement, (2) a non-binding, advisory proposal to approve the compensation that may become payable to RFM’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal, (3) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if RFM has not obtained sufficient affirmative stockholder votes to adopt and approve the merger agreement at the special meeting, which we refer to as the adjournment proposal, and (4) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of the board of directors. We are currently not aware of any other business to come before the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of common stock, par value $.001 per share, of RFM, which we refer to as RFM common stock, at the close of business on May 24, 2012, the record date for the special meeting. You will have one vote for each share of RFM common stock that you owned on the record date. As of May 24, 2012, there were 11,327,113 shares of RFM common stock issued and outstanding and entitled to vote. A majority of the shares of RFM common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned to a later date and time.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may vote by submitting a proxy by telephone, via the Internet or by returning the enclosed proxy card by mail or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card(s). Even if you plan to attend the special meeting, if you hold shares of RFM common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you return a properly signed and dated proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

If your shares of RFM common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of RFM common stock using the instructions provided by your broker or nominee. If your shares of RFM common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to attend and vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of RFM common stock at the special meeting, your nominee will not be able to vote such shares at the special meeting and those shares will not be deemed present for quorum purposes.

Vote Required. The adoption and approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of RFM common stock entitled to vote thereon at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on RFM, nor will it overrule any prior decision or require RFM’s board of directors (or any committee thereof) to take any action. RFM’s board of directors will consider the affirmative vote of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote against the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if RFM has not obtained sufficient affirmative stockholder votes to adopt and approve the merger agreement requires the affirmative vote of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

A list of RFM stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at RFM’s principal place of business at 4441 Sigma Road, Dallas, Texas 75244, during ordinary business hours, for ten days prior to the special meeting.

As of May 24, 2012, the record date for the special meeting, the current directors and executive officers of RFM beneficially owned in the aggregate approximately 454,669 shares of RFM common stock entitled to vote at the special meeting, representing approximately 4% of the outstanding shares of RFM common stock as of the record date for the special meeting. The directors and executive officers of RFM have informed RFM that they currently intend to vote all of their shares of RFM common stock “FOR” the proposal to adopt and approve the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Revocability of Proxy. Any holder of record of RFM common stock may revoke his, her or its proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to RFM’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of RFM common stock and bearing a later date; or

•	submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Attn: Corporate Secretary

If you are a “street name” holder of shares of RFM common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Merger (Page 57) and The Merger Consideration and the Conversion of Capital Stock (Page 57)

The merger agreement provides that MENA Merger Subsidiary will merge with and into RFM.

If the merger is completed, at the effective time of the merger, each outstanding share of RFM common stock will be converted into the right to receive $1.78 in cash, without interest and less any applicable withholding taxes (other than certain shares of RFM common stock owned by MENA, MENA Merger Subsidiary, RFM or any of their respective wholly owned subsidiaries and shares of RFM common stock held by any holder who has properly exercised and perfected appraisal rights with respect to such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

As a result of the merger, RFM will be the surviving corporation, which we refer to as the surviving corporation, and will continue as a direct wholly owned subsidiary of MENA. Upon completion of the merger, shares of RFM common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The merger consideration to be received by RFM stockholders represents:

•

a premium of approximately 81% to the closing price of shares of RFM common stock on April 12, 2012 (the day that the merger agreement was approved and entered into and the day prior to the public announcement of the merger agreement on April 13, 2012); and

•	a premium of approximately 82% to the average closing price of RFM common stock during the 20 trading days prior to the execution of the merger agreement.

The closing sale price of a share of RFM common stock on the NASDAQ Stock Market on May 25, 2012 was $1.76. You are encouraged to obtain current market quotations for shares of RFM common stock in connection with voting your shares.

Completion of the Merger (Page 57)

We currently expect the merger to be completed in the third calendar quarter of 2012. However, we cannot predict the exact timing of the completion of the merger or whether the merger will be completed. In order to complete the merger, RFM stockholders must adopt and approve the merger agreement and the other closing conditions under the merger agreement must be satisfied or, to the extent legally permitted, waived.

Material U.S. Federal Income Tax Consequences of the Merger (Page 79)

The receipt of cash in exchange for shares of RFM common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, stockholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares of RFM common stock surrendered. RFM stockholders who are U.S. holders generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. RFM stockholders who are non-U.S. holders generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. RFM stockholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

Appraisal Rights (Page 81)

Under Delaware law, if the merger is completed, RFM stockholders who do not vote in favor of adoption and approval of the merger agreement will have the right to seek appraisal of the fair value of their shares of RFM common stock as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with all other requirements under the DGCL. A copy of the full text of Section 262 of the DGCL is attached as Annex C to this proxy statement. Please read it carefully.

Reasons for the Merger (Page 36)

In reaching their decisions to approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, the RFM board of directors and the special committee of the RFM board of directors, consisting entirely of independent directors and formed to assess RFM’s strategic alternatives and review and consider the terms and conditions of the merger agreement (which we refer to as the special committee), consulted with RFM’s management, as well as financial and legal advisors, and considered a number of factors that the board of directors and the special committee believe supported their decisions. In particular, the special committee reviewed the strategic alternatives available to RFM, including remaining as a stand-alone public company, and concluded that the merger consideration reflected the highest value reasonably attainable for RFM stockholders.

Board of Directors Recommendation (Page 36)

The special committee reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended it to the full RFM board of directors. On the unanimous recommendation of the special committee, the RFM board of directors unanimously (1) determined that the merger and the merger agreement are fair to, advisable and in the best interests of RFM and its stockholders, (2) approved the merger agreement and (3) resolved to recommend that RFM stockholders adopt and approve the merger agreement. Accordingly, the special committee and the board of directors unanimously recommend that holders of RFM common stock vote “FOR” the proposal to adopt and approve the merger agreement at the special meeting.

Interests of RFM’s Directors and Executive Officers in the Merger (Page 52)

RFM’s directors and executive officers have interests in the merger that are different from, or in addition to, those of RFM’s stockholders generally. The special committee and the board of directors were aware of and considered these interests, among other matters, in reaching their decisions.

Opinion of Duff & Phelps (Page 40)

In connection with the merger, the special committee received a written opinion, dated April 12, 2012, from Duff & Phelps, LLC, which we refer to as Duff & Phelps, as to the fairness, from a financial point of view, of the $1.78 per share cash consideration to be received by the stockholders of RFM (other than MENA, MENA

Merger Subsidiary and their affiliates) in connection with the merger as of the date of the opinion (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder). The full text of Duff & Phelps’ written opinion, dated April 12, 2012, is attached as Annex B to this proxy statement.

Duff & Phelps’ opinion was provided for the benefit of the special committee in connection with, and for the purpose of, its evaluation of the $1.78 per share cash merger consideration, from a financial point of view, and does not address any other aspect of the merger. The opinion does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy or transaction. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. Holders of RFM common stock are encouraged to read Duff & Phelps’ opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, as more fully described below under the caption “The Merger—Opinion of Duff & Phelps” beginning on page 40.

The Merger Agreement (Page 57)

Conditions to the Merger (Page 71)

The obligations of MENA and MENA Merger Subsidiary, on the one hand, and RFM, on the other hand, to complete the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

•

adoption and approval of the merger agreement at the RFM stockholders meeting by an affirmative vote of the holders of a majority of the outstanding shares of RFM common stock entitled to vote on such matter;

•

no governmental authority with jurisdiction over any party will have enacted, promulgated, enforced, entered or issued any law that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the completion of the merger (which we refer to as an order); and

•	the waiting period under any applicable antitrust law will have expired or been terminated and any consent required under any applicable antitrust law will have been obtained.

The obligations of MENA and MENA Merger Subsidiary to complete the merger are subject to the satisfaction or waiver (in writing) by MENA at or prior to the effective time of the merger of the additional following conditions:

•

the representations and warranties of RFM made in the merger agreement relating to capitalization matters, corporate action, enforceability of the merger agreement, approval of RFM’s board of directors and receipt by the special committee of a fairness opinion will be true and correct in all respects (other than de minimis exceptions) as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be so true and correct as of such earlier date);

•

the other representations and warranties of RFM made in the merger agreement, disregarding materiality or “Company Material Adverse Effect” (as defined in the merger agreement) qualifications, will be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be so true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	RFM will have performed, in all material respects, all of its obligations under the merger agreement on or prior to the closing of the transactions contemplated by the merger agreement;

•	MENA will have received certificates signed on RFM’s behalf by a certain principal officer of RFM as to the satisfaction of the conditions described in the preceding three bullets;

•

since the date of the merger agreement, there will not have occurred and be continuing any event, change or occurrence that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

•

RFM will have delivered to MENA an affidavit, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in RFM is not a U.S. real property interest within the meaning of Section 897(c) of the Internal Revenue Code, as amended, which we refer to as the Code; and

•	RFM will have obtained and delivered to MENA certain required consents listed in the company disclosure letter.

The obligation of RFM to complete the merger is subject to the satisfaction or waiver (in writing) by RFM at or prior to the effective time of the merger of the additional following conditions:

•

the representations and warranties of MENA and MENA Merger Subsidiary made in the merger agreement will be true and correct, disregarding materiality qualifications, as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” (as defined in the merger agreement);

•	MENA and MENA Merger Subsidiary will have performed, in all material respects, their respective obligations under the merger agreement; and

•

RFM will have received a certificate signed on behalf of MENA and MENA Merger Subsidiary by a senior executive officer or authorized director of MENA as to the satisfaction of the conditions described in the preceding two bullets.

Non-Solicitation; Competing Acquisition Proposals (Page 65) and RFM Board Recommendation (Page 66)

Except as permitted by the terms of the merger agreement, RFM has agreed that it shall, and it shall instruct and cause its subsidiaries to and shall use its best efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives (whom we refer to collectively as representatives) to, cease any discussions or negotiations that may have been ongoing with respect to an acquisition proposal (as described in the section entitled “The Merger Agreement—Non-Solicitation; Competing Acquisition Proposals”) and, until the earlier of the completion of the merger and the termination of the merger agreement, not (1) solicit, initiate or knowingly encourage any inquiry with respect to or the making of any offer or proposal that constitutes an acquisition proposal; (2) engage or participate in any discussions or negotiations regarding, or provide any non-public information concerning RFM or any of its subsidiaries to any person or entity relating to, any acquisition proposal; (3) enter into any agreement or agreement in principle with respect to any acquisition proposal (other than pursuant to permitted confidentiality agreements); or (4) knowingly facilitate any effort or attempt to make or solicit an acquisition proposal.

Notwithstanding the restrictions described above, or anything else to the contrary set forth in the merger agreement, prior to the adoption of the merger agreement by RFM stockholders, if RFM receives a written acquisition proposal from a person or entity that did not result from a material breach of the non-solicitation provisions of the merger agreement, RFM may contact such person or entity to clarify the terms and conditions of the acquisition proposal and (1) RFM and its representatives may engage or participate in negotiations or discussions with such person or entity, (2) RFM and its representatives may furnish to such person or entity non-public information relating to RFM or any of its subsidiaries in response to a request from such a person or entity that has signed a confidentiality agreement meeting certain requirements as set forth in the merger agreement and (3) after complying with the merger agreement, including the provisions described below in the section entitled “The Merger Agreement—RFM Board Recommendation,” the RFM board of directors or any committee thereof may, or may propose to, authorize, adopt, recommend, approve or otherwise declare advisable such acquisition proposal and terminate the merger agreement, if, and only to the extent that, (a) prior to taking any action described in clause (1) or (2) above, the RFM board of directors or any committee thereof determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties; (b) in each such case referred to in clause (1) or (2) above, the RFM board of directors or any committee thereof has determined in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal either constitutes or could reasonably be expected to result in a superior proposal (as described in the section entitled “The Merger Agreement—RFM Board Recommendation”); and (c) in the case referred to in clause (3) above, the RFM board of directors or any committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal is a superior proposal.

Termination of the Merger Agreement (Page 72)

RFM and MENA may terminate the merger agreement and abandon the merger by mutual written consent at any time before the effective time of the merger, notwithstanding the adoption and approval of the merger agreement by the RFM stockholders. In addition, either MENA or RFM may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if:

•

the merger has not been completed by October 12, 2012 (which we refer to as the termination date), notwithstanding the adoption and approval of the merger agreement by the RFM stockholders, provided that such right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that materially contributed to the failure of a condition to the closing of the merger to be satisfied on or before the termination date, provided, further, that if on the termination date all of the conditions to the closing of the merger are satisfied (or capable of being satisfied) except that a waiting period under any applicable antitrust law has not expired or been terminated or a consent required under any applicable antitrust law has not been obtained, then MENA or RFM may extend the termination date by an additional 60 days by delivering written notice to the other party;

•

the RFM stockholders meeting has been held and completed and the adoption and approval of the merger agreement by the RFM stockholders has not been obtained thereat or at any adjournment or postponement thereof, provided, however, that such right to terminate the merger agreement is not available to a party if the failure of the RFM stockholders to adopt and approve the merger agreement is attributable to the failure on the part of such party to perform any material obligation required to be performed by it under the merger agreement; or

•

any order permanently enjoining, restraining or otherwise prohibiting the completion of the merger has become final and non-appealable, provided that such right to terminate is not available to a party that has not used its reasonable best efforts to contest, appeal or remove such order.

RFM may also terminate the merger agreement if:

•	prior to the adoption and approval of the merger agreement by the RFM stockholders, the RFM board of directors or any committee thereof has authorized RFM, subject to complying with the material terms of the merger agreement (including the non-solicitation provisions), to enter into a definitive agreement in respect of a superior proposal with a third party, provided that (1) RFM pays to MENA, immediately prior to or substantially concurrently with the termination, any amounts due as described below under “—Termination Fees and Expenses” and (2) RFM, immediately prior to or substantially concurrently with the termination, enters into such definitive agreement;

•

prior to the effective time of the merger, whether before or after the adoption and approval of the merger agreement by the RFM stockholders, MENA or MENA Merger Subsidiary has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty of MENA or MENA Merger Subsidiary has become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of MENA’s and MENA Merger Subsidiary’s representations and warranties and performance of obligations would not be satisfied and such breach is either not curable or, if curable, not cured prior to the earlier of (1) 30 days after written notice is given to MENA by RFM of such breach and (2) the date that is three business days prior to the termination date (provided that RFM is not then in breach of the merger agreement so as to cause the failure of certain of the conditions to MENA’s and MENA Merger Subsidiary’s obligations to effect the merger to be satisfied); or

•

prior to the effective time of the merger, whether before or after the adoption and approval of the merger agreement by the RFM stockholders, (1) MENA and MENA Merger Subsidiary fail to complete the transactions contemplated by the merger agreement within two business days following the date on which the completion of such transactions should have occurred pursuant to the terms of the merger agreement, (2) the conditions to the obligations of MENA and MENA Merger Subsidiary to effect the merger have been satisfied at such time (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the transactions contemplated by the merger agreement) and (3) RFM was ready, willing and able to complete such transactions at such time, provided, that during such two business day period, no party will have the right to terminate the merger agreement as a result of the merger not being completed by the termination date (or the extended termination date).

MENA may also terminate the merger agreement and abandon the merger prior to the effective time of the merger if:

•

an adverse recommendation change (as described in the section entitled “—RFM Board Recommendation”) has occurred or the board of directors of RFM or any committee thereof has approved or recommended an alternative acquisition proposal to the RFM stockholders;

•

RFM has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty of RFM set forth in the merger agreement has become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of RFM’s representations and warranties and performance of obligations would not be satisfied and such breach is either not curable or, if curable, not cured prior to the earlier of (1) 30 days after written notice is given by MENA to RFM of such breach and (2) the date that is three business days prior to the termination date (provided that MENA is not then in breach of the merger agreement so as to cause the failure of certain of the conditions to RFM’s obligations to effect the merger to be satisfied); or

•

(1) RFM fails to complete the transactions contemplated by the merger agreement within two business days following the date on which the completion of such transactions should have occurred pursuant to the terms of the merger agreement, (2) the conditions to the obligations of RFM to effect the merger have been satisfied at such time (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the transactions contemplated by the merger agreement) and (3) MENA and MENA Merger Subsidiary were ready, willing and able to complete such transactions at such time, provided, that during such two business day period, no party will have the right to terminate the merger agreement as a result of the merger not being completed by the termination date (or the extended termination date).

Termination Fee (Page 74) and Expenses (Page 75)

RFM has agreed to pay MENA $800,000 (without any separate reimbursement for expenses) upon the termination of the merger agreement under certain circumstances (which we refer to as the termination fee). Additionally, upon termination of the merger agreement under other circumstances, RFM has agreed to pay MENA up to $400,000 of the reasonable and documented out-of-pocket costs and expenses incurred by MENA in connection with the transactions contemplated by the merger agreement and MENA has agreed to pay RFM up to $400,000 of the reasonable and documented out-of-pocket costs and expenses incurred by RFM in connection with the transactions contemplated by the merger agreement.

Remedies (Page 76)

Absent (1) a knowing and willful material breach of the merger agreement by MENA or MENA Merger Subsidiary or (2) the failure by MENA or MENA Merger Subsidiary to complete the transactions contemplated by the merger agreement despite all of the conditions to their obligations to effect the merger having been satisfied and despite RFM having stood ready, willing and able to complete such transactions, RFM’s receipt of its reimbursable costs and expenses described in the section entitled “The Merger Agreement—Expenses” (excluding enforcement costs) and RFM’s right to specific performance described in the section entitled “The Merger Agreement—Specific Performance” are the sole and exclusive remedies of RFM and its subsidiaries against MENA, MENA Merger Subsidiary and their respective general or limited partners, stockholders, managers, members, directors, officers, employees, agents or affiliates for losses suffered with respect to the merger agreement, the transactions contemplated thereby, the termination of the merger agreement, the failure of the merger to be completed or any breach of the merger agreement by MENA or MENA Merger Subsidiary.

Notwithstanding the foregoing, in the event of (1) a knowing and willful material breach of the merger agreement by MENA or MENA Merger Subsidiary or (2) the failure by MENA or MENA Merger Subsidiary to complete the transactions contemplated by this Agreement despite all the conditions to their obligations to complete the transactions having been satisfied and despite RFM having stood ready, willing and able to complete the transactions (in either case, whether or not the merger agreement has been terminated or MENA has reimbursed RFM’s reimbursable costs and expenses described in the section entitled “The Merger Agreement—Expenses” (excluding enforcement costs)), RFM may enforce the merger agreement against MENA and MENA Merger Subsidiary on behalf of RFM stockholders and holders of RFM options or restricted stock units, which we refer to collectively as compensatory awards, to pursue claims for actual proven monetary damages (including claims for damages based on loss of the economic benefits of the merger and the other transactions contemplated by the merger agreement), provided that these rights are enforceable only by RFM in its sole and absolute discretion (and not directly by any RFM stockholder or holder of any compensatory award).

MENA’s receipt of the termination fee described in the section entitled “The Merger Agreement—Termination Fee” and reimbursement of its costs and expenses described in the section entitled “The Merger Agreement—Expenses” from RFM (including reimbursement for any enforcement costs), as applicable, and MENA’s right to specific performance described in the section entitled “The Merger Agreement—Specific Performance” are the sole and exclusive remedies of MENA, MENA Merger Subsidiary and their affiliates against RFM, its subsidiaries and their respective general or limited partners, stockholders, directors, officers, employees, managers, members, agents or affiliates for losses suffered with respect to the merger agreement, the transactions contemplated thereby, the failure of the merger to be completed, the termination of the merger agreement or any breach of the merger agreement by RFM.

RFM Stock Options and Restricted Stock Units (Page 67)

Each RFM stock option outstanding immediately prior to the effective time of the merger, whether or not vested or exercisable, will be cancelled and the holder thereof shall be entitled to receive an amount of cash, without interest, equal to the product of (1) the total number of shares of RFM common stock subject to such stock option and (2) the excess, if any, of the per share merger consideration over the exercise price per share of such stock option, less the amount of any withholding required under applicable tax laws. Each outstanding restricted stock unit, or RSU, outstanding immediately prior to the effective time of the merger shall be cancelled and the holder thereof shall be entitled to receive an amount of cash, without interest, equal to the per share merger consideration, less the amount of any withholding required under applicable tax laws. The consideration received in connection with the merger by holders of stock options and RSUs will generally be taxable to such holders as ordinary income.

RFM Employee Stock Purchase Plan (Page 67)

As required by the merger agreement, RFM will take such actions as are necessary (including, if appropriate, amending the terms of RFM’s Employee Stock Purchase Plan, which we refer to as the ESPP) to (1) terminate the current offering (as defined in the ESPP) under the ESPP on or before the earliest to occur of (a) the regular purchase date (as defined in the ESPP) of the current offering or (b) last trading date prior to the effective time of the merger (which earlier date we refer to as the final purchase date), (2) terminate all existing offerings under the ESPP immediately following the purchase on the final purchase date, (3) suspend all future offerings that would otherwise commence under the ESPP following the final purchase date and (4) cease all further payroll deductions under the ESPP effective as of the final purchase date. On the final purchase date, RFM will apply the funds credited as of the final purchase date under the ESPP within each participant’s payroll withholding account to the purchase of shares of RFM common stock in accordance with the terms of the ESPP, which shares will be treated in the manner described in the section entitled “The Merger Agreement—The Merger Consideration and the Conversion of Capital Stock.”

RFM Employee Compensation and Benefits (Page 68)

For a period of not less than one year following the completion of the merger, (1) the surviving corporation will provide to those individuals who are employees of RFM or its subsidiaries on the date of completion of the transactions contemplated by the merger agreement with compensation and benefits which are substantially comparable in the aggregate to their compensation and benefits provided as of the date of the merger agreement (other than equity compensation incentives and any compensation or benefits triggered by the completion of the transactions contemplated by the merger agreement) for so long as such employees are employed by the surviving corporation or any of its subsidiaries during such period (who we refer to as continuing employees) and (2) with respect to continuing employees, MENA will cause any employee benefit plans of MENA and its subsidiaries (other than the surviving corporation and its subsidiaries) in which the continuing employees are entitled to participate after the completion of the transactions contemplated by the merger agreement to (a) take into account for purposes of eligibility and vesting (but not for benefit accruals under any defined benefit pension plans) service by such employees as if such service were with MENA or its subsidiaries, but only to the extent such service was credited to such employee under a comparable RFM employee plan, except to the extent it would result in a duplication of benefits, and (b) waive any pre-existing conditions and provide credit for any deductible incurred during the year in which the date of the completion of the transactions contemplated by the merger agreement occurs.

Procedure for Payment of Merger Consideration (Page 58)

Promptly after the effective time of the merger, the paying agent will mail to each holder of record of RFM common stock a letter of transmittal (specifying that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates to the paying agent, or in the case of book-entry shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions advising how to surrender the certificates in exchange for the $1.78 per share merger consideration. Upon surrender of a certificate to the paying agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and any other documents as the paying agent may reasonably require, you will be entitled to receive in exchange therefor the $1.78 per share merger consideration for each share formerly represented by such certificate. Interest will not be paid or accrue in respect of the $1.78 per share merger consideration. The paying agent will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

Market Price of Common Stock (Page 85)

The closing share price of our common stock on April 12, 2012, the last trading day prior to the announcement of the merger, was $0.985, and the per share merger consideration of $1.78 represents a premium of approximately 81% to this closing share price.

Delisting and Deregistration of RFM Common Stock (Page 56)

If the merger is completed, RFM common stock will be removed from listing on the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission, or the SEC.

Additional Information (Page 87)

You can find more information about RFM in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 87.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the merger agreement, the merger and the special meeting. These questions and answers may not address all questions that may be important to you with respect to the merger agreement, the merger or the special meeting. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	What is the proposed transaction?

A:	RFM, MENA and MENA Merger Subsidiary have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, MENA will acquire RFM through the merger of MENA Merger Subsidiary with and into RFM. RFM will be the surviving corporation in the merger and will continue as a direct wholly owned subsidiary of MENA.

Q:	What will happen to my shares of RFM common stock as a result of the merger?

A:	If the merger is completed, each share of RFM common stock that you hold immediately prior to the effective time of the merger will be converted into the right to receive $1.78 in cash, without interest, less any applicable withholding taxes, unless you have properly perfected and not withdrawn your appraisal rights under Delaware law (as more fully described below).

Q:	How does the per share merger consideration compare to the market price of RFM common stock prior to the announcement of the merger?

A:	The per share merger consideration represents a premium of approximately 81% to the closing price of shares of RFM common stock on April 12, 2012 (the day that the merger agreement was approved and entered into and the day prior to the public announcement of the merger agreement on April 13, 2012) and a premium of approximately 82% to the average closing price of RFM common stock during the 20 trading days prior to the execution of the merger agreement.

Q:	What will happen to RFM generally as a result of the merger?

A:	If the merger is completed, RFM will cease to be an independent public company and will be wholly owned by MENA. As a result, you will no longer have any ownership interest in RFM. Upon completion of the merger, shares of RFM common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Stock Market. In addition, following the completion of the merger, the registration of RFM common stock and our reporting obligations under the Exchange Act will be terminated.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:	The receipt of cash in exchange for shares of RFM common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of RFM common stock. If you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”), you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 79 of this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Yes. If the merger is completed, RFM stockholders who do not vote in favor of the adoption and approval of the merger agreement will have the right to seek appraisal of the fair value of their shares of RFM common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect their appraisal rights under Delaware law, as described in the section entitled “Appraisal Rights” beginning on page 81 of this proxy statement.

A copy of the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When do you expect the merger to be completed?

A:	We currently expect the merger to be completed in the third calendar quarter of 2012. However, the merger is subject to various closing conditions, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay or prevent the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of RFM as of May 24, 2012, the record date for the special meeting. To complete the merger, RFM stockholders holding a majority of the outstanding shares of RFM common stock entitled to vote on the merger agreement must vote to adopt and approve the merger agreement at the special meeting or any adjournment of the special meeting. A copy of the merger agreement is attached to this proxy statement as Annex A. You should read the section entitled “The Special Meeting” beginning on page 20 of this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting will be held on June 29, 2012, at 10:00 a.m., local time, at RFM’s principal executive offices, located at 4441 Sigma Road, Dallas, Texas 75244.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt and approve the merger agreement, (2) the compensation proposal, (3) the adjournment proposal and (4) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of the board of directors.

Q:	How does the RFM board of directors recommend that I vote on the proposals?

A:	The board of directors and the special committee unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of RFM and our stockholders and unanimously recommend that you vote “FOR” the proposal to adopt and approve the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 36 of this proxy statement.

The board of directors also unanimously recommends that you vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is May 24, 2012. If you owned shares of RFM common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting, unless a new record date is set in connection with the adjournment or postponement of the special meeting. As of the record date, there were 11,327,113 shares of RFM common stock issued and outstanding held collectively by approximately 178 stockholders of record, which does not include the number of stockholders whose shares are held of record by a brokerage house or clearing agency, but rather includes such brokerage house or clearing agency as one record holder.

Q:	What vote of RFM’s stockholders is required to adopt and approve the merger agreement?

A:	The adoption and approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of RFM common stock entitled to vote thereon.

Because the affirmative vote required to approve the proposal to adopt and approve the merger agreement is based upon the total number of outstanding shares of RFM common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your brokerage firm, bank, trust or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt and approve the merger agreement.

Q:	What vote of RFM’s stockholders is required to approve the compensation proposal?

A:	The vote to approve the compensation proposal is advisory and therefore will not be binding on RFM, nor will it overrule any prior decision or require RFM’s board of directors (or any committee thereof) to take any action.

RFM’s board of directors will consider the affirmative vote of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote “AGAINST” the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

Q:	What vote of RFM’s stockholders is required to approve the adjournment proposal?

A:	Adjournment of the special meeting, whether or not a quorum is present at the special meeting, may be approved by a majority of the shares of RFM common stock present in person or by proxy and entitled to vote thereon.

Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of RFM common stock are held through a brokerage firm, bank, trust or other nominee and you do not instruct your brokerage firm, bank, trust or other nominee on how to vote your shares of RFM common stock, your shares of RFM common stock will not be voted, but this will not have an effect on the adjournment proposal.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of RFM common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of RFM common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of RFM common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or

•	in person by appearing and casting your vote at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of RFM common stock are represented and voted at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal. With respect to any other matter that properly comes before the special meeting, shares represented by proxies received by RFM will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct their brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of RFM common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to RFM’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of RFM common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Attn: Corporate Secretary

If you are a “street name” holder of RFM common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of RFM common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of RFM common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected completion date of the merger. If you transfer your shares of RFM common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page 81 and the copy of Section 262 of the DGCL that is set forth in Annex C.

Q:	What happens if the proposal to adopt and approve the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason?

A:	If the proposal to adopt and approve the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and RFM common stock will continue to be listed and traded on the NASDAQ Stock Market. Under specified circumstances, we may be required to pay to MENA a termination fee as described below in the section entitled “The Merger Agreement—Termination Fee” beginning on page 74, or reimburse MENA’s expenses associated with the transaction as described below in the section entitled “The Merger Agreement—Expenses” beginning on page 75.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of RFM common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd floor

Bloomfield, New Jersey 07003

(866) 329-8430

www.allianceadvisorsllc.com

OR

James P. Farley, Corporate Secretary

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements represent RFM’s expectations or beliefs concerning future events, our future financial performance, future results of our operations, the expected completion and timing of the merger and other information relating to the merger. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. You should read statements that contain these words carefully. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•	the satisfaction of the conditions to complete the merger, including the adoption and approval of the merger agreement by our stockholders;

•	the inability to obtain regulatory approvals required for the merger or the imposition of regulatory conditions on MENA or MENA Merger Subsidiary;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay the termination fee of $800,000 to MENA (without any separate reimbursement for expenses), or reimburse MENA for up to $400,000 of its expenses;

•	the potential adverse effect on our business and operations due to our compliance with certain of our covenants in the merger agreement;

•	the impact of the announcement of the merger on our relationships with employees, customers and suppliers, operating results and business generally;

•	the litigation in connection with the merger discussed in this proxy statement;

•	the amount of costs, fees, expenses and charges related to the merger;

•	risks related to diverting management’s attention from ongoing business operations;

•	general economic and market conditions;

•	the risk of unforeseen material adverse changes to our business and operations; and

•

other risks and uncertainties detailed in RFM’s current filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2011. See “Where You Can Find More Information” on page 87 of this proxy statement.

You should not place undue reliance on forward-looking statements. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, except as required by applicable law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to RFM stockholders as part of the solicitation of proxies by the RFM board of directors for use at the special meeting to be held on June 29, 2012 starting at 10:00 a.m., local time, at RFM’s principal executive offices, located at 4441 Sigma Road, Dallas, Texas 75244, or at any postponement or adjournment thereof. The purpose of the special meeting is for RFM stockholders to consider and vote on the following:

1.	a proposal to adopt and approve the merger agreement;

2.	a non-binding, advisory proposal to approve the compensation that may become payable to RFM’s named executive officers in connection with the completion of the merger;

3.	a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if RFM has not obtained sufficient affirmative stockholder votes to adopt and approve the merger agreement at the special meeting; and

4.	such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting by or at the direction of the board of directors.

RFM stockholders must adopt and approve the merger agreement in order for the merger to occur. If RFM stockholders fail to adopt and approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

The RFM board of directors, by unanimous vote, on the recommendation of the special committee, (1) approved and adopted the merger agreement and (2) determined that the merger and the merger agreement are fair to, advisable and in the best interests of RFM and its stockholders. Accordingly, the RFM board of directors unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal at the special meeting.

Record Date and Quorum

We have fixed May 24, 2012 as the record date for the special meeting, and only holders of record of RFM common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of May 24, 2012, there were 11,327,113 shares of RFM common stock issued and outstanding. Each share of RFM common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of RFM common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of RFM common stock held by stockholders present in person or represented at the special meeting but not voted, including broker non-votes, as defined below, and shares of RFM common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum is not present at the special meeting, the chairman of the meeting or the holders of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. In addition, RFM may postpone or adjourn the special meeting as described below in “Postponements and Adjournments.”

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your shares of RFM common stock are held through a brokerage firm, bank, trust or other nominee, please bring to the special meeting a copy of your brokerage statement or similar documentation evidencing your beneficial ownership of RFM common stock and a valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required for Approval

The merger agreement must be adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of RFM common stock entitled to vote thereon at the special meeting. Therefore, if you abstain or fail to vote on the proposal to adopt and approve the merger agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the adoption and approval of the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on RFM, nor will it overrule any prior decision or require RFM’s board of directors (or any committee thereof) to take any action. RFM’s board of directors will consider the affirmative vote of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. Therefore, if you abstain from voting on the compensation proposal, it will have the same effect as a vote against the compensation proposal. If you fail to vote on the compensation proposal, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if RFM has not obtained sufficient affirmative stockholder votes to adopt and approve the merger agreement at the special meeting, requires the affirmative vote of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain from voting on the proposal to adjourn the special meeting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to vote on the proposal to adjourn the special meeting, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

As of May 24, 2012, the record date for the special meeting, the current directors and executive officers of RFM beneficially owned in the aggregate approximately 454,669 shares of RFM common stock entitled to vote at the special meeting, representing approximately 4% of RFM’s outstanding common stock as of the record date for the special meeting.

Voting and Proxies

Holders of record of RFM common stock may vote their shares by attending the special meeting and voting their shares of RFM common stock in person. Alternatively, you may vote your shares in one of the following three ways, whether or not you plan to attend the special meeting:

•	by using the Internet voting instructions printed on your proxy card;

•	by using the telephone voting instructions printed on your proxy card; or

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage prepaid envelope.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail, even if you plan to attend the special meeting, to ensure that your shares of RFM common stock are represented and voted at the special meeting.

All shares of RFM common stock represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal. With respect to any other matter that properly comes before the special meeting, all shares represented by proxies received by RFM will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

If your shares of RFM common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of RFM common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, RFM anticipates that there will not be any broker non-votes in connection with any proposal. As a result, your failure to give voting instructions to your broker with respect to any shares of RFM common stock held in “street name” will result in those shares not being voted at the special meeting, and such uninstructed shares will not be deemed present for quorum purposes. Your broker or other nominee will vote your shares held in “street name” only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Revocation of Proxies

Proxies received by RFM at any time before the vote is taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of RFM common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting by any of the following actions:

•	delivering to RFM’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of RFM common stock and bearing a date later than the date of the earlier proxy; or

•

submitting another proxy by Internet or telephone before 11:59 p.m. Eastern Time on the date prior to the date of the special meeting (the latest Internet or telephone voting instructions will be followed).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Attn: Corporate Secretary

If you are a “street name” holder of RFM common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Postponements and Adjournments

Although it is not currently expected, the special meeting may be postponed or adjourned for the purpose of, among other things, soliciting additional proxies.

RFM’s bylaws provide that RFM may adjourn the special meeting without notice if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken. If the adjournment is to a date that is more than 30 days after the original date fixed for the special meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the special meeting. If stockholders representing a quorum fail to attend the special meeting, the chairman of the meeting or the holders of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Any postponement or adjournment of the special meeting will allow RFM stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as postponed or adjourned.

If, at the special meeting, the number of shares of RFM common stock present in person or by proxy and voting in favor of the proposal to adopt and approve the merger agreement is not sufficient to approve that proposal, RFM may move to adjourn the special meeting in order to enable the RFM board of directors to solicit additional proxies for the adoption and approval of the merger agreement. In that event, RFM will ask its stockholders to vote only upon the adjournment proposal, and not the merger proposal or the compensation proposal.

Solicitation of Proxies

We have retained Alliance Advisors to assist in the solicitation of proxies for the special meeting for a fee of approximately $6,000, a nominal charge per stockholder contact and reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of RFM common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The expense of the solicitation of proxies will be borne by RFM.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Alliance Advisors

200 Broadacres Drive, 3rd floor

Bloomfield, New Jersey 07003

(866) 329-8430

www.allianceadvisorsllc.com

OR

James P. Farley, Corporate Secretary

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

Stockholder List

Our list of stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at our principal place of business at 4441 Sigma Road, Dallas, Texas 75244, at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting as required by Delaware law. The list will also be available at the meeting for inspection by any stockholder present at the special meeting.

PROPOSALS SUBMITTED TO RFM STOCKHOLDERS

The Merger Proposal

(Item 1 on the Proxy Card)

RFM is asking its stockholders to adopt and approve the merger agreement.

For a summary and detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled “The Merger” beginning on page 27 of this proxy statement and “The Merger Agreement” beginning on page 57 of this proxy statement. A copy of the merger agreement is attached as Annex A to this proxy statement.

Under applicable law, we cannot complete the merger without the affirmative vote of a majority of the outstanding shares of RFM common stock entitled to vote thereon at the special meeting voting in favor of the proposal to adopt and approve the merger agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The RFM board of directors unanimously (1) determined that the merger and the merger agreement are fair to, advisable and in the best interests of RFM and its stockholders, (2) approved the merger agreement and (3) resolved to recommend that RFM stockholders adopt and approve the merger agreement. Accordingly, the RFM board of directors unanimously recommends that holders of RFM common stock vote “FOR” the proposal to adopt and approve the merger agreement. See “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 36 of this proxy statement.

The Compensation Proposal

(Item 2 on the Proxy Card)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the section entitled “The Merger—Interests of RFM’s Directors and Executive Officers in the Merger—Information About Golden Parachute Compensation” beginning on page 56 of this proxy statement.

We are asking our stockholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the completion of the merger. These payments are described in the section entitled “The Merger—Interests of RFM’s Directors and Executive Officers in the Merger—Information About Golden Parachute Compensation” beginning on page 56 of this proxy statement. The arrangements pursuant to which these compensation payments may be made are part of our overall compensation program for our named executive officers. These arrangements were adopted and approved by the compensation committee, which is comprised solely of independent directors. We believe that these arrangements are reasonable and in line with marketplace norms.

RFM requests that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that may become payable to RF Monolithics, Inc.’s named executive officers in connection with the completion of the merger.”

Stockholders should note that this non-binding proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote that will not be binding on RFM, its board of directors or any committee thereof, MENA or MENA Merger Subsidiary. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed our named executive officers will be eligible to receive the various change in control payments in accordance with the terms and conditions applicable to those payments.

Advisory approval of the compensation proposal requires the affirmative vote of a majority of the shares of RFM common stock present in person or by proxy at the special meeting and entitled to vote thereon, assuming a quorum is present. If you abstain from voting on the compensation proposal, it will have the same effect as a vote against the compensation proposal. If you fail to cast a vote, in person or by proxy, or fail to give instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The RFM board of directors unanimously recommends that holders of RFM common stock vote “FOR” the compensation proposal.

The Adjournment Proposal

(Item 3 on the Proxy Card)

RFM is asking its stockholders to authorize the holder of any proxy solicited by the RFM board of directors to vote in favor of adjourning the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if RFM has not obtained sufficient affirmative stockholder votes to adopt and approve the merger agreement at the special meeting. If the RFM stockholders approve the adjournment proposal, RFM could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

If, at the special meeting, the number of shares of RFM common stock present in person or by proxy and voting in favor of the proposal to adopt and approve the merger agreement is not sufficient to approve that proposal, we may move to adjourn the special meeting in order to enable the RFM board of directors to solicit additional proxies for the adoption and approval of the merger agreement. In that event, RFM will ask its stockholders to vote only upon the adjournment proposal, and not the merger proposal or the compensation proposal. The approval of the adjournment proposal requires the affirmative vote of the majority of the shares of RFM common stock present in person or represented by proxy at the special meeting and entitled to vote thereon (or if a quorum fails to attend the special meeting, the chairman of the meeting or the holders of a majority of the shares of RFM common stock present in person or represented by proxy at the special meeting may adjourn the special meeting). If you abstain from voting, it will have the same effect as a vote against the adjournment proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the adjournment proposal.

The RFM board of directors unanimously recommends that holders of RFM common stock vote “FOR” the adjournment proposal.

THE COMPANIES

RFM designs, develops, manufactures and markets solutions-driven and technology-enabled wireless connectivity products for a broad range of wireless applications — from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine, or M2M, technology. RFM has two business segments: Wireless Solutions and Wireless Components. RFM’s Wireless Solutions segment includes short-range radios based on surface acoustic wave, or SAW, and radio frequency integrated circuit, or RFIC, technologies; RF module products; and stand alone radio systems. RFM’s goal is to provide customers with a wide variety of alternative products for their wireless network applications. RFM’s product offerings include miniature radios that are very short range and ultra low power. RFM also markets standard and custom RF radio modules as well as stand-alone radio systems that are packaged radio and network gateway products that possess the capacity for longer range and increased data transmission rates. RFM’s Wireless Components, or RF Components, segment includes filters, frequency control modules and low-power components. RFM’s goal is to provide simple, cost effective solutions that fit its customers’ specialty applications.

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

www.rfm.com

MENA is the regional and a wholly owned subsidiary of Murata, whose global headquarters are in Kyoto, Japan. Established in 1944, Murata is a worldwide leader in research, design, manufacture and sale of ceramic based passive electronic components, power supply and wireless module solutions. With annual revenues in excess of $7 billion dollars, Murata is committed to the environmentally conscious development and stable supply of advanced electronic materials, leading edge electronic components, and multi-functional, high-density modules. Products include: monolithic ceramic capacitors, polymer aluminum electrolytic capacitors, electric double layer energy device (EDLC), noise suppression products/EMI suppression filters, inductors, resistor products, resonators, filters, RF components, communication and wireless module solutions, sensors, thermistors, DC-DC converters, AC-DC power supplies, sound components, piezo actuators, micromechatronics products, ceramic applied products, and RFID solutions. Murata’s products are found in a wide range of applications including consumer, mobile communications, computers and networking equipment, automotive electronics, advanced metering equipment, digital home electronics, lighting and illumination, and healthcare devices. Murata has employees and manufacturing facilities throughout the world.

Murata Electronics North America, Inc.

2200 Lake Park Drive

Smyrna, Georgia 30080

(770) 436-1300

www.murataamericas.com

MENA Merger Subsidiary is a Delaware corporation and a wholly owned subsidiary of MENA. MENA Merger Subsidiary is a single purpose entity organized for the sole purpose of facilitating MENA’s acquisition of RFM. MENA Merger Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the proposed merger, MENA Merger Subsidiary will merge with and into RFM and MENA Merger Subsidiary will cease to exist.

Ryder Acquisition Company, Limited

2200 Lake Park Drive

Smyrna, Georgia 30080

(770) 436-1300

www.murataamericas.com

THE MERGER

Background of the Merger

Our board of directors and management from time to time review and, when advisable, revise our long-term strategy and objectives in light of developments in the markets in which we operate and RFM’s business and capabilities. As part of our annual planning and budgeting process, each year our management and board of directors also review and discuss our long-term business, operational and strategic plans for the ensuing year. Over the past several years, we have considered a range of strategic alternatives with a view to maximizing stockholder value, including potential strategic business partnerships, potential acquisitions by RFM, potential business combination transactions and the possible sale of RFM. In addition, from time to time we have been contacted by, and occasionally have had preliminary discussions with, third parties regarding potential strategic transactions. RFM’s policy is that its executive management inform the board of directors promptly of bona fide inquiries from potential acquirers.

Prior Relationships with Murata, MENA and MENA’s Chief Executive Officer

On August 23, 2010, Murata and RFM entered into a Collaboration Agreement (the “Collaboration Agreement”) for the purpose of providing broader sales opportunities for their respective products and exploring other mutually beneficial areas for collaboration. In connection with the Collaboration Agreement, MENA purchased 532,980 shares of RFM’s common stock at a price of approximately $1.31 per share. Since entering into the Collaboration Agreement and to carry out its purposes, RFM and Murata frequently discuss ways in which the parties can collaborate in furtherance of their respective businesses, and Murata has referred a number of sales opportunities to RFM.

On February 2, 2011, RFM and Murata entered into a Product Rebranding Agreement pursuant to which Murata rebrands certain of its products for resale to RFM’s customers. RFM had revenues of $47,000 and $224,000 in fiscal year 2011 and the first six months of fiscal year 2012, respectively, from the products produced under the Product Rebranding Agreement.

RFM’s former chief executive officer, David M. Kirk, was employed by Murata before becoming employed by RFM in 1998. In March 2011, Mr. Kirk resigned as RFM’s chief executive officer and from RFM’s board of directors to become employed by MENA as its chief executive officer. Mr. Kirk owns 55,044 shares of RFM common stock.

Activities Leading Up to the Merger

In July or early August 2011, an officer of a privately held technology company (“Party A”) contacted David B. Crawford, the vice president of sales and marketing of RFM, to express Party A’s interest in discussing ways to create a business relationship with RFM. The officer of Party A did not indicate at that time that Party A might be interested in a potential business combination or acquisition of RFM.

On August 5, 2011, the chairman of a privately held technology company (“Party B”) contacted Harley E Barnes III, the chief financial officer of RFM, to express Party B’s interest in exploring a potential business combination or acquisition of RFM.

On September 7, 2011, Farlin A. Halsey, our chief executive officer, and Mr. Barnes met with the chairman and another representative of Party B. At that meeting, Party B’s representatives indicated that Party B was interested in exploring a potential transaction in order to enter the RF module market and would like to enter into a confidentiality agreement with RFM.

On September 12, 2011, Mr. Halsey informed our board of directors of the inquiries from Party A and Party B.

On September 19, 2011, Mr. Halsey met with the president of SyChip LLC (“SyChip”), an affiliate of Murata, to discuss RFM’s existing business relationship with Murata. At that meeting, SyChip’s president asked whether RFM might be interested in exploring a possible strategic transaction involving Murata. Mr. Halsey responded that, subject to discussing the concept with our board of directors, RFM would likely be receptive to exploring a strategic transaction on a preliminary basis.

On September 21, 2011, RFM entered into a confidentiality agreement (which included standstill provisions) with Party B.

On October 7, 2011, Mr. Halsey and Mr. Crawford met with the chief executive officer of Party A to explore creating a business relationship between Party A and RFM. At that meeting, Party A expressed its interest in expanding its module business and gaining a presence in the medical market, which Party A indicated might be accomplished through a business partnership or a strategic transaction with RFM. After this meeting, Mr. Halsey informed our board of directors that Party A might be interested in a strategic transaction with RFM.

On October 10, 2011, the chairman and another representative of Party B met with Mr. Halsey and Mr. Barnes to discuss RFM’s business and financial performance. During that meeting, RFM’s representatives shared with Party B’s representatives certain non-public information concerning RFM. Party B indicated that it was interested in exploring further a strategic transaction and indicated that such a transaction would likely offer RFM stockholders a premium of approximately 40% to 50% over the then current trading price of RFM common stock, which at that time would have resulted in a price of approximately $1.40 to $1.50 per share.

On October 11, 2011, Murata announced that it had entered into a definitive agreement to acquire VTI Technologies, a manufacturer of sensors for the automotive industry and medical applications. Following that announcement, RFM’s executive management and board of directors became concerned that the acquisition might adversely affect RFM by reducing customer referrals from Murata in the medical market. Murata’s acquisition of VTI Technologies was completed in January 2012.

On October 14, 2011, Mr. Kirk contacted Mr. Halsey to indicate that he planned to discuss a potential acquisition of RFM with executives at Murata. No financial or other terms were discussed. Mr. Halsey informed our board of directors of this conversation on October 17, 2011.

On October 21, 2011, RFM received a deficiency letter from NASDAQ regarding the failure of RFM common stock to meet the minimum $1.00 per share closing bid price requirement. As a result of the deficiency letter, RFM began exploring on a preliminary basis various options to avoid being delisted from NASDAQ, including by effecting a reverse stock split, in the event that shares of RFM common stock failed to meet the minimum per share bid price requirement within the time period permitted by NASDAQ.

On October 24, 2011, Mr. Kirk contacted Mr. Halsey to confirm that he had held discussions with executives at Murata and that MENA had been authorized to explore a potential acquisition of RFM. Afterwards, Mr. Halsey informed our board of directors of this conversation and the status of the inquiries from Party A and Party B. The board of directors decided that RFM should enter into a confidentiality agreement with MENA.

On October 31, 2011, RFM and MENA entered into a confidentiality agreement (which contained standstill provisions). Also on October 31, the chairman of Party B contacted Mr. Barnes to reaffirm Party B’s interest in exploring a potential acquisition of RFM at the valuation range conveyed to RFM on October 10, 2011.

On November 4, 2011, Mr. Halsey spoke with the chief executive officer of Party A, who indicated that Party A was interested in exploring a transaction with RFM as a vehicle for Party A to become a publicly traded entity. Because Party A’s revenues were significantly larger than RFM’s revenues, executive management perceived that such a transaction would likely involve a stock-for-stock merger in which Party A or its stockholders received shares of RFM common stock in an amount that would constitute more than a majority of the outstanding shares of RFM common stock following the completion of the transaction.

On November 8, 2011, RFM’s board of directors held a regularly scheduled meeting attended, in part, by RFM’s executive management and a representative of Morton PLLC, RFM’s outside general counsel (“Morton”). At that meeting, Mr. Halsey updated the board of directors on the discussions with Party A, Party B and MENA. The board of directors determined, among other things, that a transaction within the valuation range proposed by Party B did not appear to be attractive when compared to RFM’s standalone plan. The board of directors also discussed whether Party A might be able to enter into a transaction that would provide cash consideration to RFM stockholders. Following discussion, the board of directors authorized executive management to continue discussions with Party A, Party B and MENA to explore whether a transaction on terms that were favorable to RFM stockholders was possible. As part of that authorization, the board of directors requested RFM’s executive management to conduct due diligence on the financial condition of Party A in order to consider further Party A’s preliminary proposal and whether it was feasible to enter into a transaction with Party A that would provide cash consideration, in whole or in part, to RFM stockholders. The board of directors also discussed various issues relating to the deficiency notice from NASDAQ, including a possible reverse stock split of shares of RFM common stock. The board of directors decided to defer further consideration of a reverse stock split.

On November 11, 2011, RFM entered into a confidentiality agreement (which contained standstill provisions) with Party A. Also on November 11, Mr. Halsey and Mr. Barnes met with Mr. Kirk to discuss the potential transaction, including potential synergies that might be realized in the potential transaction. At that meeting, Mr. Kirk indicated that MENA might be interested in acquiring RFM at a price equal to $1.55 per share, which offer price was conveyed by Mr. Halsey to the board of directors later that day.

On November 15, 2011, Mr. Halsey, Mr. Barnes and other senior executives held due diligence discussions with senior officers of MENA pertaining to RFM’s business and financial performance.

On November 18, 2011, Mr. Halsey, Mr. Barnes and other senior executives had a discussion with senior executives of Party B, in which Party B’s executives requested additional information about certain RFM technologies and sales and marketing strategies. The parties tentatively scheduled a separate due diligence meeting to discuss technology issues with RFM’s engineers in mid-December, which meeting was later postponed due to scheduling conflicts.

On November 28 and 29, 2011, Party A’s chief executive officer met with Mr. Halsey, Mr. Barnes and Mr. Crawford to exchange due diligence information concerning Party A’s and RFM’s respective operations and financial condition. Based on information exchanged during those meetings, RFM’s executive management learned that a significant portion of Party A’s revenues was derived from short-term contracts for mature products in competitive markets, which RFM’s executive management believed would pose a risk to the financial condition of the combined entity following the completion of the potential transaction. This potential risk was subsequently conveyed to the board of directors. At or shortly after these meetings, Mr. Halsey discussed with Party A’s chief executive officer whether Party A would be willing to seek a third party to provide equity financing to Party A, which might make the terms of a business combination more attractive to RFM by providing RFM stockholders with a portion of consideration payable in cash.

On December 6, 2011, Party A’s chief executive officer contacted Mr. Halsey to request due diligence information concerning RFM’s business prospects. Mr. Halsey stated that RFM would provide Party A with RFM’s five-year projections after those projections were finalized in January 2012.

On December 13, 2011, RFM’s executive management attended a due diligence meeting with representatives of Party A to review Party A’s business and operations. Following that meeting, RFM’s executive management became concerned about Party A’s ability to enter into a transaction on terms that would merit serious consideration by the board of directors.

On December 14, 2011, Mr. Kirk contacted Mr. Halsey and Mr. Barnes to indicate that, subject to satisfactory completion of due diligence, MENA would be willing to offer a price per share between $1.50 and $1.75, with a target price of $1.71, to acquire all of the issued and outstanding shares of RFM common stock. Mr. Halsey indicated that he would inform the board of directors of MENA’s verbal preliminary indication of interest.

On December 16, 2011, the board of directors held a special meeting via telephone to discuss the status of the discussions with Party A, Party B and MENA. A representative of Morton reviewed the fiduciary duties of the RFM directors and the legal standards applicable to their consideration of MENA’s preliminary indication of interest. After discussion, the board of directors determined that RFM should retain a financial advisor in order to explore RFM’s strategic alternatives to maximize stockholder value, including a potential transaction with Party A, Party B or MENA. RFM’s executive management was directed to seek proposals from financial advisors and report back to the board of directors. The board of directors also discussed whether to form a special committee to oversee RFM’s review of strategic alternatives and any sale process that might ensue.

On December 22, 2011, the board of directors held a special meeting via telephone to discuss, among other matters, RFM’s consideration of strategic alternatives, including a potential transaction with Party A, Party B or MENA. During the meeting, the board of directors also discussed further the formation of a special committee consisting only of the non-employee directors (i.e., all members of the board of directors other than Mr. Halsey) to evaluate RFM’s strategic alternatives, including a transaction with MENA. Following that discussion, the board of directors formed a special committee comprised solely of the non-employee directors. The board of directors formed the special committee because Mr. Halsey previously reported to Mr. Kirk when Mr. Kirk was RFM’s chief executive officer. For that reason, the board of directors believed it was prudent to form a special committee so that the independent directors would have authority over any potential transaction and that any definitive transaction would be approved first by the independent directors. The special committee was empowered with the full and exclusive power and authority of the board of directors to, among other things, (1) review, evaluate, negotiate and approve the terms of any potential transaction, including evaluating the advisability of any potential transaction in light of the strategic alternatives available to RFM and RFM’s long-term strategic plan; (2) have, direct and oversee all communications, discussions and negotiations on behalf of

RFM with all third parties concerning any potential transaction; (3) recommend to the full board of directors what action, if any, should be taken with respect to any potential transaction; and (4) monitor and exercise general oversight of RFM’s activities relating to any potential transaction. In connection with the formation of the special committee, the board of directors resolved not to authorize, adopt, approve or recommend any potential transaction without the prior affirmative recommendation of the special committee. William L. Eversole, the non-executive chairman of the board of directors, was appointed chairman of the special committee. RFM’s management was also told by the board of directors not to engage in any discussions relating to their employment or compensation with any potential acquirers. Also during that meeting, the directors discussed retention of a financial advisor for the special committee.

On or about December 22, 2011, Mr. Eversole informed Mr. Kirk that the special committee had been formed and would respond to MENA’s preliminary indication of interest as soon as practicable.

On December 23, 2011, the special committee interviewed two potential financial advisors, with executive management and a representative of Morton participating. Later that day, the special committee held a telephonic meeting, attended by executive management and a representative of Morton, to discuss the selection and retention of a financial advisor. After discussion, the special committee approved the engagement of PMIB, LLC (“Pagemill”) as the special committee’s financial advisor due to its experience in merger and acquisition transactions in the technology industry. The special committee also determined that Pagemill’s engagement should be structured to provide Pagemill with an incentive to obtain a price per share for RFM in excess of the target price in MENA’s preliminary indication of interest. The special committee also determined that it would engage Duff & Phelps, which the special committee had been advised was in the process of acquiring Pagemill, as an additional financial advisor to render a fairness opinion in connection with any transaction. Because it was not certain at that time whether RFM would enter into any transaction, however, the special committee decided to defer engaging Duff & Phelps until a transaction was more likely to occur in order to minimize the expenses incurred by RFM in its review of strategic alternatives.

On December 26 and 31, 2011, the special committee held telephonic meetings attended by executive management and a representative of Morton to discuss the status of the negotiations of the engagement letter with Pagemill.

On January 2, 2012, RFM engaged Pagemill as the special committee’s financial advisor to assist the special committee in evaluating MENA’s preliminary indication of interest and RFM’s strategic alternatives. The engagement letter with Pagemill provided that RFM would pay Pagemill a fee of approximately $500,000 plus ten percent of the amount by which any transaction value exceeded $22,500,000. $50,000 of Pagemill’s fee was payable upon the execution of the engagement letter and the remainder would become payable upon consummation of a definitive transaction with a third party. The engagement letter also provided for an additional payment at the discretion of the special committee.

On January 3, 2012, Mr. Halsey had a conversation with Party A’s chief executive officer pertaining to Party A’s interest in exploring further a potential transaction with RFM. Party A’s chief executive officer also indicated that Party A had been unable to identify any third parties who might be willing to provide equity financing in a transaction between Party A and RFM.

On January 9, 2012, the special committee held a telephonic meeting attended by executive management and representatives of Pagemill, Morton and Hunton & Williams LLP, RFM’s outside legal counsel (“Hunton & Williams”). Representatives of Pagemill reviewed financial information relating to RFM and potential strategic alternatives. The special committee discussed, among other things, the relative merits of a potential sale of RFM as compared with the benefits and risks of standalone strategies. The special committee also discussed a preliminary list of potential strategic buyers that was developed by Pagemill at the direction of the special committee and in consultation with RFM’s executive management. After consulting with Pagemill, it was the special committee’s view that financial buyers would not likely offer a higher price for RFM than strategic buyers given RFM’s lack of financial scale and limited positive cash flow and because of synergies that could potentially be realized by strategic buyers.

On January 10, 2012, the special committee held a telephonic meeting to discuss RFM’s standalone plan and its strategic alternatives, including a possible transaction with Party A, Party B or MENA. The special committee determined that RFM should conduct a sale process by contacting potential strategic buyers that might be interested in acquiring RFM.

On January 11, 2012, the special committee held a telephonic meeting with executive management and representatives of Pagemill, Morton and Hunton & Williams. The special committee discussed, among other things, potential valuation ranges for a sale of RFM. Based on its discussions, the special committee instructed Pagemill to begin contacting the potential strategic buyers on the list prepared by Pagemill. The special committee also decided that RFM should request MENA to increase its preliminary indication of interest to a range of $1.75 to $2.25 per share. After the meeting, the chairman of the special committee communicated the special committee’s request to MENA and indicated that MENA could begin a detailed due diligence review of RFM.

Beginning on January 11, 2012, in accordance with the special committee’s instructions, Pagemill began contacting 14 potential strategic buyers to explore their interest in a possible transaction with RFM. During initial conversations, twelve of those potential strategic buyers indicated to Pagemill that they would review publicly available information concerning RFM, while two of those potential strategic buyers indicated they were not interested in a transaction with RFM.

On January 12, 2012, Mr. Kirk informed Mr. Eversole that MENA would not increase its preliminary indication of interest and was not willing to begin a detailed due diligence review until the parties reached a better understanding of the valuation range for a potential transaction. Later that day, the special committee held a telephonic meeting with executive management and representatives of Pagemill, Morton and Hunton & Williams. Mr. Eversole updated the special committee on his discussions with Mr. Kirk. Representatives of Pagemill provided an update on its efforts to contact potential buyers. After representatives from Pagemill left the meeting, the special committee discussed various issues relating to its review of strategic alternatives and expressed concern about the expenses associated with that review in light of RFM’s financial condition. The special committee determined that it would be beneficial to RFM and its stockholders to have Morton, which it believed was qualified to provide independent and objective advice, advise the special committee because of Morton’s familiarity with RFM and to avoid incurring significant additional transaction expenses. The special committee also determined that, in order to minimize transaction expenses, RFM would request Hunton & Williams to represent it in the negotiation of any definitive agreement.

After that meeting, Mr. Eversole informed Mr. Kirk that the special committee had retained Pagemill as its financial advisor, was reviewing MENA’s preliminary indication of interest and would respond to MENA when the special committee had finished its review.

On January 13, 2012, Mr. Halsey provided RFM’s five-year projections, which were the January 2012 projections described in the section of this proxy statement entitled “The Merger—Certain Prospective Financial Information,” to a representative of Party A, who indicated that Party A remained interested in exploring further a potential transaction with RFM.

On January 18, 2012, the board of directors held a regularly scheduled meeting attended by a representative of Morton. Mr. Halsey and other members of executive management attended a portion of the meeting. At that meeting, the board of directors discussed, among other things, RFM’s standalone plan and business prospects. After the board of directors meeting, the special committee held a meeting attended by executive management and representatives of Pagemill and Morton. Pagemill provided an update on its efforts to solicit interest in a transaction from potential buyers. The special committee also instructed Pagemill to contact MENA to explore further a potential transaction between RFM and MENA.

On January 20, 2012, RFM entered into a confidentiality agreement (which contained standstill provisions) with one of the potential strategic buyers contacted by Pagemill (“Party C”).

On January 24, 2012, the special committee held a telephonic meeting with executive management and representatives of Pagemill and Morton to receive an update on Pagemill’s efforts to solicit interest in a potential transaction.

On January 25, 2012, Mr. Kirk informed Mr. Halsey that MENA would like RFM to respond to MENA’s verbal preliminary indication of interest by February 10, 2012, and that, in the absence of a response, MENA might withdraw its consideration of an acquisition of RFM.

On January 27, 2012, representatives of Party C participated in a management presentation with representatives of Pagemill and executive management of RFM to discuss RFM’s business and financial performance.

On February 1, 2012, the special committee held a telephonic meeting to discuss the refusal of one of the potential strategic buyers contacted by Pagemill (“Party D”) to enter into a confidentiality agreement with standstill provisions. The special committee instructed a representative of Morton to negotiate the terms of the confidentiality agreement, including a shortened standstill period, with Party D. The representative of Morton conveyed to Party D proposed revisions to the confidentiality agreement. Party D never responded formally to the proposed revisions.

On February 2, 2012, the special committee held a telephonic meeting attended by executive management and representatives of Pagemill and Morton. Representatives of Pagemill provided an update on Pagemill’s efforts to contact potential buyers. Pagemill indicated that, of the 14 strategic buyers that it had contacted, six had indicated that they were not interested in a transaction with RFM and one, Party C, had entered into a confidentiality agreement and attended a management presentation.

On February 6, 2012, representatives of Pagemill and executive management of RFM held a due diligence session with representatives of MENA at SyChip’s offices in Plano, Texas, concerning RFM’s business and financial performance. At that meeting, representatives of MENA indicated that MENA would submit a revised non-binding preliminary indication of interest to RFM but that MENA would not engage in a detailed due diligence review of RFM without entering into an exclusivity agreement with RFM.

On February 7, 2012, the special committee held a telephonic meeting with executive management and representatives of Pagemill and Morton to receive an update on the sale process and discuss MENA’s request that RFM enter into an exclusivity agreement.

On February 8, 2012, the chief executive officer of Party A informed Mr. Halsey that Party A was not interested in pursuing a transaction that would provide RFM stockholders at least $1.75 per share. Party A also indicated that it was unable to identify a third party to provide equity financing in connection with a possible transaction with RFM.

On February 10, 2012, Mr. Kirk informed a representative of Pagemill that MENA was willing to increase its preliminary indication of interest to a range of $1.60 to $1.80 per share, with a target price of $1.80, subject to completion of due diligence and the requirement that RFM enter into an exclusivity agreement with MENA.

On February 11, 2012, the special committee held a telephonic meeting attended by executive management and representatives of Pagemill and Morton. Pagemill informed the special committee that of the 14 potential strategic buyers contacted by Pagemill, only Party C and another potential strategic buyer (“Party E”) remained potentially interested in pursuing a transaction with RFM. Mr. Halsey also informed the special committee of his conversation with Party A. The special committee concluded that it was not interested in pursuing a transaction with Party A, which transaction would likely constitute a change of control of RFM without providing RFM stockholders with any cash consideration. The special committee also discussed the valuation range in Party B’s expression of interest, which was significantly lower than MENA’s proposal. The special committee concluded that RFM should confirm that none of the other potentially interested parties were willing to submit a written preliminary indication of interest that would be competitive with MENA’s proposal. The special committee also directed Pagemill to request MENA to submit its preliminary indication of interest in writing.

On or about February 13, 2012, the chairman of Party B informed Mr. Barnes that Party B would not increase the valuation range in its prior indication of interest. In response, Mr. Barnes informed Party B’s chairman that RFM might enter into an exclusivity arrangement with another party if Party B would not increase its valuation range. No further communications were received from Party B.

On February 13, 2012, a representative of Pagemill contacted Party D’s chief financial officer to inquire whether Party D wanted to negotiate the terms of a confidentiality agreement with standstill provisions and discuss a transaction with RFM. Party D’s chief financial officer indicated that Party D would inform Pagemill if it wanted to proceed with such negotiations or discussions. No further communications were received from Party D.

On February 14, 2012, a representative of Party E informed a representative of Pagemill that Party E was not interested in pursuing an acquisition of RFM.

On February 15, 2012, representatives of Party C informed a representative of Pagemill that Party C was not interested in pursuing an acquisition of RFM.

On February 16, 2012, MENA submitted a written and non-binding preliminary indication of interest confirming its valuation range of $1.60 to $1.80 per share, with a target price of $1.80, and a form of exclusivity agreement.

On February 17, 2012, the special committee held a telephonic meeting attended by executive management and representatives of Pagemill and Morton to consider MENA’s written preliminary indication of interest and proposed form of exclusivity agreement. A representative of Morton reviewed with the special committee its fiduciary duties in the context of its consideration of MENA’s proposal and the exclusivity agreement. Representatives of Pagemill discussed the financial aspects of MENA’s proposal and informed the special committee that none of the 14 potential strategic buyers contacted by Pagemill had indicated it was interested in submitting a preliminary indication of interest or otherwise exploring further a potential transaction with RFM. The special committee discussed, among other things, Pagemill’s comments, the absence of a credible alternative transaction (including a transaction with Party A or Party B) that was competitive with MENA’s preliminary indication of interest, and the special committee’s views on the valuation of RFM in a potential sale transaction. After consideration, the special committee authorized Mr. Eversole to execute the exclusivity agreement on behalf of RFM, subject to certain modifications, including a shorter exclusivity period.

Between February 18 and February 23, 2012, representatives of RFM and MENA negotiated the terms of the exclusivity agreement.

On February 24, 2012, RFM and MENA entered into an exclusivity agreement which, among other things, prohibited RFM from soliciting or continuing negotiations with any other party until 5:00 p.m., central time, on April 7, 2012, which date would be extended by one week if, on April 7, the parties were then in good faith, active discussions regarding a potential transaction.

On February 27, 2012, RFM granted MENA access to an electronic data room.

From February 27, 2012 to April 12, 2012, representatives of Pagemill and RFM’s executive management responded to MENA’s due diligence requests.

On March 17, 2012, Mr. Halsey and Mr. Barnes held a call with Mr. Kirk to plan for an upcoming due diligence review.

On March 20, 21 and 22, 2012, RFM and MENA held due diligence sessions in Dallas, Texas. Representatives of Pagemill attended the sessions on March 21 and 22, 2012.

On March 23, 2012, the special committee held a telephonic meeting with executive management and representatives of Pagemill and Morton to receive an update on the due diligence sessions.

On March 26, 2012, Mr. Halsey and an employee of RFM made a presentation in Japan to senior executives of Murata concerning RFM’s business and financial performance, including its markets and business opportunities. Prior to this presentation, at the telephonic meeting held on March 23, 2012, the special committee reminded Mr. Halsey to refrain from discussing his potential employment with Murata or its affiliates after the completion of the proposed transaction. In addition, Mr. Eversole communicated to Mr. Kirk that the meeting should be limited to discussing RFM’s business and financial performance. After the meeting, Mr. Halsey updated the special committee on the content of the meeting. Also on March 26, MENA sent to RFM a draft merger agreement.

On March 28, 2012, the special committee held a telephonic meeting with representatives of Hunton & Williams and Morton. Executive management and representatives of Pagemill also attended a portion of the meeting. Representatives from Hunton & Williams reviewed the fiduciary duties of the special committee members and the legal standards applicable to their consideration of the proposed transaction. The special committee discussed the status of the negotiations with MENA. The special committee also discussed material issues relating to the draft merger agreement that raised concerns, including the lack of a financing representation from MENA; the amount of the termination fee, which was proposed to be $1,500,000 (or approximately 7% of the fully-diluted equity value of the transaction); the amount of the expense reimbursement, which was uncapped; limits on the liability of MENA for breach; certain termination rights that would require RFM to pay a termination fee to MENA or reimburse MENA for its expenses; and a closing condition that required RFM to obtain certain consents from third parties. Following further discussion, the special committee authorized and directed Pagemill, Hunton & Williams and Morton to proceed with further negotiations with MENA.

On March 29, 2012, representatives of Hunton & Williams sent a revised draft merger agreement to MENA and its outside legal counsel, Alston & Bird LLP (“Alston”).

On March 30, 2012, RFM executed an engagement letter with Duff & Phelps.

On April 4, 2012, MENA sent a revised draft merger agreement to RFM and its representatives. Also on April 4, the special committee held a telephonic meeting with executive management and representatives of Hunton & Williams, Pagemill and Morton to discuss the revised draft merger agreement.

Between April 5 and April 7, 2012, representatives of Hunton & Williams engaged in negotiations with representatives of Alston regarding the terms of the proposed transaction.

On April 6, 2012, the special committee held a telephonic meeting with representatives of Duff & Phelps, Hunton & Williams and Morton. Representatives of Duff & Phelps reviewed with the special committee their financial analysis of RFM and the proposed transaction.

On April 8, 2012, the special committee held a telephonic meeting with representatives of Hunton & Williams and Morton to discuss open issues in the draft merger agreement, including the size of the termination fee, the expense reimbursement and certain closing conditions. Executive management and representatives of Pagemill attended a portion of the meeting.

On April 9, 2012, Mr. Kirk informed Mr. Eversole that, based on certain issues identified in due diligence, MENA was considering reducing its proposed purchase price from $1.80 per share to $1.75 per share. Later that day, the special committee held a telephonic meeting with executive management and representatives of

Hunton & Williams, Pagemill and Morton to discuss the potential reduction in purchase price and the open issues in the draft merger agreement. Following discussion, the special committee instructed Mr. Eversole to contact Mr. Kirk and request $1.80 per share and propose, among other things, a reduced size of the proposed termination fee and the elimination of a certain third party consent as a condition to the completion of the merger, which conversation occurred later that day.

On April 10, 2012, Mr. Kirk informed Mr. Eversole that MENA was willing to increase its proposal to $1.78 per share and would agree to a termination fee of $800,000 (without any separate reimbursement for expenses) upon the termination of the merger agreement under certain circumstances and an expense reimbursement capped at $400,000 upon termination of the merger agreement under other circumstances. Later that day, the special committee held a telephonic meeting with executive management and representatives of Hunton & Williams, Pagemill and Morton to discuss MENA’s proposal. After deliberation, the special committee authorized further discussions with MENA based on an offer price of $1.78 per share.

Between April 10 and April 12, 2012, representatives of Hunton & Williams and Alston negotiated the terms of the draft merger agreement.

On April 12, 2012, the special committee held a telephonic meeting with representatives of Hunton & Williams and Morton. Representatives of Hunton & Williams again reviewed the fiduciary duties of the special committee members and the legal standards applicable to their consideration of the proposed transaction. Representatives of Hunton & Williams also reviewed and discussed the terms of the merger agreement. Following that discussion, executive management and representatives of Pagemill and Duff & Phelps joined the meeting. Mr. Halsey provided executive management’s assessment of the proposed transaction. Representatives of Pagemill provided an overview of its efforts to solicit potential buyers and of RFM’s negotiations with MENA. Duff & Phelps then reviewed its financial presentation with the special committee and delivered its oral opinion (which was subsequently confirmed in its written opinion of the same date) to the effect that, as of April 12, 2012, and subject to the various assumptions, qualifications and limitations set forth in its written opinion, the $1.78 per share cash consideration to be received by the holders of RFM common stock (other than MENA, MENA Merger Subsidiary and their affiliates) in the proposed transaction was fair, from a financial point of view, to such holders of RFM common stock (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder). The full text of the opinion of Duff & Phelps, dated as of April 12, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by Duff & Phelps in connection with rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Based upon its deliberations, the special committee unanimously determined that it was advisable and in the best interests of RFM and its stockholders to recommend to the board of directors that it adopt and approve the merger agreement with MENA and resolved to recommend to the board of directors that it recommend to RFM’s stockholders that they vote in favor of the adoption and approval of the merger agreement. Immediately after the meeting of the special committee, the board of directors met telephonically, considered the recommendations of the special committee, and unanimously adopted and approved the merger agreement and resolved to recommend to RFM’s stockholders that they adopt and approve the merger agreement. Following that meeting, RFM, MENA and MENA Merger Subsidiary entered into the merger agreement.

On April 13, 2012, RFM and MENA publicly announced the execution of the merger agreement.

Reasons for the Merger and Recommendation of our Board of Directors

Reasons for the Merger

In evaluating and reaching their decisions to approve the merger agreement and the merger, the special committee and the board of directors consulted with RFM’s executive management, Pagemill, Duff & Phelps, Morton and Hunton & Williams. The special committee and the board of directors considered a number of factors, both positive and negative, and potential benefits and detriments of the merger to RFM and its stockholders, including the following factors and benefits of the merger, each of which the special committee and the board of directors believed supported their recommendations:

•

RFM’s Business and Financial Condition and Prospects. The familiarity of the special committee and the board of directors with the business, operations, prospects, business strategy and financial condition of RFM, and the certainty of realizing in cash a compelling value for RFM common stock compared to the risks and challenges associated with the operation of RFM’s business (including the risk factors set forth in RFM’s Annual Report on Form 10-K for the year ended August 31, 2011, and Quarterly Report on Form 10-Q for the quarter ended February 29, 2012).

•

Review of Strategic Alternatives. The belief of the special committee and the board of directors, after the special committee’s review of strategic alternatives, including discussions with RFM’s executive management and advisors, that the value offered to RFM stockholders in the merger was more favorable to RFM stockholders than the potential value that might have resulted to RFM stockholders from other strategic opportunities reasonably available to RFM, in each case taking into account the potential benefits, risks and uncertainties associated with those opportunities.

•

Risks and Costs of Remaining Independent. The assessment of the special committee and the board of directors, after discussions with RFM’s executive management and advisors, of the risks and costs of remaining an independent company, including:

•

the competitive nature of the industry in which RFM operates and RFM’s relatively small size in comparison with its competitors, many of which are better capitalized, have greater financial strength and have significantly greater resources;

•	the challenges facing the United States economy and the still uncertain worldwide economic outlook, as both impact the demand of RFM’s products from its customers;

•	complying with laws relating to registered companies;

•

RFM’s relatively small market capitalization and low trading volume when compared to other NASDAQ-listed companies, making the liquidity and certainty of value associated with the per share merger consideration attractive to RFM stockholders; and

•

the risk that RFM common stock would be delisted from NASDAQ for failure to meet the requirements of Section 5550(a)(2) of the NASDAQ Listing Rules that requires a minimum bid price of at least $1.00 and the resulting negative impact on RFM’s liquidity from being delisted and subject to “penny stock” rules and the possibility that RFM might need to effect a reverse stock split or other transaction in order to continue to satisfy the NASDAQ Listing Rules.

•

Solicitation of Other Parties. The special committee and the board of directors considered the results of the strategic review process conducted by the special committee, with the assistance of Pagemill, to maximize stockholder value. The special committee and the board of directors considered that, during this strategic review process and at the request of the special committee, Pagemill solicited third-party interest in a possible transaction with RFM from 14 potential strategic acquirers, twelve of which reviewed publicly available information concerning RFM, one of which entered into a confidentiality agreement and attended a management presentation, and none of which submitted a preliminary indication of interest to acquire RFM. In addition to those 14 potential strategic acquirers, RFM received unsolicited inquiries from Party A, Party B and MENA, and MENA was the only party that proposed a transaction on terms that the special committee deemed favorable to RFM stockholders. The special committee and the board of directors also considered (1) the fact that, under certain circumstances, RFM can terminate the merger agreement to accept a superior proposal (as defined in the merger agreement), subject to the payment of the termination fee, prior to the adoption of the merger agreement by RFM stockholders and (2) the special committee’s view that, given the lack of synergies, financial buyers would not likely be able to offer a transaction that would provide a superior price for RFM, and that these factors had to be considered in comparison to the relative higher level of completion certainty of the proposed transaction with MENA.

•

Negotiations with MENA. The belief of the special committee and the board of directors, based on RFM’s negotiations with MENA, that the per share merger consideration was the highest price per share for RFM common stock that MENA was willing to pay and that these were the most favorable terms to RFM to which MENA was willing to agree.

•

Premium to Market Price. The $1.78 cash price for each share of RFM common stock represented a premium of approximately 81% over the closing price of RFM common stock on April 12, 2012, the day that the merger agreement was approved and the day prior to the public announcement of the merger agreement.

•

Financial Advisor’s Fairness Opinion and Related Analyses. The oral opinion of Duff & Phelps, delivered at a meeting of the special committee held on April 12, 2012, and subsequently confirmed by its written opinion, dated April 12, 2012, to the special committee, to the effect that, as of the date of such opinion and subject to the various assumptions, qualifications and limitations set forth in its written opinion, the $1.78 per share of RFM common stock in cash to be received by the holders of RFM common stock (other than MENA, MENA Merger Subsidiary and their affiliates) in the proposed transaction was fair, from a financial point of view, to such holders of RFM common stock (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder) and the related financial analyses presented to the special committee by Duff & Phelps.

•

Likelihood of Completion. The belief of the special committee and the board of directors that the merger is reasonably likely to be completed on a timely basis, based on, among other things, the business reputation and capabilities of MENA and its parent, Murata, the absence of a financing contingency, MENA’s representation that it has sufficient financial resources to pay the aggregate merger consideration and complete the merger, and the other closing conditions in the merger agreement.

•

Cash Consideration. The per share merger consideration paid to holders of RFM common stock in the merger is cash, giving RFM stockholders an opportunity to immediately realize value for their investment in RFM and providing liquidity and certainty of value.

•

Terms of the Merger Agreement. The terms of the merger agreement, including the ability of RFM, under certain circumstances specified in the merger agreement, to furnish information to and engage in discussions or negotiations with any third party that makes an unsolicited written acquisition proposal (as defined in the merger agreement).

•

Ability to Withdraw or Change Recommendation. The ability of the special committee and the board of directors under the merger agreement to withdraw or modify their recommendations in favor of the merger agreement under certain circumstances, including the ability to terminate the merger agreement in connection with a superior proposal (as defined in the merger agreement), subject to payment of the termination fee.

•

Specific Performance and Monetary Damages. RFM’s right under the merger agreement to seek to specifically enforce the terms of the merger agreement, including the closing of the merger, and to seek monetary damages on behalf of RFM stockholders in the event MENA or MENA Merger Subsidiary knowingly and willfully commits a material breach of the merger agreement.

•

Availability of Appraisal Rights. The availability of statutory appraisal rights to RFM stockholders who otherwise comply with all the required procedures under the DGCL, which allows such stockholders to seek appraisal of the fair value of their RFM common stock as determined by the Delaware Court of Chancery.

The special committee and the board of directors also considered in their deliberations a variety of uncertainties and risks concerning the merger agreement and the merger, including the following:

•

No Stockholder Participation in Future Growth or Earnings. The nature of the transaction as a cash transaction will prevent RFM stockholders from being able to participate in any future earnings or growth of RFM, and RFM stockholders will not benefit from any potential future appreciation in the value of RFM common stock, including any value that could be achieved if RFM engages in future strategic or other transactions or as a result of the improvements to RFM’s operations.

•	Taxable Consideration. The gains from the merger generally will be taxable to RFM stockholders for U.S. federal income tax purposes.

•

Effect of Public Announcement. The effect of a public announcement of the merger agreement on RFM’s operations, stock price, customers, suppliers and employees and its ability to attract and retain key personnel.

•

Effect of Failure to Complete Transaction. If the merger is not completed, the trading price of the shares of RFM common stock could be adversely affected, RFM will have incurred significant transaction and opportunity costs attempting to close the transaction, RFM’s business may be subject to disruption, the market’s perceptions of RFM’s prospects could be adversely affected and RFM’s directors, officers and other employees will have expended considerable time and effort to complete the merger.

•

Interim Restrictions on Business. The restrictions in the merger agreement on the conduct of RFM’s business prior to the completion of the merger, which require RFM to operate its business in the ordinary course of business subject to certain restrictions, may affect RFM’s ability to undertake business opportunities that could arise prior to the completion of the merger.

•

Restrictions on Soliciting Proposals; Termination Fee. The restrictions in the merger agreement on the solicitation of competing proposals and the requirement, under the merger agreement, that RFM pay MENA the termination fee of $800,000 (without any separate reimbursement for expenses) if the merger agreement is terminated in certain circumstances, which fee may deter third parties from making a competing offer for RFM prior to the completion of the merger and could adversely affect RFM’s ability to engage in another transaction for up to nine months if the merger agreement is terminated in certain circumstances.

•

Potential Employment of Management with MENA or its Affiliates. The special committee and the board of directors considered the possibility that, while the special committee had instructed executive management not to engage in material discussions relating to executive management’s potential employment with MENA or its affiliates until the principal terms of the merger agreement were finalized and agreed, and although to the knowledge of the directors no such discussions had in fact taken place before the merger agreement was approved by the special committee and the board of directors, some or all of RFM’s management may become employees of MENA or its affiliates after completion of the merger and may therefore have interests in the merger that are different from, or in addition to, those of RFM stockholders.

•	Potential Conflicts of Interest. The directors and executive officers of RFM have interests in the merger that are different from, or in addition to, those of RFM stockholders.

The foregoing discussion of information and factors considered by the special committee and the board of directors is not intended to be exhaustive. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the merger, the special committee and the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Rather, the special committee and the board of directors viewed their determinations and recommendations as being based on the totality of information and factors presented to and considered by the special committee and the board of directors. Moreover, each member of the special committee and the board of directors applied his own personal business judgment to the process and may have given different weight to different factors than other members.

Board of Directors Recommendation

Acting on the unanimous recommendation of the special committee, our board of directors has unanimously approved the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of RFM stockholders. Accordingly, our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt and approve the merger agreement at the special meeting.

Opinion of Duff & Phelps

Duff & Phelps was engaged to provide an opinion to the special committee as to the fairness, from a financial point of view, to the stockholders of RFM (other than MENA, MENA Merger Subsidiary and their affiliates) of the $1.78 per share cash consideration to be received by such stockholders in connection with the merger (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder).

Duff & Phelps rendered its written opinion to the special committee on April 12, 2012 that, as of such date and subject to the assumptions, qualifications and limiting conditions set forth therein, the $1.78 per share cash consideration to be received by the stockholders of RFM (other than MENA, MENA Merger Subsidiary and their affiliates) in the merger was fair, from a financial point of view, to such stockholders (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder). The full text of the written opinion of Duff & Phelps is attached as Annex B to this proxy statement and is incorporated herein by reference.

The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion. The opinion of Duff & Phelps was addressed to the special committee, was given solely with respect to the merger and is not intended to be used, and may not be used, for any other purpose.

Duff & Phelps’ opinion:

•	does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy or transaction;

•	does not address any transaction related to the merger;

•

is not a recommendation as to how the board of directors of RFM, the special committee or any RFM stockholder should vote or act with respect to any matters relating to the merger, or whether to proceed with the merger or any related transaction;

•

does not indicate that the $1.78 per share cash consideration to be received by RFM stockholders in connection with the merger is the best possibly attainable under any circumstances; instead, it merely states whether the consideration is within a range suggested by certain financial analyses described in more detail below; and

•	does not express any opinion as to the market price or value of RFM common stock (or anything else) after the announcement of the merger.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	discussed the background and other elements of the merger, and RFM’s business operations, financial condition and prospects with RFM management;

•

reviewed RFM’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended August 31, 2011 and 2010 and RFM’s unaudited interim financial statements for the six months ended February 29, 2012 and February 28, 2011;

•	reviewed unaudited segment financial information for RFM for the years ended August 31, 2011 and 2010 and the six months ended February 29, 2012 and February 28, 2011;

•

reviewed other internal documents relating to the past and current business operations, financial condition and prospects of RFM that were not publicly available, but provided to Duff & Phelps by RFM management, including financial forecasts and estimates prepared by RFM management;

•	reviewed the historical trading price and trading volume of RFM common stock and the publicly traded securities of other companies as described in more detail below;

•

performed valuation and comparative analyses using valuation and analytical techniques that Duff & Phelps deemed appropriate, including a discounted cash flow analysis, an analysis of selected public companies and an analysis of the financial terms of selected merger and acquisition transactions, in each case as described in more detail below;

•	reviewed a draft, dated April 11, 2012, of the merger agreement; and

•	conducted such other financial analyses and considered such other information and factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the merger, Duff & Phelps, with RFM’s consent:

•

relied upon and assumed the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including RFM management, and did not independently verify such information;

•

relied upon the fact that the special committee and RFM have been advised by their other advisors as to all legal, tax, accounting and regulatory matters related to the merger, including whether all procedures required by law to be taken in connection with the merger have been duly, validly and timely taken;

•

assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of RFM management;

•	assumed that the representations and warranties made in the merger agreement are substantially accurate;

•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

•

assumed that there had been no material change in the assets, financial condition, business or prospects of RFM since the date of the most recent financial statements and other information made available to Duff & Phelps;

•

assumed that all of the conditions required to implement the merger would be satisfied and that the merger would be completed in accordance with the merger agreement without any amendments to the merger agreement or any waivers of any terms or conditions of the merger agreement; and

•

assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the merger would be obtained without any delay, limitation, restriction or condition that would have a material effect on RFM.

To the extent that any of the foregoing assumptions on which Duff & Phelps’ opinion was based prove to be untrue in any material respect, Duff & Phelps’ opinion cannot and should not be relied upon. In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger.

Duff & Phelps did not evaluate RFM’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of RFM. Duff & Phelps expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger agreement, or any class of such persons, relative to the $1.78 per share merger consideration. The issuance of Duff & Phelps’ opinion was approved by an authorized committee of Duff & Phelps.

The $1.78 per share cash consideration to be paid to RFM stockholders in connection with the merger was determined based on arm’s length negotiations between the special committee and MENA. Duff & Phelps’ wholly owned affiliate, Pagemill, provided advice to the special committee during these negotiations, but neither Duff & Phelps nor Pagemill recommended the specific amount or form of consideration to be paid to RFM stockholders in connection with the merger.

Although developments following the date of Duff & Phelps’ opinion may affect the opinion, Duff & Phelps assumes no obligation to update, revise or reaffirm its opinion. Duff & Phelps’ opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Duff & Phelps as of, the date of the opinion. Developments subsequent to April 12, 2012 may affect the conclusion expressed in Duff & Phelps’ opinion. Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. Duff & Phelps’ opinion is limited to the fairness, from a financial point of view, of the $1.78 per share cash consideration to be received by RFM stockholders (other than MENA, MENA Merger Subsidiary and their affiliates) in the merger as of April 12, 2012 (without giving effect to any impact of the merger on any particular stockholder of RFM other than in its capacity as a stockholder), and does not speak as to the fairness of such consideration at any other point in time.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the special committee. This summary is qualified in its entirety by reference to the full text of the opinion, attached hereto as Annex B. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the special committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary.

The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows of RFM for the fiscal years ending August 31, 2012 through August 31, 2021, with “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon RFM management’s April 2012 projections, which are described in this proxy statement in the section entitled “The Merger—Certain Prospective Financial Information.” Financial projections for the fiscal years ending August 31, 2017 through August 31, 2021, which reflect RFM achieving a stable growth rate by the end of the fiscal year ending August 31, 2021, were extrapolated based on the April 2012 projections and discussions with RFM management. The costs associated with RFM being a publicly listed company were excluded from the financial projections since such costs would likely be eliminated as a result of a sale of RFM, such as the merger.

Duff & Phelps estimated the net present value of all cash flows of RFM after fiscal year 2021 (the “terminal value”) using a perpetuity growth formula assuming a 3.0% terminal growth rate, which took into consideration an estimate of the expected long-term growth rate of the economy and RFM’s business. Duff & Phelps used discount rates ranging from 15.5% to 17.5%, reflecting Duff & Phelps’ estimate of RFM’s weighted average cost of capital, to discount the projected free cash flows and terminal value. Duff & Phelps estimated RFM’s weighted average cost of capital by estimating the weighted average of RFM’s cost of equity (derived using the capital asset pricing model) and RFM’s after-tax cost of debt. Duff & Phelps believed that this range of discount rates was consistent with the rate of return that security holders could have expected to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value for RFM of $18.8 million to $23.1 million and a range of implied values of RFM common stock of $1.50 to $1.89 per share, as compared to the $1.78 per share cash consideration to be received by RFM stockholders in the merger.

Selected Public Companies and Merger and Acquisition Transactions Analyses

Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of RFM. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

Selected Public Companies Analysis. Duff & Phelps compared certain financial information of RFM to corresponding data and ratios from publicly traded companies that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. Duff & Phelps included the following companies in the selected public companies analysis based on their relative similarity, primarily in terms of business model, to that of RFM:

•	Anaren Inc.

•	AzureWave Technologies, Inc.

•	Digi International Inc.

•	IXYS Corp.

•	Melexis NV

•	Nihon Dempa Kogyo Co. Ltd.

•	Pericom Semiconductor Corp.

•	Sierra Wireless Inc.

•	Telit Communications PLC

•	u-blox Holding AG

The companies utilized for comparative purposes in Duff & Phelps’ analysis were not identical to RFM. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of RFM.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2012 and 2013 included in the tables below were derived from information for the 12-month periods ending closest to RFM’s fiscal year ends for which information related to the selected companies was available. Data related to RFM’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) was adjusted for purposes of this analysis to eliminate public company costs and the estimated transaction costs related to the merger.

	Revenue Growth			EBITDA Growth			EBITDA Margin
	LTM	2012E	2013E	LTM	2012E	2013E	LTM	2012E	2013E
Minimum	(11.1)%	(21.8%)	4.3%	(70.0%)	(19.1%)	7.6%	2.2%	3.8%	3.7%
Maximum	85.4%	148.7%	41.3%	53.0%	153.6%	55.1%	28.8%	28.6%	28.5%

Mean	9.3%	17.0%	14.3%	(11.5%)	27.8%	26.1%	12.2%	13.7%	16.9%
Median	4.7%	3.5%	12.1%	(9.7%)	16.8%	19.3%	10.4%	12.7%	17.5%
RF Monolithics, Inc.	(1.6%)	5.1%	11.7%	(26.1%)	9.1%	28.0%	5.3%	6.3%	7.2%

Enterprise Value as a Multiple of
	LTM EBITDA	2012E EBITDA	2013E EBITDA	LTM Revenue	2012E Revenue
Minimum	5.6x	4.3x	4.1x	0.19x	0.17x
Maximum	9.3x	11.1x	9.1x	2.37x	2.23x

Mean	7.3x	6.9x	5.8x	0.94x	0.94x
Median	6.8x	6.3x	5.2x	0.74x	0.75x

LTM = Latest twelve months for which financial information was available

Enterprise Value = (Market Capitalization + Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents + Net Non-operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Bloomberg, Capital IQ, SEC filings

Selected Merger and Acquisition Transactions Analysis. Duff & Phelps compared RFM to the target companies involved in the selected merger and acquisition transactions listed in the table below. The selection of these transactions was based, among other things, on the target company’s industry, the relative size of the transaction compared to the merger and the availability of public information related to the transaction.

Date Announced	Acquirer Name	Target Name
1/23/2012	Semtech Canada Inc.	Gennum Corporation
11/30/2011	API Technologies	Commercial Microwave Technology (assets)
10/27/2011	Sterling Partners	MOSAID Technologies Inc.
10/10/2011	Murata Electronics Europe B.V.	VTI Technologies Oy
7/29/2011	Temasek Formation Sdn. Bhd.	AIC Corporation Berhad
5/26/2011	Skyworks Solutions Inc.	Advanced Analogic Technologies, Inc.
5/20/2011	Microsemi Corp.	Zarlink Semiconductor
5/17/2011	Skyworks Solutions Inc.	SiGe Semiconductor
3/28/2011	API Technologies	Spectrum Control
3/16/2011	MediaTek Inc.	Ralink Technology, Corp.
2/10/2011	Dialog Semiconductor	SiTel Semiconductor
1/28/2011	Telit Communications	Motorola Israel (m2m Modules Division)
1/24/2011	Integrated Silicon Solution	Si En Integration
1/18/2011	Golden Gate Private Equity, Inc	Conexant Systems Inc.
11/24/2010	Veritas Capital	CPI International
11/8/2010	Novatel Wireless	Enfora
9/7/2010	Zoran Corporation	Microtune, Inc.
6/29/2010	Gemalto NV	Cinterion Wireless Modules
6/17/2010	Broadcom Corp.	Innovision Research & Technology
6/11/2010	Spectrum Microwave	Sage Laboratories

The selected transactions indicated enterprise value to LTM revenue multiples ranging from 0.45x to 13.33x, with a mean of 2.33x and a median of 1.41x. The selected transactions also indicated enterprise value to LTM EBITDA multiples ranging from 3.3x to 47.9x, with a mean of 14.0x and a median of 10.5x, although nine of the selected transactions were excluded from Duff & Phelps’ analysis for purposes of calculating the enterprise value to LTM EBITDA multiples because of the absence of publicly available LTM EBITDA information for the target company or because LTM EBITDA for the target company was a de minimis or negative number.

Implied Enterprise Values Derived from Selected Public Companies and Selected Merger and Acquisition Transactions Analyses. Duff & Phelps utilized the data derived from the selected public company analysis in conjunction with the transaction multiples derived from the selected merger and acquisition transactions analysis to calculate a range of implied enterprise values for RFM. Duff & Phelps applied valuation multiples to RFM’s LTM EBITDA for the period ended February 29, 2012 and projected EBITDA for the 2012 and 2013 fiscal years. In each case, EBITDA was adjusted to exclude estimated public company costs and costs associated with the merger. Duff & Phelps’ selected valuation multiples were as follows:

•	LTM EBITDA multiple ranged from 10.0x to 12.0x;

•	Fiscal 2012 EBITDA multiple ranged from 8.0x to 10.0x; and

•	Fiscal 2013 EBITDA ranged from 6.75x to 7.75x.

Duff & Phelps selected these valuation multiples taking into consideration the historical and projected financial performance of RFM relative to the selected public companies as well as the enterprise value multiples implied from the selected merger and acquisition transactions. As a result of these selected valuation multiples, the collective public companies and merger and acquisition transactions analyses indicated an estimated enterprise value for RFM of $17.6 million to $21.2 million, implying a range of values of RFM common stock of $1.39 to

$1.71 per share, as compared to the $1.78 per share cash consideration to be received by RFM stockholders in the merger. Duff & Phelps also noted that the range of estimated enterprise values described above implied a range of enterprise value to LTM revenue multiples of .54x to .65x and a range of enterprise value to projected fiscal 2012 revenue multiples of .52x to .62x.

Premiums Paid Analysis

Duff & Phelps analyzed the premiums paid by acquirers over the public market trading prices in merger and acquisition transactions involving a change of control of the target. The transactions analyzed by Duff & Phelps included transactions announced after February 2009 involving target companies with businesses deemed relevant by Duff & Phelps. The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of the transactions were 28.0%, 31.0% and 38.8%, respectively. Duff & Phelps noted that the merger implies an 83.5% premium over the RFM common stock closing price of $0.97 per share on April 11, 2012.

Summary of Analyses

The range of estimated enterprise values for RFM that Duff & Phelps derived from its discounted cash flow analysis was $18.8 million to $23.1 million, and the range of estimated enterprise values that Duff & Phelps derived from the combination of its selected public companies and selected merger and acquisition transactions analyses was $17.6 million to $21.2 million. Duff & Phelps concluded that RFM’s enterprise value was within a range of $18.0 million to $22.0 million based on the analyses described above.

Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of RFM to be $16.5 million to $20.7 million by:

•	subtracting debt as of February 29, 2012;

•	adding cash as of February 29, 2012;

•

adding the estimated value of RFM’s net operating loss carryforwards (derived by estimating the present value of projected tax savings from these carryforwards after giving consideration to the limitations resulting from a change of control transaction such as the merger) of $1.1 million to $1.4 million; and

•

subtracting the intrinsic value, based on the $18.0 million to $22.0 million range of concluded enterprise values, of options to acquire shares of RFM common stock held by RFM management as of April 11, 2012.

Based on the foregoing analysis, Duff & Phelps estimated the value of each share of RFM common stock to range from $1.43 to $1.79. Duff & Phelps noted that the $1.78 per share cash consideration to be received by the stockholders of RFM (other than MENA, MENA Merger Subsidiary and their affiliates) in the merger was within the range of the per share value indicated by its analyses.

Duff & Phelps’ opinion was only one of the many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee.

Miscellaneous

The special committee selected Duff & Phelps because of Duff & Phelps’ reputation as a leading independent financial advisory firm, offering a broad range of valuation and investment banking services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting.

Fees and Expenses

As compensation for Duff & Phelps’ services in connection with the rendering of its opinion to the special committee, RFM agreed to pay Duff & Phelps $150,000 due and payable as follows: $75,000 in cash upon execution of the engagement letter with Duff & Phelps; and the remaining $75,000 in cash upon Duff & Phelps’ delivery to the special committee, at the special committee’s request, of its opinion. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the opinion or whether the merger is successfully completed. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion. RFM has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement. RFM has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The special committee also retained Pagemill, which is a wholly owned affiliate of Duff & Phelps, to act as financial advisor to RFM. For that engagement, Pagemill received an initial nonrefundable retainer of $50,000 and will receive a contingent fee from RFM equal to $450,000, plus ten percent (10%) of the aggregate amount of any consideration received by RFM stockholders in excess of $22,500,000 (inclusive of certain RFM debt that is assumed or retired by an acquirer) in connection with a completed transaction. RFM agreed to reimburse Pagemill for its reasonable, pre-approved, out-of-pocket, out-of-area travel expenses and to indemnify Pagemill for certain liabilities arising out of its engagement.

Other than the Pagemill engagement described above and the Duff & Phelps engagement to render its opinion to the special committee, during the two years preceding the date of the opinion, Duff & Phelps and its affiliates have not had any material relationship with any party to the merger agreement for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Certain Prospective Financial Information

Our senior management does not as a matter of policy make or issue public projections or guidance with respect to future performance or earnings due to the unpredictability of the underlying assumptions and estimates. However, in connection with the exploration of strategic alternatives by the special committee and MENA’s due diligence review, we provided to our directors, Party A and MENA certain projected financial information initially prepared by our management in the months of December 2011 and January 2012. This high-level financial outlook was based upon the assumptions and projections which had been developed in connection with an update of management’s five-year strategic plan for fiscal year 2012 through fiscal year 2016.

To give our stockholders access to certain nonpublic information that was available to our board of directors, the special committee and the special committee’s financial advisors for purposes of evaluating the proposed transaction with MENA, we have presented below management’s projected financial information for fiscal year 2012 and each of the four succeeding fiscal years. The key elements of this information were provided to our board of directors, the special committee and Pagemill in preparation for meetings of the board of directors and the special committee held in January 2012. This information, including immaterial modifications thereto made before it was provided to MENA and Party A, is set forth below and is referred to as the “January 2012 projections.”

In April 2012, our board of directors, the special committee, Pagemill and Duff & Phelps were provided certain projected financial information prepared by our executive management, which financial information is referred to as the “April 2012 projections.” As described below, the April 2012 projections updated the January 2012 projections to reflect the most recent historical operating data for fiscal year 2012. In addition, certain other changes in assumptions were made as described below for the purpose of valuing RFM in connection with a potential sale rather than as a standalone entity. The April 2012 projections were also used to extrapolate the unlevered free cash flow of RFM for the fiscal years 2017 through 2021, which we refer to as the “DCF projections.” The April 2012 projections and the DCF projections were used by Duff & Phelps in making its presentations to the special committee and rendering its fairness opinion. We refer to the January 2012 projections, the April 2012 projections and the DCF projections together as the “projections.”

The inclusion of the projections in this proxy statement should not be regarded as an admission or representation of RFM, Murata, MENA or MENA Merger Subsidiary, or an indication that any of RFM, Murata, MENA or MENA Merger Subsidiary or their respective affiliates or representatives considered, or now consider, the projections to be a reliable prediction of future events or results, and the projections should not be relied upon as such. We view the projections included below as non-material because of the inherent risks and uncertainties associated with such projections. The projections are being provided in this document because RFM made them available to its board of directors, the special committee, Pagemill and certain potential acquirers (including MENA), as well as Duff & Phelps in connection with its engagement as financial advisor to the special committee. None of RFM, Duff & Phelps, Pagemill, Murata, MENA or MENA Merger Subsidiary or any of their respective affiliates or representatives assumes any responsibility for the accuracy of the projections or makes any representation to any stockholder regarding the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The projections were prepared by RFM’s management and were developed by extrapolation from historical financial statements. The projections did not give effect to any changes or expenses as a result of the merger or any other effects of the merger except as indicated in the projections and related assumptions. The projections included below were prepared solely for internal use and were not prepared with a view to public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. RFM’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to the projections presented in this proxy statement, and it has not expressed any opinion or any other form of assurance as to such information or the likelihood that RFM may achieve the results contained in the projections, and accordingly assumes no responsibility for them and disclaims any association with them.

The projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in such financial projections. These risks include, but are not limited to, the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011 and subsequent filings made with the SEC. We have made publicly available our actual results of operations for the second quarter of fiscal 2012. You should review RFM’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2012 to obtain this information. Readers of this proxy statement are strongly cautioned not to place undue, if any, reliance on the projections.

Our future financial results may materially differ from those expressed in the projections due to factors that are beyond our ability to control or predict. We cannot assure you that any of these projections will be realized or that our future financial results will not materially vary from the projections. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

Furthermore, while presented with numerical specificity, the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, which estimates and assumptions are inherently uncertain and may not prove to have been, or may no longer be, accurate. Many of these matters are beyond our control and the continuing uncertainty surrounding general economic conditions and in the industry in which we operate create significant uncertainty around the projections.

The projections do not take into account any circumstances nor events occurring after the date they were prepared, including the April 13, 2012 announcement of the merger agreement or subsequent activities. For instance, there can be no assurance that the announcement of the merger will not cause our customers to delay or cancel purchases of our services pending the consummation of the merger or the clarification of MENA’s intentions with respect to the conduct of our business thereafter. Any such delay or cancellation of customer sales would likely adversely affect our ability to achieve the results reflected in the financial projections. Further, the projections do not take into account expenses related to the merger nor the effect of any failure of the merger to be completed and should not be viewed as accurate or continuing in that context. The projections were prepared in or around January 2012 and April 2012 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Because the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

The projections are not being included in this document to influence your decision whether to vote in favor of the proposal to adopt and approve the merger agreement or to seek appraisal, but because such financial projections, or portions of these projections, were provided by RFM’s management to our board of directors, the special committee, Pagemill, Duff & Phelps and certain potential acquirers. The information from the projections included below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding RFM contained in our public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in our projections, stockholders are cautioned not to place undue, if any, reliance on the projections.

In addition, the projections included non-GAAP financial measures under SEC rules, including our earnings before interest expense, interest income, income taxes, depreciation and amortization and stock-based compensation expense (“Adjusted EBITDA”), and free cash flow because RFM believed that these non-GAAP financial measures could be useful in evaluating, on a prospective basis, RFM’s potential operating performance and cash flow. This information should not be considered in isolation or in lieu of our operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in the projections may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted EBITDA and free cash flow to the most directly comparable GAAP measure (Net income (loss)) has been prepared by RFM’s management and is provided below. In the reconciliation tables below, numbers may not foot due to rounding.

Projections

1. Assumptions

Assumptions Common to Both Projections

As noted above, the projections reflect numerous estimates and assumptions made by management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The projections also reflect the following significant assumptions made by RFM’s management:

•	continued strong demand from customers for existing Wireless Components and Wireless Solutions segment products in all existing markets and all current geographic regions;

•

successful development and market introduction of new Wireless Components and Wireless Solutions products, resulting in increased penetration for existing customers and growth in our customer base, in amounts greater than any replacement for decreased sales for more mature products and lower average selling prices;

•	significant increases in sales for new Machine-to-Machine, or M2M, products that have not yet been developed in an emerging, but not yet clearly defined, market;

•	continued expansion of our sales channels, including sales representatives and distributors;

•	continued success in our cost reduction efforts and improved product mix that will permit us to maintain or improve our gross margins, despite lower average selling prices;

•	only moderate increases in operating expenses are required to achieve significant increases in sales;

•	only moderate increases in capital spending are required to support significant increases in sales; and

•	repayment of our revolving line of credit through positive operating cash flow and continued reduction of mortgage loan obligations.

Revisions to Estimates and Assumptions for April 2012 Projections

The following changes were made by RFM’s executive management to the estimates and assumptions in the January 2012 projections in the preparation of the April 2012 projections for the purpose of evaluating a potential sale of RFM:

1)	The fiscal year 2012 sales estimate was decreased by approximately $2.6 million due to less favorable market conditions. Estimates for other costs were also reduced. This had a net effect of lowering the fiscal year 2012 net income estimate by approximately $0.4 million.

2)	Public company costs were eliminated on a pro forma basis. This had the effect of increasing income from operations by $0.7 million, $0.7 million, $0.8 million, $0.8 million and $0.9 million in fiscal years 2012, 2013, 2014, 2015 and 2016, respectively.

3)	Net interest costs were eliminated on a pro forma basis. This had the effect of increasing income before tax by $0.2 million, $0.1 million, $0.0 million, $0.0 million and $0.0 million in fiscal years 2012, 2013, 2014, 2015 and 2016, respectively.

4)	Stock compensation expense was assumed to be replaced by cash compensation in fiscal years 2012 through 2016.

5)	Taxes were assumed to be 35% of earnings before tax on a pro forma basis. This resulted in increased expenses of $0.5 million, $0.7 million, $1.0 million, $1.6 million and $2.3 million in fiscal years 2012, 2013, 2014, 2015 and 2016, respectively.

2. January 2012 Projections

(dollars in millions)	Fiscal year
	2012	2013	2014	2015	2016
Sales	$36.7	$38.2	$43.3	$52.6	$63.8
Gross profit margin	32.4%	34.8%	35.3%	35.6%	35.4%
Public company costs	$ 0.7	$0.7	$0.8	$0.8	$0.9
Income from operations	$ 1.2	$1.5	$2.2	$3.9	$5.8
Net income	$ 1.0	$1.3	$2.1	$3.8	$5.7
Net income per share	$0.09	$0.11	$0.18	$0.33	$0.49
Adjusted EBITDA	$ 2.2	$2.4	$3.3	$5.0	$6.9
Free Cash Flow	($ 0.1)	$1.3	$1.5	$1.5	$2.5

Reconciliation of Non-GAAP Measures for the January 2012 Projections

(dollars in millions)	Fiscal year
	2012	2013	2014	2015	2016
Reconciliation of Adjusted EBITDA:
Net income (loss)	$1.0	$1.3	$2.1	$3.8	$5.6
Interest expense, net	$0.2	$0.1	$0.0	$0.0	$0.0
Taxes(1)	$0.0	$0.0	$0.1	$0.1	$0.1
Depreciation and amortization	$0.6	$0.6	$0.7	$0.7	$0.8
Stock-based compensation expense	$0.4	$0.4	$0.4	$0.4	$0.4
Adjusted EBITDA	$2.2	$2.4	$3.3	$5.0	$6.9

	2012	2013	2014	2015	2016
Reconciliation of Free Cash Flow
Net income (loss)	$1.0	$1.3	$2.1	$3.8	$5.6
Depreciation and amortization	$0.6	$0.6	$0.7	$0.7	$0.8
Stock-based compensation expense	$0.4	$0.4	$0.4	$0.4	$0.4
Change in working capital	($1.7)	($0.5)	($1.2)	($2.9)	($3.8)
Capital expenditures	($0.4)	($0.5)	($0.5)	($0.5)	($0.5)
Free cash flow	($0.1)	$1.3	$1.5	$1.5	2.5

(1)	For periods in which RFM has projected taxable income, tax consists primarily of alternative minimum tax due to the availability of net operating loss carry forwards.

3. April 2012 Projections

(dollars in millions)	Fiscal year
	2012	2013	2014	2015	2016
Sales	$34.1	$38.1	$43.3	$52.6	$63.8
Gross profit margin	33.0%	34.7%	35.3%	35.6%	35.4%
Public company costs(1)	$ 0.0	$0.0	$0.0	$0.0	$0.0
Income from operations	$ 0.8	$2.1	$2.9	$4.7	$6.6
Net income	$ 1.0	$1.4	$1.9	$3.1	$4.3
Adjusted EBITDA	$ 2.1	$2.7	$3.7	$5.4	$7.4
Unlevered free cash flow	($ 1.0)	$1.4	$1.0	$1.0	$1.8

Reconciliation of Non-GAAP Measures for the April 2012 Projections

(dollars in millions)	Fiscal year
	2012	2013	2014	2015	2016
Reconciliation of Adjusted EBITDA:
Net income (loss)	$1.0	$1.4	$1.9	$3.1	$4.3
Interest expense, net(2)	$0.0	$0.0	$0.0	$0.0	$0.0
Taxes(3)	$0.6	$0.7	$1.0	$1.7	$2.3
Depreciation and amortization	$0.6	$0.6	$0.7	$0.7	$0.8
Stock-based compensation expense(4)	$0.0	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$2.1	$2.7	$3.7	$5.4	$7.4

	2012	2013	2014	2015	2016
Reconciliation of Free Cash Flow
Net income (loss)	$1.0	$1.4	$1.9	$3.1	$4.3
Depreciation and amortization	$0.6	$0.6	$0.7	$0.7	$0.8
Stock-based compensation expense(4)	$0.0	$0.0	$0.0	$0.0	$0.0
Change in working capital	($2.0)	($0.1)	($1.1)	($2.3)	($2.8)
Capital expenditures	($0.6)	($0.5)	($0.5)	($0.5)	($0.5)
Unlevered free cash flow	($1.0)	$1.4	$1.0	$1.0	$1.8

(1)	Public company costs assumed to be zero.
(2)	Net interest costs assumed to be zero.
(3)	Pro Forma taxes assumed to be 35% of income before tax.
(4)	Stock compensation expense assumed to be replaced by cash compensation.

4. DCF Projections

The projected unlevered free cash flows of RFM for the fiscal years 2017 through 2021, which were based on an extrapolation of the April 2012 projections and used by Duff & Phelps in its discounted cash flow analysis, are as follows:

(dollars in millions)	Fiscal year
	2017	2018	2019	2020	2021
Unlevered free cash flow	$2.4	$3.2	$4.2	$5.1	$5.6

Interests of RFM’s Directors and Executive Officers in the Merger

In considering the recommendation of the board of directors and the special committee that you vote “FOR” the adoption and approval of the merger agreement, you should be aware that RFM’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of RFM stockholders generally. The board of directors and the special committee were aware of and considered these interests, among other matters, in reaching their decisions, and recommending that you vote “FOR” the adoption and approval of the merger agreement. These interests, to the extent material, are described below.

Accelerated Vesting and Cashing Out of Equity-Based Awards

Each RFM compensatory award outstanding immediately prior to the effective time of the merger (including RFM compensatory awards granted to our named executive officers and our non-employee directors), whether or not vested or exercisable, will be cancelled at the effective time of the merger and each holder of any such cancelled compensatory award will have the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of RFM common stock subject to such cancelled compensatory award immediately prior to the effective time of the merger and (2) $1.78, less any per share exercise price of such cancelled compensatory award immediately prior to such cancellation, less the amount of any withholding required under applicable tax laws.

The following table shows for each of our executive officers and directors, assuming that the merger is completed on August 31, 2012, (1) the number of shares subject to vested options held by him with an exercise price below $1.78 per share (which we refer to as being “in the money”), (2) the cash consideration that he will receive for such vested options upon completion of the merger, (3) the number of shares subject to unvested “in the money” options held by him, (4) the cash consideration that he will receive for such unvested “in the money” options upon completion of the merger, (5) the number of shares underlying RSUs held by him, (6) the cash consideration that he will receive for such RSUs upon completion of the merger, (7) the total cash consideration he will receive for all unvested equity awards upon completion of the merger and (8) the total cash consideration he will receive for all outstanding equity awards upon completion of the merger. Options that are not “in the money” will be cancelled upon the effective time of the merger, and no merger consideration will be paid with respect to such options.

Name	Number of Shares Subject to Vested “In the Money” Options (#)	Cash-Out Payment for Vested “In the Money” Options ($)(1)	Number of Shares Subject to Unvested “In the Money” Options (#)	Cash-Out Payment for Unvested “In the Money” Options ($)(1)	Number of Shares Subject to RSUs (#)	Cash-Out Payment for RSUs ($)(2)	Total Payment for Unvested Equity Awards ($)	Total Payment for All Outstanding Equity Awards ($)
Executive Officers
Farlin A. Halsey	6,000	4,440	18,000	13,320	19,500	34,710	48,030	52,470
Harley E Barnes III	4,000	2,960	12,000	8,880	4,500	8,010	16,890	19,850
David B. Crawford	4,000	2,960	12,000	8,880	12,000	21,360	30,240	33,200
James P. Farley	4,000	2,960	12,000	8,880	4,500	8,010	16,890	19,850

Directors
William L. Eversole	–	–	–	–	33,750	60,075	60,075	60,075
Rick L. Herrman	–	–	–	–	37,500	66,750	66,750	66,750
Jonathan W. Ladd	–	–	–	–	37,500	66,750	66,750	66,750

(1)	To estimate the cash-out payment for RFM options, we multiplied (a) the aggregate number of shares of RFM common stock underlying the options by (b) $1.78 per share less the exercise price.
(2)	To estimate the cash-out payment for RSUs, we multiplied (a) the aggregate number of shares of RFM common stock issuable upon the vesting of the RSUs by (b) $1.78 per share.

Employment Related Provisions of the Merger Agreement

We do not currently anticipate any executive officer of RFM entering into a separate employment arrangement with MENA or its affiliates prior to or in connection with the closing of the merger. Certain of our executive officers, however, may receive cash or other compensation from MENA, Murata or the surviving corporation for services to be rendered in the future in connection with their continued employment following the completion of the merger. The merger agreement provides that MENA will provide our employees (including our executive officers) with certain compensation and other benefits for a period of not less than one year after the completion of the merger. For a description of those provisions, see “The Merger Agreement—RFM Employee Compensation and Benefits.”

Directors’ and Officers’ Liability Insurance; Indemnification

Under the merger agreement, RFM will, prior to the effective time of the merger, or if RFM is unable to, MENA has agreed to cause the surviving corporation to as of the effective time of the merger, obtain and fully pay the premium for “tail” insurance policies extending RFM’s current directors’ and officers’ liability insurance and fiduciary liability insurance, which we refer to as D&O insurance, for a period of at least six years from and after the effective time of the merger on terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as RFM’s existing policies, covering any matter that existed or occurred at or before the effective time of the merger claimed against a director or officer of RFM or any of its subsidiaries by reason of him or her serving in such capacity, provided that the annual premium for this “tail” insurance does not exceed 150% of the annual premiums currently paid by RFM for D&O insurance. If such “tail” coverage is not obtained for any reason, MENA has agreed to cause the surviving corporation to continue to maintain RFM’s D&O insurance or obtain comparable D&O insurance for a period of at least six years on terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as currently exist, provided that neither MENA nor the surviving corporation is required to expend an annual premium amount more than 150% of the annual premiums currently paid by RFM for this D&O insurance. If the annual premiums exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

MENA and MENA Merger Subsidiary also agreed that all rights to exculpation, indemnification and advancement of expenses under RFM’s certificate of incorporation, bylaws or indemnification contracts or undertakings existing on the date of the merger agreement in favor of persons who are or were directors or officers on or prior to such date (whom we refer to as the indemnified parties) shall survive the merger and be observed by and enforceable against the surviving corporation to the fullest extent permitted by the DGCL for a period of six years from the effective time of the merger, provided that all such rights in respect of any action, claim, suit, proceeding or investigation that is pending, threatened or asserted at any time within such six-year period shall continue in full force and effect until the final disposition or resolution thereof. In addition, from and after the effective time of the merger, MENA and the surviving corporation will jointly and severally indemnify and hold harmless the indemnified parties against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any such indemnified party’s service as a director or officer of RFM or services performed by such indemnified party at the request of RFM or any of its subsidiaries, including (1) any and all matters pending, existing or occurring at or prior to the effective time of the merger and (2) any claim arising from the transactions contemplated by the merger agreement, provided that the surviving corporation and MENA shall only be required to indemnify and hold harmless, and advance expenses to, an indemnified party if and to the same extent such indemnified party is entitled to be indemnified and held harmless by RFM or has the right to advancement of expenses, as the case may be, from RFM pursuant to any indemnification obligations existing as of the date of the merger agreement.

If MENA, the surviving corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person or entity, then the merger agreement requires that proper provision be made so that the successors and assigns of MENA or the surviving corporation will assume all of the indemnification obligations described above.

The provisions in the merger agreement relating to D&O insurance, indemnification and advancement of expenses are intended to be for the benefit of, and after the effective time of the merger will be enforceable by, the indemnified parties and their respective successors, heirs and representatives, who are third party beneficiaries of those provisions of the merger agreement.

Change of Control Agreements

RFM entered into change of control agreements with each of its named executive officers at or about the date on which each such person became an executive officer, except for Mr. Farley, who first executed an agreement in 1997. The terms and conditions of the change of control agreements were updated in 2008 and are substantially the same for each named executive officer. Each change of control agreement will continue in effect until the earlier of (1) the termination of the individual’s employment with RFM for any reason prior to a change of control or (2) the end of a two-year period following a change of control and the fulfillment by RFM and the individual of all obligations under the change of control agreement.

Under the terms of each change of control agreement, if a change of control (as defined below) of RFM occurs while the individual is an employee of RFM, and a qualifying termination (as defined below) of his or her employment with RFM occurs within the two-year period following the change of control, then the individual is entitled to the following payments and benefits:

•

a severance benefit equal to (1) an amount payable in bi-weekly installments equal to the product of (a) the annualized amount of the individual’s highest monthly base salary during the term of his change of control agreement plus the higher of such individual’s largest annual cash bonus during the term of the change of control agreement or the immediately preceding three fiscal years, times (b) the number of years between the date of termination and the expiration date of the change of control agreement, plus (2) a single lump sum cash payment equal to twelve months’ costs to RFM of the individual’s then-existing employee welfare benefits, including health insurance (including dental and vision care), disability insurance, and life insurance, if any; and

•

all RFM stock options, stock appreciation rights or similar stock-based awards held by the individual will be accelerated and exercisable in full, and all restrictions on any RSUs, performance stock or similar stock-based awards granted by RFM will be removed and such awards will be fully vested. The individual also will be entitled to “gross-up payments” equal to the amount of excise taxes and income and employment taxes associated with such excise tax payments, if payments owed under the change of control agreement (together with payments or benefits due under other plans, agreements or arrangements) are deemed excess parachute payments for federal income tax purposes.

A “change of control” is deemed to have taken place upon the occurrence of certain events, including (1) the acquisition by a person or entity of 35% or more of the outstanding RFM common stock or the combined voting power of the outstanding voting securities entitled to vote in the election of the board of directors; (2) a sale or other disposition of all or substantially all of the assets of RFM; or (3) a change in the composition of a majority of the board of directors. The merger will constitute a change in control under each change of control agreement.

A “qualifying termination” is defined as the termination by RFM of the individual’s employment for a reason other than death, disability, retirement or cause, or the individual’s termination of his or her employment.

Each change of control agreement also provides that the individual is subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the individual fails to comply with any of these provisions, he or she will not be entitled to receive any payment or benefits under the change of control agreement.

The following table shows, for each named executive officer, amounts payable under the named executive officer’s change of control agreement, assuming the merger is completed on August 31, 2012, the individual is terminated on August 31, 2012, and the termination is a qualifying termination.

Named Executive Officer	2x Highest Base Salary ($)(1)	2x Highest Annual Cash Bonus ($)(2)	Value of Welfare Benefits ($)(3)	Tax Reimbursements ($)(4)
Farlin A. Halsey	440,000	10,818	15,041	151,028
David B. Crawford	350,000	145,884	16,072	166,236
Harley E Barnes III	300,737	74,100	14,746	0
James P. Farley	274,117	74,100	16,942	0

(1)	For each of the named executive officers, the amount represents the product of the highest annual rate of base salary during the term of the named executive officer’s change of control agreement times two (the number of years between termination and expiration of such agreement, assuming the change of control and the qualifying termination were effective August 31, 2012). The amount is payable in bi-monthly payments and only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).
(2)	For each of the named executive officers, the amount represents the product of the highest annual cash bonus during the term of the named executive officer’s change of control agreement or the immediately preceding three fiscal years times two (the number of years between termination and expiration of such agreement, assuming the change of control and the qualifying termination were effective August 31, 2012). The amount is payable only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).

(3)	For each of the named executive officers, this amount represents the lump sum value of 12 months of RFM’s cost of the named executive officer’s current benefit coverage. The amount is payable only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).
(4)	For each of the named executive officers, the amount represents the estimated tax reimbursement payment payable under the named executive officer’s change of control agreement as described above. In determining the estimated tax gross-up, we determined which named executive officers were “disqualified individuals” in accordance with the Code and subject to excise tax under Sections 280G and 4999 of the Code, due to parachute payments in excess of the threshold amount established under the Code. The amount is payable only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).

Information About Golden Parachute Compensation

The following table shows the aggregate dollar value of the various elements of compensation that may become payable to RFM’s named executive officers in connection with the completion of the merger based on the following assumptions:

•	the merger is completed on August 31, 2012;

•	the employment of the named executive officers is terminated on August 31, 2012, and such termination is a qualifying termination under the change of control agreements;

•

all outstanding RFM compensatory awards held by the named executive officers vest and such holders receive an amount in cash equal to the product of (1) the aggregate number of shares of RFM common stock subject to such compensatory awards and (2) $1.78 less any per share exercise price of such compensatory awards, less the amount of any withholding required under applicable tax laws; and

•	no shares of RFM common stock are withheld by RFM to cover the tax obligations of the named executive officers upon the vesting or payment of stock options or RSUs.

In addition to these assumptions, the costs of providing continued medical and dental benefits and the tax reimbursements to the named executive officers are based on estimates. Any changes in these assumptions or estimates would affect the amounts shown in the following table.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Other ($)	Total ($)
Farlin A. Halsey	465,859	52,470	151,028	0	669,357
David B. Crawford	511,956	33,200	166,236	0	711,392
Harley E Barnes III	389,583	19,850	0	0	409,433
James P. Farley	365,159	19,850	0	0	385,009

(1)	For each of the named executive officers, the amount represents the severance payments payable under the terms of the named executive officer’s change of control agreement as described under “Change of Control Agreements” above other than the amount of any estimated tax reimbursement, which is included in the “Tax Reimbursement” column. The amount is payable only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).
(2)	For each of the named executive officers, the amount represents the cash to be received upon completion of the merger as a result of the RFM compensatory awards held by such named executive officer, as described under “Accelerated Vesting and Cashing Out of Equity-Based Awards” above.
(3)	For each of the named executive officers, the amount represents the estimated tax reimbursement payment payable under the named executive officer’s change of control agreement as described above. In determining the estimated tax gross-up, we determined which named executive officers were “disqualified individuals” in accordance with the Code and subject to excise tax under Sections 280G and 4999 of the Code, due to parachute payments in excess of the threshold amount established under the Code. The amount is payable only upon the occurrence of a “double trigger” (i.e., a change of control and a qualifying termination of the named executive officer).

Financing of the Merger

The merger is not conditioned on MENA’s ability to obtain financing.

Delisting and Deregistration of RFM Common Stock

If the merger is completed, RFM common stock will be removed from listing on the NASDAQ Stock Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, MENA Merger Subsidiary will be merged with and into RFM and, as a result of the merger, the separate corporate existence of MENA Merger Subsidiary will cease and RFM will continue as the surviving corporation and become a wholly owned subsidiary of MENA. As the surviving corporation, RFM and its separate corporate existence, with all of its rights, powers, privileges, immunities and franchises, will continue unaffected by the merger.

The closing of the merger will occur on a date to be designated by MENA but in any event within three business days after all of the conditions set forth in the merger agreement and described in the section entitled “—Conditions to the Merger” are satisfied or waived, to the extent waiver is permitted under the merger agreement, or at such other time as agreed to in writing by MENA and RFM, unless the merger agreement has been terminated pursuant to its terms.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as may be agreed to by the parties to the merger agreement in writing and specified in the certificate of merger. We expect that the merger will be completed in the third calendar quarter of 2012. However, we cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties to the merger agreement, or at all.

Directors and Officers; Certificate of Incorporation; Bylaws

The directors of MENA Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of RFM immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers will serve until the earlier of their resignation, death or removal or until their successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the surviving corporation.

The certificate of incorporation and the bylaws of RFM will be the certificate of incorporation and bylaws of the surviving corporation until duly amended in accordance with their respective terms and applicable law.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of RFM common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $1.78 in cash, without interest and less any applicable withholding taxes, other than:

•

shares of RFM common stock owned by MENA, MENA Merger Subsidiary or any other direct or indirect wholly owned subsidiary of MENA, and in each case not held on behalf of third parties, which shares will be canceled and no payment will be made with respect thereto;

•

shares of RFM common stock owned by RFM or by any direct or indirect wholly owned subsidiary of RFM, and in each case not held on behalf of third parties, which shares will be canceled and no payment will be made with respect thereto; and

•

shares of RFM common stock owned by a stockholder who has properly exercised, and not withdrawn or lost, his, her or its appraisal rights in accordance with Delaware law, which shares will be cancelled and cease to exist, subject to the right of the record holder of such shares of RFM common stock to receive payment for such shares under Delaware law.

The price to be paid for each share of RFM common stock in the merger will be adjusted equitably to reflect the effect of any change in the number of shares of RFM common stock or securities convertible or exchangeable into or exercisable for RFM common stock issued and outstanding prior to the effective time of the merger, including by reason of any reclassification, recapitalization, stock split (including reverse stock split), stock dividend or distribution, merger, issuer tender or exchange offer, or similar transaction.

Each share of common stock of MENA Merger Subsidiary issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

Payment Procedures

Prior to the mailing of this proxy statement, MENA appointed Computershare, Inc., which we refer to as the paying agent, as paying agent for the payment of the merger consideration to the holders of RFM common stock. At or prior to the effective time of the merger, MENA will deposit with the paying agent the aggregate merger consideration to be paid in respect of the shares of RFM common stock. Promptly, and in any event within two business days, after the completion of the transactions contemplated by the merger agreement, the surviving corporation shall cause the paying agent to mail to each holder of RFM common stock (1) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the share certificates shall pass, only upon delivery of the share certificates (or affidavits of loss in lieu thereof) to the paying agent, such letter of transmittal to be in customary form and to have such other provisions as MENA and RFM may reasonably agree, and (2) instructions for use in effecting the surrender of such certificates (or affidavits) in exchange for the amount to which such holder is entitled as a result of the merger.

Each holder of shares of RFM common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon surrender to the paying agent of a certificate that immediately prior to the effective time of the merger represented such shares of common stock of RFM (or affidavit of loss in lieu thereof), together with a duly completed and duly executed letter of transmittal. Until so surrendered, each such share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender of such certificate.

If any portion of the merger consideration is to be paid to a transferee whose name is not registered in the transfer books of RFM, such payment is subject to the conditions that the applicable letter of transmittal is accompanied by all documents reasonably required by the surviving corporation to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

After the effective time of the merger, there will be no transfers on the stock transfer books of RFM of shares of RFM common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any certificates representing shares of RFM common stock are presented to the surviving corporation, MENA or the paying agent for transfer, they will be canceled and, subject to receipt of a duly completed and executed letter of transmittal by, and surrender of the share certificates to, the paying agent, exchanged for the merger consideration.

Any portion of the aggregate merger consideration deposited with the paying agent that remains unclaimed by the holders of shares of RFM common stock entitled to the merger consideration for 270 days after the effective time of the merger will be delivered to the surviving corporation, and any such holder who has not exchanged shares of RFM common stock for the merger consideration prior to that time will thereafter look only to the surviving corporation for payment of the merger consideration. None of the surviving corporation, MENA, the paying agent or any other person or entity will be liable to any holder of shares of RFM common stock for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of RFM common stock as of a date that is immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of MENA free and clear of any claims or interest of any person previously entitled thereto.

If you have lost a share certificate, or if it has been stolen or destroyed, then, before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction of that certificate, and, if required by MENA, post a bond in a customary amount as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

RFM Representations and Warranties

The merger agreement contains representations and warranties made by RFM to MENA and MENA Merger Subsidiary. The assertions embodied in those representations and warranties are subject to certain qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, including information contained in (1) forms, reports and documents filed by RFM with the SEC pursuant to the securities laws after August 31, 2010 and prior to the date of the merger agreement and (2) a confidential disclosure letter provided by RFM to MENA and MENA Merger Subsidiary in connection with the signing of the merger agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between RFM and MENA rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about RFM or MENA. This description of the representations and warranties is included to provide RFM stockholders with additional information regarding the terms of the merger agreement. It is not intended to provide any other factual information about RFM or MENA.

In the merger agreement, RFM has made representations and warranties to MENA and MENA Merger Subsidiary with respect to, among other things:

•	the due organization, valid existence, good standing and corporate power and authority of RFM and its subsidiaries;

•	its corporate power and authority to enter into the merger agreement and to perform its obligations under the merger agreement and the enforceability of the merger agreement against RFM;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with or creation of liens, violations or defaults under RFM’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the closing of the merger;

•

its capitalization, including in particular the number of authorized and outstanding shares of RFM common stock, the number of shares of common stock issuable upon the exercise of stock options and restricted stock units and the number of shares of preferred stock reserved under its rights agreement;

•	its SEC filings since August 31, 2009, including financial statements contained therein, internal controls and compliance with the Sarbanes-Oxley Act of 2002 and applicable securities laws;

•

conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that since August 31, 2011 through the date of the merger agreement, there was no event, change, or occurrence that has had or would reasonably be likely to have, individually or in the aggregate, a “Company Material Adverse Effect” (as defined in the merger agreement and described below);

•	the absence of undisclosed material liabilities;

•	the absence of certain litigation;

•	RFM’s and its subsidiaries’ compliance with applicable legal requirements since August 31, 2009;

•	material compliance with RFM’s material licenses;

•	material compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

•	matters with respect to RFM’s material contracts;

•	tax matters;

•	matters related to RFM’s employee benefit plans;

•	labor and employment matters;

•	matters related to RFM’s and its subsidiaries’ insurance policies;

•	compliance with environmental laws and regulations;

•	intellectual property matters;

•	title to properties and the absence of encumbrances;

•	the absence of undisclosed brokers’ fees and expenses;

•	receipt by the special committee of a fairness opinion from Duff & Phelps;

•	the inapplicability of “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or other similar anti-takeover statutes to the merger;

•	amendments to RFM’s “poison pill” stockholder rights agreement; and

•

absence of relationships with a person or entity that is on a list of blocked persons or otherwise the target of economic sanctions administered by the U.S. Department of Treasury Office of Foreign Assets Control.

Many of the representations and warranties in the merger agreement made by RFM are qualified by a “materiality” or “Company Material Adverse Effect” standard. For purposes of the merger agreement, a “Company Material Adverse Effect” means a change, event or occurrence that has a material adverse effect on the financial condition, business or results of operations of RFM and its subsidiaries, taken as a whole.

The definition of “Company Material Adverse Effect” excludes, and a determination of whether a “Company Material Adverse Effect” has occurred or may, would or could occur does not take into account, the following and/or any changes, events or occurrences to the extent resulting from, arising out of or attributable to any of the following:

•	changes generally affecting the economy, credit, capital or financial markets or political conditions, including changes in interest and exchange rates;

•

changes that result from acts of war, terrorism or sabotage, armed hostilities, or escalation or worsening of any such acts of war or epidemics, pandemics, earthquakes, hurricanes, tornadoes and other natural disasters, in each case to the extent that such events or changes do not materially and disproportionately adversely affect RFM and its subsidiaries, taken as a whole, as compared to other companies participating in the same industries as RFM and its subsidiaries;

•

changes resulting from factors generally affecting the industries in which RFM and its subsidiaries operate or in which products or services of RFM are used and distributed, to the extent that such changes do not materially and disproportionately adversely affect RFM and its subsidiaries, taken as a whole, as compared to other companies participating in the same industries as RFM and its subsidiaries;

•

changes or effects from the entry, announcement or performance of the merger agreement or the transactions contemplated thereby (including any litigation arising from allegations of any breach of fiduciary duty or violation of law relating to the merger agreement or the closing of the transactions contemplated thereby or compliance by RFM with the terms of the merger agreement);

•

changes in GAAP or law or interpretation or enforcement thereof to the extent that such changes do not materially and disproportionately adversely affect RFM and its subsidiaries, taken as a whole, as compared to other companies participating in the same industries as RFM and its subsidiaries;

•

any failure by RFM to meet internal or public forecasts, estimates or projections of revenues or earnings (although the cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	any action taken by RFM or its subsidiaries at MENA’s written request;

•	any failure by RFM or its subsidiaries to take any action if that action is prohibited by the merger agreement to the extent MENA fails to give its consent after receipt of a written request;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, MENA or MENA Merger Subsidiary or their affiliates;

•

a decline in price or trading volume of RFM common stock on the NASDAQ stock market or any of its publicly traded debt securities (although the cause of any such decline may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and

•

any change or announcement of a potential change in the credit rating of RFM or any of its subsidiaries or any of their securities (although the cause of any such change or potential change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

MENA and MENA Merger Subsidiary Representations and Warranties

In the merger agreement, MENA and MENA Merger Subsidiary made customary representations and warranties to RFM with respect to, among other things:

•	the due organization, valid existence, good standing and corporate power and authority of MENA and MENA Merger Subsidiary;

•

the power and authority of each of MENA and MENA Merger Subsidiary to enter into the merger agreement and to perform its obligations under the merger agreement and the enforceability of the merger agreement against each of MENA and MENA Merger Subsidiary;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with or creation of liens, violations or defaults under MENA’s and MENA Merger Subsidiary’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the closing of the merger;

•	the absence of certain litigation;

•	capitalization of MENA Merger Subsidiary, including the number of outstanding shares of its common stock and the ownership thereof by MENA or a direct or indirect wholly owned subsidiary of MENA;

•	the absence of brokers’ fees and expenses;

•	neither MENA nor MENA Merger Subsidiary is an “interested stockholder” of RFM under applicable Delaware law;

•	the sufficiency of funds of MENA to complete the merger and perform its obligations under the merger agreement, including to pay the merger consideration; and

•	no representations or warranties (written or oral) are made by RFM except for those in the merger agreement.

Many of the representations and warranties of MENA and MENA Merger Subsidiary are qualified by a “Parent Material Adverse Effect” standard. A “Parent Material Adverse Effect” means a change, event or occurrence that prevents or materially impedes, hinders, interferes with or delays (1) the completion by MENA or MENA Merger Subsidiary of the merger or any of the transactions contemplated by the merger agreement on a timely basis, or (2) the compliance by MENA or MENA Merger Subsidiary with its obligations under the merger agreement.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the completion of the merger. This limitation does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Conduct of RFM’s Business During the Pendency of the Merger

Except for matters expressly required or contemplated by the merger agreement, set forth in the confidential disclosure letter or as required by applicable law, from the date of the merger agreement and prior to the effective time of the merger, RFM will, and will cause each of its subsidiaries to, conduct their business in the ordinary course and in compliance in all material respects with applicable law and all material contracts, and use their reasonable best efforts to:

•	preserve their business organizations intact; and

•	maintain existing relations and good-will with governmental authorities, customers, suppliers, landlords, creditors, licensors, licensees, officers, employees and business associates.

In addition, except as expressly required or contemplated by the merger agreement, as required by applicable law, as set forth in the confidential disclosure letter or as agreed to in writing by MENA, RFM will not, nor will it permit its subsidiaries to:

•	amend its certificate of incorporation, bylaws or other applicable governing documents;

•	merge or consolidate with any other person or entity or restructure, reorganize or completely or partially liquidate RFM or any of its subsidiaries;

•

acquire by merger, consolidation, acquisition of stock or assets or otherwise any corporation, partnership or other business organization or any assets or property other than the purchase of assets in the ordinary course of business;

•

issue, sell, grant, pledge, transfer, encumber or dispose of (or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrances of) any capital stock of RFM or any of its wholly owned subsidiaries (other than the issuance of shares of RFM common stock upon the exercise of RFM stock options, the vesting of RFM restricted stock units or pursuant to the terms of the

ESPP or securities convertible or exchangeable into or exercisable for any shares of RFM capital stock, or options, warrants or rights to acquire any shares of such capital stock or such convertible or exchangeable securities;

•

make any loans, advances or capital contributions to, or investments in, any person or entity (other than RFM or its subsidiaries) in excess of $25,000 in the aggregate (other than (1) lines of credit extended to RFM’s customers in the ordinary course of business consistent with past practices, (2) advancement of legal fees, costs and expenses to RFM’s or its subsidiaries’ directors and officers pursuant to existing indemnification obligations under RFM’s certificate of incorporation, bylaws, indemnification contracts or undertakings and (3) advances to employees in the ordinary course of business for travel and other out-of-pocket expenses);

•

declare, set aside, make or pay any dividends or other distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of RFM or any of its subsidiaries, other than dividends paid by a direct or indirect wholly owned subsidiary of RFM to its direct or indirect parent;

•

reclassify, split, combine, subdivide or redeem, purchase, or otherwise acquire any capital stock of RFM or any of its subsidiaries or securities convertible or exchangeable into or exercisable for any shares of RFM or any of its subsidiaries;

•

prepay or incur any indebtedness for borrowed money, including by way of a guarantee, other than a guarantee of the indebtedness of a wholly owned subsidiary of RFM, or an issuance or sale of debt securities or warrants or other rights to acquire any debt securities of RFM or any of its subsidiaries, except for indebtedness for borrowed money under RFM’s existing credit agreements in the ordinary course of business consistent with past practices;

•	except as set forth in the current capital forecast in the confidential disclosure letter, make or authorize any capital expenditures in excess of $50,000 in the aggregate;

•	make any material change in any method of tax or financial accounting policies or procedures, except for any such change required by changes in GAAP or law or by a governmental authority;

•

other than in the ordinary course of business and subject to the certain terms in the merger agreement, compromise or settle any claim, litigation, audit or action against RFM or its subsidiaries in excess of $15,000 individually or in any matter that would materially interfere with RFM’s operations or business;

•

make any material tax election, file any material amended tax returns, enter into any closing agreement with respect to material taxes, settle any material tax liability, or surrender any right to claim a material tax refund, except in the ordinary course of business or to the extent required by law;

•

other than pursuant to obligations existing under contracts in effect as of the date of the merger agreement, sell, lease, license, pledge, mortgage, surrender, cancel, divest, abandon or allow to lapse or expire, transfer, subject to any lien or otherwise dispose of any of its assets, product lines or businesses, including capital stock of its subsidiaries, with a value in excess of $50,000 in the aggregate (except for sales and non-exclusive licenses of products and services of RFM and its subsidiaries in the ordinary course of business, transfers among RFM and its wholly owned subsidiaries, pledges of assets required by RFM’s credit agreements and dispositions to customers of obsolete or slow-moving inventory, equipment or assets that are substantially reserved against in RFM’s financial statements filed prior to the date of the merger agreement);

•

except pursuant to existing obligations under contracts or benefit plans in effect as of the date of the merger agreement, grant or provide any severance or termination payments or benefits to any director, consultant or employee of RFM or any of its subsidiaries except for non-management-level employees in the ordinary course of business consistent with past practices;

•	license any intellectual property other than in the ordinary course of business;

•

disclose confidential information relating to any material intellectual property (except pursuant to the issuance of a patent or subject to a confidentiality agreement), or allow any lapse or abandonment of any material intellectual property or any registration or grant thereof or application related thereto to which, or under which, RFM or any of its subsidiaries has any ownership rights;

•	enter into arrangements relating to any royalty or similar payment based on revenues, profits or sales volume of RFM or any subsidiary;

•	enter into transactions with any affiliates of RFM (other than any of RFM’s subsidiaries) other than agreements and transactions expressly contemplated by the merger agreement;

•

enter into any material contracts containing covenants of RFM or any of its subsidiaries purporting to limit in any material respect any line of business, industry or geographical area in which RFM or its subsidiaries may operate or granting material exclusive rights to the other party to such material contract;

•	take any action (or omit to take action) if such action or omission would or would be reasonably likely to result in any representation or warranty of RFM in the merger agreement becoming untrue;

•	make or commit to make the payment of certain financial advisory fees to Pagemill, as set forth in the confidential disclosure letter;

•

except pursuant to existing obligations under contracts or benefit plans in effect as of the date of the merger agreement, (1) increase the compensation or bonus of, or make or amend any equity awards under any benefit plan to, or grant any bonuses to, any director, consultant or employee of RFM or any of its subsidiaries, except for non-management-level employees in the ordinary course of business consistent with past practices, (2) establish, adopt, terminate or amend any benefit plan (other than as may be required by law or routine changes to welfare plans) or accelerate vesting of any compensation for the benefit of any person or entity, or (3) establish, adopt, enter into or amend any collective bargaining agreement; or

•	authorize, commit or agree to take any of the actions described above.

MENA and MENA Merger Subsidiary agreed not to knowingly take or permit any of their affiliates to take any action that is reasonably likely to prevent or delay the closing of the merger or result in any of their representations or warranties in the merger agreement becoming untrue. In addition, prior to the effective time of the merger, each of MENA and RFM will exercise complete control and supervision over its and its subsidiaries’ respective operations, subject to and consistent with the terms and conditions of the merger agreement.

RFM Stockholders Meeting

Pursuant to the terms of the merger agreement and subject to the fiduciary obligations of RFM’s board of directors or any committee thereof, RFM agreed to, as promptly as practicable after the date of mailing of this proxy statement, take all reasonable action necessary to convene the special meeting to consider and vote upon the adoption of the merger agreement. RFM may adjourn or postpone the special meeting (1) with the consent of MENA, (2) if as of the time for which the stockholders meeting is scheduled there are insufficient shares of RFM common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholders meeting, (3) to allow reasonable additional time for filing, mailing and review of any supplemental or amended disclosure, (4) if required by law or (5) if RFM has provided a written notice to MENA and MENA Merger Subsidiary that it intends to make an adverse recommendation change (as defined in the section entitled “—RFM Board Recommendation”) in connection with another acquisition proposal or enter into a new agreement with respect to a superior proposal and terminate the merger agreement.

Unless the RFM board of directors shall have effected an adverse recommendation change, the RFM board of directors will include the board recommendation (as defined in the section entitled “—RFM Board Recommendation”) in this proxy statement and take all reasonable lawful action to solicit proxies from RFM stockholders in favor of the adoption of the merger agreement.

Non-Solicitation; Competing Acquisition Proposals

Except as permitted by the terms of the merger agreement described below, RFM has agreed that it shall, and RFM shall instruct and cause its subsidiaries to and shall use its best efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants, and other advisors and representatives (whom we refer to collectively as representatives) to cease any discussions or negotiations that may have been ongoing with respect to an acquisition proposal (as defined below) and, until the earlier of the completion of the merger and the termination of the merger agreement, not to (1) solicit, initiate or knowingly encourage any inquiry with respect to or the making of any offer or proposal that constitutes an acquisition proposal; (2) engage or participate in any discussions or negotiations regarding, or provide any non-public information concerning RFM or any of its subsidiaries to any person or entity relating to, any acquisition proposal; (3) enter into any agreement or agreement in principle with respect to any acquisition proposal (other than pursuant to permitted confidentiality agreements); or (4) knowingly facilitate any effort or attempt to make or solicit an acquisition proposal.

An “acquisition proposal” means any proposal or offer with respect to (1) a merger, consolidation, business combination or similar transaction involving RFM and/or any of its subsidiaries or (2) any acquisition by any person or entity or group of persons or entities by tender offer, share exchange or in any manner which if completed would result in any person or entity (or group of persons or entities) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% of the total voting power of any class of equity securities of RFM, or more than 20% of the consolidated total assets (including equity securities of its subsidiaries) of RFM and its subsidiaries, taken as a whole, in each case other than the transactions contemplated by the merger agreement.

Notwithstanding the restrictions described above, or anything else to the contrary set forth in the merger agreement, prior to the adoption of the merger agreement by RFM’s stockholders, if RFM receives a written acquisition proposal from a person or entity that did not result from a material breach of the non-solicitation provisions of the merger agreement, RFM may contact such person or entity to clarify the terms and conditions of the acquisition proposal and (1) RFM and its representatives may engage or participate in negotiations or discussions with such person or entity, (2) RFM and its representatives may furnish to such person or entity non-public information relating to RFM or any of its subsidiaries in response to a request from such a person or entity that has signed a confidentiality agreement meeting certain requirements as set forth in the merger agreement and (3) after complying with the merger agreement provisions described below in the section entitled “—RFM Board Recommendation,” the RFM board of directors or any committee thereof may, or may propose to, authorize, adopt, recommend, approve or otherwise declare advisable such acquisition proposal and terminate the merger agreement, if, and only to the extent that, (a) prior to taking any action described in clause (1) or (2) above, the RFM board of directors or any committee thereof determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties; (b) in each such case referred to in clause (1) or (2) above, the RFM board of directors or any committee thereof has determined in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal either constitutes or could reasonably be expected to result in a superior proposal (as defined in the merger agreement and below); and (c) in the case referred to in clause (3) above, the RFM board of directors or any committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal is a superior proposal.

The merger agreement requires RFM to promptly, and in any event within 48 hours, give notice to MENA if any non-public information is requested or any negotiations or discussions are sought to be initiated, or if any offers or proposals with respect to an acquisition proposal are received. This notice is required to contain the identity of the third party and a description of the material terms and conditions of the acquisition proposal or offer. RFM must keep MENA reasonably informed of the status of any such discussion or negotiation (including with respect to any material modifications of any acquisition proposal). RFM will promptly (and in any event within 24 hours thereafter) make available to MENA any material non-public information concerning RFM (or any of its subsidiaries) provided or made available to any third party that was not previously provided or made available to MENA. RFM agrees that neither it nor its subsidiaries will enter into confidentiality agreements which prohibit RFM from providing MENA with the material terms and conditions and other information regarding an acquisition proposal.

RFM Board Recommendation

Subject to the provisions described below, the RFM board of directors is required to recommend that RFM’s stockholders vote in favor of the adoption of the merger agreement at the special meeting (which we refer to as the board recommendation). The RFM board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below and certain termination provisions, the merger agreement provides that neither the RFM board of directors nor any committee thereof will:

•	withhold, withdraw, qualify or modify, or publicly propose or resolve to withhold, withdraw, qualify or modify, in a manner adverse to MENA, the board recommendation;

•	approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend any acquisition proposal; or

•

cause or permit RFM to enter into any letter of intent, acquisition agreement, merger agreement or similar definitive agreement relating to any acquisition proposal (other than the confidentiality agreement described in clause (2) in the penultimate paragraph under “—Non-Solicitation; Competing Acquisition Proposals” above).

Notwithstanding anything to the contrary set forth in the merger agreement, prior to the adoption of the merger agreement by RFM’s stockholders, the RFM board of directors or any committee thereof may withhold, withdraw, qualify or modify the board recommendation or approve, recommend or otherwise declare advisable an acquisition proposal made after the date of the merger agreement that the RFM board of directors or any committee thereof believes in good faith (after consultation with its outside legal counsel and independent financial advisor) is a superior proposal, provided that the RFM board of directors or any committee thereof determines in good faith (after consultation with its outside legal counsel) that failure to do so would reasonably be expected to be a violation of its fiduciary obligations under applicable law (we refer to any such action as an adverse recommendation change) and RFM may also terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal. In addition, the RFM board of directors or any committee thereof will not make an adverse recommendation change with respect to a superior proposal or terminate the merger agreement with respect to a superior proposal unless RFM first takes the following actions:

•

RFM provides written notice to MENA at least 96 hours in advance of its intention to effect an adverse recommendation change with respect to a superior proposal and/or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (which we refer to as the notice period), which notice shall specify the identity of the party who made such superior proposal and all of the material terms and conditions of such superior proposal and attach the most current version of any proposed definitive agreement relating thereto;

•

RFM, during the notice period, negotiates with MENA in good faith (to the extent that MENA desires to negotiate) to make such adjustments to the terms of the merger agreement so that the RFM board of directors or any committee thereof would be permitted not to effect an adverse recommendation change in connection with the superior proposal and/or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (provided that if, after the commencement of the notice period, there is any material modification to the terms of the superior proposal by the party making such superior proposal, RFM must provide MENA with notice of such modification, but the notice period will be 48 hours with respect to such modification); and

•

RFM’s board of directors or any committee thereof considers in good faith any changes proposed by MENA to the merger agreement and determines that the superior proposal would continue to constitute a superior proposal if MENA’s proposed changes were given effect to the merger agreement.

A “superior proposal” means any bona fide, written proposal or offer with respect to a merger, consolidation, business combination or similar transaction involving RFM and/or any of its subsidiaries or any acquisition by any person or entity (or group of persons or entities) by tender offer, share exchange or in any manner which if completed would result in any person or entity (or group of persons or entities) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 50% of the total voting power of any class of equity securities of RFM, more than 50% of the consolidated total assets (including equity securities of its subsidiaries) of RFM and its subsidiaries, taken as a whole, in each case other than the transactions contemplated by the merger agreement, that the RFM board of directors or any committee thereof determines in good faith, after consultation with its outside legal counsel and financial advisors, (1) is reasonably likely to be completed in accordance with its terms, taking into account all legal, financial, regulatory, timing and the other aspects of the proposal (including the financing thereof) and the identity of the person or entity making the proposal and (2) if completed, would result in a transaction more favorable to RFM’s stockholders from a financial point of view than the transactions contemplated by the merger agreement.

Notwithstanding the provisions described above, the merger agreement does not prohibit RFM, the RFM board of directors or any committee thereof from complying with its disclosure obligations under U.S. federal or state law, including with regard to an acquisition proposal and taking and disclosing to its stockholders a position contemplated under Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or from making any “stop-look-and-listen” communication or similar communication to the stockholders of RFM pursuant to Rule 14d-9(f) under the Exchange Act.

RFM Equity-Based Awards

As of the time the merger becomes effective, each option to purchase common stock issued by RFM under stock plans or otherwise, whether or not vested or exercisable, outstanding immediately prior to the effective time of the merger, will be cancelled and each holder of any such cancelled option will have the right to receive, as soon as reasonably practicable after the effective time of the merger, but in no event later than three business days after the effective time of the merger, from the surviving corporation an amount in cash (without interest) equal to the product of (1) the aggregate number of shares of RFM common stock subject to such cancelled option immediately prior to the effective time of the merger and (2) the excess, if any, of the per share merger consideration over the per share exercise price of such cancelled option, less the amount of any withholding required under applicable tax laws.

As of the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger will be cancelled and each holder of any such cancelled RSU will have the right to receive, as soon as reasonably practicable after the effective time of the merger (but in no event later than three business days after the effective time of the merger), from the surviving corporation an amount in cash (without interest) equal to the per share merger consideration, less the amount of any withholding required under applicable tax laws.

RFM Employee Stock Purchase Plan

As required by the merger agreement, RFM will take such actions necessary (including, if appropriate, amending the terms of the ESPP) to (1) terminate the current offering (as defined in the ESPP) under the ESPP on or before the earliest to occur of the (a) regular purchase date (as defined in the ESPP) of the current offering or (b) the final purchase date, (2) terminate all existing offerings under the ESPP immediately following the purchase on the final purchase date, (3) suspend all future offerings that would otherwise commence under the ESPP following the final purchase date and (4) cease all further payroll deductions under the ESPP effective as of the final purchase date. On the final purchase date, RFM will apply the funds credited as of the final purchase date under the ESPP within each participant’s payroll withholding account to the purchase of shares of RFM common stock in accordance with the terms of the ESPP, which shares will be treated in the manner described above in the section entitled “—The Merger Consideration and the Conversion of Capital Stock.”

RFM Employee Compensation and Benefits

For a period of not less than one year following the completion of the merger, (1) the surviving corporation will provide to those individuals who are continuing employees and (2) with respect to continuing employees, MENA will cause any employee benefit plans of MENA and its subsidiaries (other than surviving corporation and its subsidiaries) in which the continuing employees are entitled to participate after the closing of the transactions contemplated by the merger agreement to (a) take into account for purposes of eligibility and vesting (but not for benefit accruals under any defined benefit pension plans) service by such employees as if such service were with MENA or its subsidiaries, but only to the extent such service was credited to such employee under a comparable RFM employee plan, except to the extent it would result in a duplication of benefits, and (b) waive any pre-existing conditions and provide credit for any deductible incurred during the year in which the date of the completion of the transactions contemplated by the merger agreement occurs.

Directors’ and Officers’ Liability Insurance; Indemnification

Under the merger agreement, RFM will, prior to the effective time of the merger, or if RFM is unable to, MENA has agreed to cause the surviving corporation to as of the effective time of the merger, obtain and fully pay the premium for “tail” insurance policies extending RFM’s current D&O insurance for a period of at least six years from and after the effective time of the merger on terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as RFM’s existing policies, covering any matter that existed or occurred at or before the effective time of the merger claimed against a director or officer of RFM or any of its subsidiaries by reason of him or her serving in such capacity, provided that the annual premium for this “tail” insurance does not exceed 150% of the annual premiums currently paid by RFM for D&O insurance. If such “tail” coverage is not obtained for any reason, MENA has agreed to cause the surviving corporation to continue to maintain RFM’s D&O insurance or obtain comparable D&O insurance for a period of at least six years on terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as currently exist, provided that neither MENA nor the surviving corporation is required to expend an annual premium amount more than 150% of the annual premiums currently paid by RFM for this D&O insurance. If the annual premiums exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

MENA and MENA Merger Subsidiary also agreed that all rights to exculpation, indemnification and advancement of expenses under RFM’s certificate of incorporation, bylaws or indemnification contracts or undertakings existing on the date of the merger agreement in favor of the indemnified parties shall survive the merger and be observed by and enforceable against the surviving corporation to the fullest extent permitted by the DGCL for a period of six years from the effective time of the merger, provided that all such rights in respect of any action, claim, suit, proceeding or investigation that is pending, threatened or asserted at any time within such six-year period shall continue in full force and effect until the final disposition or resolution thereof. In addition, from and after the effective time of the merger, MENA and the surviving corporation will jointly and severally indemnify and hold harmless the indemnified parties against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any such indemnified party’s service as a director or officer of RFM or services performed by such indemnified party at the request of RFM or any of its subsidiaries, including (1) any and all matters pending, existing or occurring at or prior to the effective time of the merger and (2) any claim arising from the transactions contemplated by the merger agreement, provided that the surviving corporation and MENA shall only be required to indemnify and hold harmless, and advance expenses to, an indemnified party if and to the same extent such indemnified party is entitled to be indemnified and held harmless by RFM or has the right to advancement of expenses, as the case may be, from RFM pursuant to any indemnification obligations existing as of the date of the merger agreement.

If the surviving corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person or entity, then the merger agreement requires that proper provision be made so that the successors and assigns of the surviving corporation will assume all of the indemnification obligations described above.

The provisions in the merger agreement relating to D&O insurance, indemnification and advancement of expenses are intended to be for the benefit of, and after the effective time of the merger will be enforceable by, the indemnified parties and their respective successors, heirs and representatives, who are third party beneficiaries of those provisions of the merger agreement.

Other Covenants and Agreements

Consents. RFM will use commercially reasonable efforts to obtain, at its sole cost and expense, prior to the completion of the transactions contemplated by the merger agreement, all consents which, in the reasonable judgment of MENA, are necessary or appropriate to be obtained in connection with the completion of the merger, including those listed in the confidential disclosure letter.

Access to Information. From the date of the merger agreement until the effective time of the merger, subject to certain exceptions and limitations described in the merger agreement and subject to applicable law, RFM has agreed to (and will cause its subsidiaries to) (1) give, upon reasonable prior written notice, MENA’s officers and other authorized representatives reasonable access to employees, properties, books, contracts and records of RFM and its subsidiaries during normal business hours, (2) furnish promptly to MENA all information concerning its business, properties and personnel as may be reasonably requested by MENA, and (3) within 35 days after the end of each month, furnish to MENA unaudited monthly consolidated statements of operations for RFM and its subsidiaries.

Stock Market De-listing. MENA shall cause RFM’s securities to be de-listed from the NASDAQ Stock Market and de-registered under the Exchange Act as soon as practicable following the effective time of the merger.

Public Announcements. Unless and until an adverse recommendation change occurs, MENA and RFM have agreed that each will consult with the other before issuing any press release or making any other public announcements with respect to the merger and the other transactions contemplated by the merger agreement and prior to making any filings with any governmental authority, except as may be required by applicable law or any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any governmental authority.

Takeover Laws. If any “control share acquisition,” “interested stockholder,” “business combination,” “fair price,” “moratorium” or other similar anti-takeover statutes or regulations enacted under state or federal laws becomes or may become applicable to the merger or the other transactions contemplated by the merger agreement, RFM and its board of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by the merger agreement may be closed as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statutes or regulations on the transactions contemplated by the merger agreement.

Voting of Shares. MENA has executed and delivered in its capacity as the sole stockholder of MENA Merger Subsidiary a written consent adopting the merger agreement.

Resignations. RFM will obtain and deliver at the closing of the transactions contemplated by the merger agreement evidence of the resignations of those directors of RFM and any of its subsidiaries designated by MENA to RFM in writing.

Stockholder Litigation. RFM will give MENA the opportunity to participate in the defense, settlement and/or prosecution of any stockholder litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement that is brought, or, to the knowledge of RFM, threatened, against RFM and/or its members of the board of directors prior to the effective time of the merger. RFM has also agreed that it will obtain the prior written consent of MENA (which consent will not be unreasonably withheld, conditioned or delayed) prior to settling any such proceeding. Once the RFM stockholders have approved the merger agreement, RFM will cooperate with MENA, and if requested by MENA, use its reasonable best efforts to settle any unresolved stockholder litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement pursuant to MENA’s direction, except that RFM will not be required to agree to any settlement requiring RFM or its subsidiaries to take or refrain from taking any action, or to pay any amount, prior to the closing of the transactions contemplated under the merger agreement. Nothing in the merger agreement requires RFM to take action that would cause a waiver of attorney-client privilege or loss of attorney work product or similar protection.

Tax Matters

MENA, MENA Merger Subsidiary and RFM will treat the merger for federal and state income tax purposes as the purchase of the stock of RFM by MENA in accordance with Revenue Rulings 73-427 and 79-273. MENA and RFM will not take any action with respect to RFM after the closing of the transactions contemplated by the merger agreement that would cause those transactions to constitute part of a transaction that is the same as, or substantially similar to, an “intermediary transaction tax shelter” described in IRS Notices 2001-16 and 2008-11.

Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each of RFM, MENA and MENA Merger Subsidiary will cooperate with the others and use (and cause their respective affiliates to use) their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under the merger agreement and applicable law to make effective the merger and to complete the transactions contemplated by the merger agreement as soon as practicable after the date of the merger agreement, including (1) obtaining from governmental authorities or third parties all necessary or advisable consents, registrations, authorizations, permits and approvals, and (2) preparing and filing all documentation to effect necessary notices, reports and other filings.

Subject to applicable law, (1) MENA and RFM have the right to review in advance, and, to the extent practicable, to consult with each other on and consider in good faith the other’s views on, any filings made with, or written materials, notices or reports submitted to, any third party and/or governmental authority in connection with the transactions contemplated by the merger agreement; and (2) MENA and RFM will, upon request by the other, furnish the other with all information concerning itself, its affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of MENA, RFM or their respective affiliates to any third party and/or governmental authority in connection with the merger agreement. Subject to applicable laws and the instructions of any governmental authority, MENA and RFM will keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or substantive communications received by MENA or RFM, as the case may be, or any of its affiliates, from any governmental authority with respect to the transactions contemplated by the merger agreement. MENA and RFM agree that they will not participate in any meeting with a governmental authority regarding the merger and the other transactions contemplated by the merger agreement unless it consults with the other party in advance and gives the other party the opportunity to attend and participate in the meeting to the extent permitted by such governmental authority.

Subject to certain limitations, MENA, RFM and MENA Merger Subsidiary agree to promptly make all filings required under any antitrust laws in connection with the completion of the transactions contemplated by the merger agreement, to respond as promptly as practicable to any inquiries or requests received from governmental authorities with regulatory jurisdiction over enforcement of any antitrust laws (which we refer to as governmental antitrust entities), and to provide to those governmental antitrust entities such non-privileged information and documents requested or that are necessary, proper or advisable to permit the closing of the transactions contemplated by the merger agreement.

MENA, MENA Merger Subsidiary and RFM agree to give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before, or any material communication concerning antitrust laws to or from, any governmental antitrust entity and to keep the other party informed as to the status of any such proceedings, in each case with respect to or regarding the transactions contemplated by the merger agreement. Except as may be prohibited by law or a governmental antitrust entity, MENA and RFM will cooperate and consult with each other, and consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, opinion, argument or proposal made in connection with any antitrust proceeding. Subject to the foregoing, MENA will be principally responsible for and in control of the process of dealing with any such governmental antitrust entity.

MENA, MENA Merger Subsidiary and RFM will use reasonable best efforts to avoid the entry or enactment of any injunction or other order, decree, decision, determination, judgment, investigation or law that would delay, restrain, enjoin, prevent or otherwise prohibit completion of the transactions contemplated by the merger agreement and in such event (or if such event becomes reasonably foreseeable) will use reasonable best efforts to take any steps necessary to vacate, resist, modify, reverse, suspend, prevent, eliminate, avoid or remove such injunction, order, judgment, decision, determination, enactment or decree so as to permit the completion of the transactions contemplated by the merger agreement to occur on a schedule as close as possible to that contemplated by the merger agreement; provided, however, that in no event will MENA or MENA Merger Subsidiary be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of MENA or MENA Merger Subsidiary, could be expected to limit the right of MENA or MENA Merger Subsidiary to own or operate all or any portion of their respective businesses or assets. With regard to any governmental antitrust entity, without MENA’s or MENA Merger Subsidiary’s prior written consent, neither RFM nor any of its subsidiaries will discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits MENA’s or MENA Merger Subsidiary’s freedom of action with respect to, or their ability to retain any of the businesses, product lines or assets of, MENA or MENA Merger Subsidiary or otherwise receive the full benefits of the merger agreement.

Conditions to the Merger

The obligations of MENA and MENA Merger Subsidiary, on the one hand, and RFM, on the other hand, to complete the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

•	adoption of the merger agreement at the RFM stockholders meeting by an affirmative vote of the holders of a majority of the outstanding shares of RFM common stock entitled to vote on such matter;

•	no governmental authority with jurisdiction over any party will have enacted, promulgated, enforced, entered or issued any order; and

•	the waiting period under any applicable antitrust law will have expired or been terminated and any consent required under any applicable antitrust law will have been obtained.

The obligations of MENA and MENA Merger Subsidiary to complete the merger are subject to the satisfaction or waiver (in writing) by MENA at or prior to the effective time of the merger of the additional following conditions:

•

the representations and warranties of RFM made in the merger agreement relating to capitalization matters, corporate action, enforceability of the merger agreement, approval of RFM’s board of directors and receipt by the special committee of a fairness opinion will be true and correct in all respects (other than de minimis exceptions), as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be so true and correct as of such earlier date);

•

the other representations and warranties of RFM made in the merger agreement, disregarding materiality or “Company Material Adverse Effect” (as defined in the merger agreement) qualifications, will be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be so true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	RFM will have performed, in all material respects, all of its obligations under the merger agreement on or prior to the closing of the transactions contemplated by the merger agreement;

•	MENA will have received certificates signed on RFM’s behalf by a certain principal officer of RFM as to the satisfaction of the conditions described in the preceding three bullets;

•

since the date of the merger agreement, there will not have occurred and be continuing any event, change or occurrence that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

•

RFM will have delivered to MENA an affidavit, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in RFM is not a U.S. real property interest within the meaning of Section 897(c) of the Code; and

•	RFM will have obtained and delivered to MENA certain required consents listed in the confidential disclosure letter.

The obligation of RFM to complete the merger is subject to the satisfaction or waiver (in writing) by RFM at or prior to the effective time of the merger of the additional following conditions:

•

the representations and warranties of MENA and MENA Merger Subsidiary made in the merger agreement will be true and correct (disregarding materiality qualifications) as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (other than those representations and warranties that were made as of an earlier date, which need only be true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” (as defined in the merger agreement);

•	MENA and MENA Merger Subsidiary will have performed, in all material respects, all of their respective obligations under the merger agreement; and

•

RFM will have received a certificate signed on behalf of MENA and MENA Merger Subsidiary by a senior executive officer or authorized director of MENA as to the satisfaction of the conditions described in the preceding two bullets.

No party to the merger agreement may rely on the failure of any condition to be satisfied to excuse it from its obligations to effect the merger if the failure to satisfy the condition was caused by that party’s failure to use the standard of efforts required from such party to complete the transactions contemplated by the merger agreement.

Termination of the Merger Agreement

RFM and MENA may terminate the merger agreement and abandon the merger by mutual written consent at any time before the effective time of the merger, notwithstanding the adoption of the merger agreement by the RFM stockholders. In addition, either MENA or RFM may terminate the merger agreement and abandon the merger at any time before the effective time of the merger if:

•

the merger has not been completed by October 12, 2012 (which we refer to as the termination date), notwithstanding the adoption of the merger agreement by the RFM stockholders, provided that such right to terminate the merger agreement will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that materially contributed to the failure of a condition to the closing of the merger to be satisfied on or before the termination date, provided, further, that if on the termination date all of the conditions to the closing of the merger are satisfied (or capable of being satisfied) except that a waiting period under any applicable antitrust law has not expired or been terminated or a consent required under any applicable antitrust law has not been obtained, then MENA or RFM may extend the termination date by an additional 60 days by delivering written notice to the other party;

•

the RFM stockholders meeting has been held and completed and the adoption of the merger agreement by RFM’s stockholders has not been obtained thereat or at any adjournment or postponement thereof, provided, however, that such right to terminate the merger agreement is not available to a party if the failure of the RFM stockholders to adopt the merger agreement is attributable to the failure on the part of such party to perform any material obligation required to be performed by it under the merger agreement; or

•

any order permanently enjoining, restraining or otherwise prohibiting the completion of the merger has become final and non-appealable, provided that such right to terminate is not available to a party that has not used its reasonable best efforts to contest, appeal or remove such order.

RFM may also terminate the merger agreement and abandon the merger if:

•

prior to the adoption of the merger agreement by RFM’s stockholders, the RFM board of directors or any committee thereof has authorized RFM, subject to complying with the material terms of the merger agreement (including the non-solicitation provisions), to enter into a definitive agreement in respect of a superior proposal with a third party, provided that (1) RFM pay to MENA, immediately prior to or substantially concurrently with the termination, the termination fee described below under “—Termination Fee” and (2) RFM, immediately prior to or substantially concurrently with the termination, enters into such binding definitive agreement;

•

prior to the effective time of the merger, whether before or after the adoption of the merger agreement by RFM stockholders, MENA or MENA Merger Subsidiary has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty of MENA or MENA Merger Subsidiary has become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of MENA’s and MENA Merger Subsidiary’s representations and warranties and performance of obligations would not be satisfied and such breach is either not curable or, if curable, not cured prior to the earlier of (1) 30 days after written notice is given to MENA by RFM of such breach and (2) the date that is three business days prior to the termination date (provided that RFM is not then in breach of the merger agreement so as to cause the failure of certain of the conditions to MENA and MENA Merger Subsidiary’s obligations to effect the merger to be satisfied); or

•

prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the RFM stockholders, (1) MENA and MENA Merger Subsidiary fail to complete the transactions contemplated by the merger agreement within two business days following the date on which the completion of such transactions should have occurred pursuant to the terms of the merger agreement, (2) the conditions to the obligations of MENA and MENA Merger Subsidiary to effect the merger have been satisfied at such time (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the transactions contemplated by the merger agreement) and (3) RFM was ready, willing and able to complete such transactions at such time, provided, that during such two business day period, no party will have the right to terminate the merger agreement as a result of the merger not being completed by the termination date (or the extended termination date).

MENA may also terminate the merger agreement and abandon the merger prior to the effective time of the merger if:

•

an adverse recommendation change (as described in the section entitled “—RFM Board Recommendation”) has occurred or the board of directors of RFM or any committee thereof has approved or recommended an acquisition proposal to RFM’s stockholders;

•

RFM has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty of RFM set forth in the merger agreement has become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of RFM’s representations and warranties and performance of obligations would not be satisfied and such breach is either not curable or, if curable, not cured prior to the earlier of (1) 30 days after written notice is given by MENA to RFM of such breach and (2) the date that is three business days prior to the termination date (provided that MENA is not then in breach of the merger agreement so as to cause the failure of certain of the conditions to RFM’s obligations to effect the merger to be satisfied); or

•

(1) RFM fails to complete the transactions contemplated by the merger agreement within two business days following the date on which the completion of such transactions should have occurred pursuant to the terms of the merger agreement, (2) the conditions to the obligations of RFM to effect the merger have been satisfied at such time (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the transactions contemplated by the merger agreement) and (3) MENA and MENA Merger Subsidiary were ready, willing and able to complete such transactions at such time, provided, that during such two business day period, no party will have the right to terminate the merger agreement as a result of the merger not being completed by the termination date (or the extended termination date).

Termination Fee

If RFM, MENA or MENA Merger Subsidiary wish to terminate the merger agreement pursuant to the provisions of the merger agreement described in the immediately preceding section, such party will give written notice of such termination to the other parties to the merger agreement specifying the provision(s) of the merger agreement pursuant to which such termination is effected. If the merger agreement is terminated and the merger abandoned, subject to certain exceptions and/or limitations contained in the merger agreement, the merger agreement will become void and of no effect with no liability to any person or entity on the part of any party to the merger agreement (or any director, officer, employee, agent, consultant, other representative or affiliate of such party); provided that, subject to certain exceptions or limitations in the merger agreement, (1) RFM’s obligation to pay the termination fee (as defined in the following paragraph) will remain outstanding, (2) no party will be relieved from any liability for any willful and material breach of the merger agreement and (3) certain provisions addressing termination fees and expense reimbursement obligations and certain miscellaneous provisions shall remain in effect.

Notwithstanding the foregoing, if MENA terminates the merger agreement because:

•

an adverse recommendation change (as described in the section entitled “—RFM Board Recommendation”) has occurred or the RFM board of directors or any committee thereof has approved or recommended to RFM’s stockholders an acquisition proposal;

•

RFM breaches any of its representations, warranties, covenants or agreements or any of its representations or warranties become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of RFM’s representations and warranties and

RFM’s performance of obligations would not be satisfied (and such breach is not curable or, if curable, is not cured in the time periods specified in the merger agreement) as a result of a knowing and willful material breach of the merger agreement by RFM; or

•

(1) RFM fails to complete the transactions contemplated by the merger agreement within two business days following the date on which the completion of such transactions should have occurred pursuant to the terms of the merger agreement, (2) the conditions to the obligations of RFM to the effect the merger have been satisfied at such time (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the transactions contemplated by the merger agreement) and (3) MENA Merger Subsidiary and MENA were ready, willing and able to complete such transactions at such time, then RFM will pay to MENA, within three business days after any such termination, $800,000 (without any separate reimbursement for expenses) (which we refer to as the termination fee).

If RFM terminates the merger agreement prior to the adoption of the merger agreement by RFM’s stockholders because the RFM board of directors or any committee thereof authorizes RFM, subject to complying with the material terms of the merger agreement, to enter into a definitive agreement in respect of a superior proposal with a third party and RFM immediately prior to or substantially concurrently with such termination enters into such definitive agreement, then RFM will pay to MENA, immediately prior to or substantially concurrently with such termination, the termination fee.

If either RFM or MENA terminates the merger agreement or the merger is abandoned prior to the adoption of the merger agreement by RFM’s stockholders because:

•	the merger is not closed on or before the termination date (or the extended termination date); or

•	the stockholder meeting has been held and completed and the adoption of the merger agreement by RFM’s stockholders has not been obtained thereat or at any adjournment or postponement thereof; and

(1) prior to such termination, a bona fide and publicly announced acquisition proposal (as defined in the merger agreement except that references to “20%” shall be deemed to be references to “50%”) has been made (and not publicly withdrawn before such termination with respect to the first bullet above or before the stockholder meeting with respect to the second bullet above) and (2) within 9 months following the date of such termination, RFM enters into a definitive agreement with respect to an acquisition proposal and completes the transactions contemplated thereby, then RFM will pay to MENA, within three business days after completing such transactions, the termination fee.

Expenses

If prior to the adoption of the merger agreement by the stockholders of RFM, MENA terminates the merger agreement because RFM breaches any of its representations, warranties, covenants or agreements or any of its representations or warranties become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of RFM’s representations and warranties and RFM’s performance of obligations would not be satisfied (and such breach is not curable or, if curable, is not cured in the time periods specified in the merger agreement) other than as a result of a knowing and willful material breach of the merger agreement by RFM, RFM will pay MENA all of the reasonable and documented out-of-pocket costs and expenses (including legal and other third party advisors fees) incurred by MENA in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement up to $400,000 in the aggregate. RFM will make such payment within three business days following the date of such termination.

If RFM terminates the merger agreement because of a breach by MENA or MENA Merger Subsidiary of any of their representations, warranties, covenants or agreements or any of their representations or warranties become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of MENA’s and MENA Merger Subsidiary’s representations and warranties and performance of obligations would not be satisfied (and such breach is not curable or, if curable, is not cured within the time periods specified in the merger agreement) other than as a result of a knowing and willful material breach of the merger agreement by MENA or MENA Merger Subsidiary, MENA shall pay to RFM all of the reasonable and documented out-of-pocket costs and expenses (including legal and other third party advisors fees) incurred by RFM in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement up to $400,000 in the aggregate. MENA will make such payment within three business days after the date of such termination.

RFM, MENA and MENA Merger Subsidiary acknowledge in the merger agreement that the agreements contained in the provisions regarding the termination fees described above are an integral part of the transactions contemplated by the merger agreement and that, without those agreements, they would not have entered into the merger agreement. If either RFM, on the one hand, or MENA, on the other hand, fails to promptly pay the foregoing fees and expenses to the other when due, the party who fails to pay such amounts will pay the reasonable and documented out-of-pocket costs and expenses (including legal fees) in connection with any suit commenced by the other party to collect payment that results in a judgment against the non-paying party, together with interest on the unpaid amount ordered to be paid pursuant to such judgment at the prime rate of Citibank in effect on the date such payment was required to be made through the date of payment (we refer to these costs and expenses as enforcement costs).

Remedies

Absent (1) a knowing and willful material breach of the merger agreement by MENA or MENA Merger Subsidiary or (2) the failure by MENA or MENA Merger Subsidiary to complete the transactions contemplated by the merger agreement despite all of the conditions to their obligations to effect the merger having been satisfied and despite RFM having stood ready, willing and able to complete such transactions, RFM’s receipt of its reimbursable costs and expenses described above in the section entitled “—Expenses” (excluding enforcement costs) and RFM’s right to specific performance described below in the section entitled “—Specific Performance” are the sole and exclusive remedies of RFM and its subsidiaries against MENA, MENA Merger Subsidiary and their respective general or limited partners, stockholders, managers, members, directors, officers, employees, agents or affiliates for losses suffered with respect to the merger agreement, the transactions contemplated thereby, the termination of the merger agreement, the failure of the merger to be completed or any breach of the merger agreement by MENA or MENA Merger Subsidiary. Upon payment of such amounts, none of MENA, MENA Merger Subsidiary or their respective general or limited partners, stockholders, managers, members, directors, officers, employees, agents or affiliates shall have any further liability or obligation to RFM relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement or any claims or actions under applicable law arising out of any such breach, termination or failure and the payment of RFM’s reimbursable costs and expenses described above in the section entitled “—Expenses” (excluding enforcement costs) and the reimbursement of any enforcement costs shall be in full satisfaction of all monetary damages of RFM related to or arising out of the merger agreement, the transactions contemplated thereby, the termination of the merger agreement, the failure to complete the transactions contemplated by the merger agreement, and any claims or actions under applicable law arising out of such breach, termination or failure.

Notwithstanding the foregoing, in the event of (a) a knowing and willful material breach of the merger agreement by MENA or MENA Merger Subsidiary or (b) the failure by MENA or MENA Merger Subsidiary to complete the transactions contemplated by this Agreement despite all the conditions to their obligations to close having been satisfied and despite RFM having stood ready, willing and able to complete the transactions (in either case, whether or not the merger agreement has been terminated or MENA has reimbursed RFM’s reimbursable costs and expenses described above in the section entitled “—Expenses” (excluding enforcement costs)), RFM may enforce the merger agreement against MENA and MENA Merger Subsidiary on behalf of RFM’s stockholders and holders of RFM compensatory awards to pursue claims for actual proven monetary damages (including claims for damages based on loss of the economic benefits of the merger and other transactions contemplated by the merger agreement), provided that these rights are enforceable only by RFM in its sole and absolute discretion (and not directly by any RFM stockholder or holder of any compensatory award), it being understood that any damages, settlements or other amounts recovered or received by RFM with respect to such claims (net of expenses incurred by RFM in connection therewith) may, in RFM’s sole and absolute discretion, be (y) distributed, in whole or in part, by RFM to the RFM stockholders or holders of compensatory awards as of any date determined by RFM or (z) retained by RFM for the use and benefit of RFM, provided, further, that under no circumstances shall any such rights of any RFM stockholder or any holder of any compensatory award be enforceable by such RFM stockholders or holders (derivatively or otherwise) other than by RFM on their behalf.

MENA’s receipt of the termination fee and reimbursement of its costs and expenses described above in the section entitled “—Expenses” from RFM (including reimbursement for any enforcement costs), as applicable, and MENA’s right to specific performance described below in the section entitled “—Specific Performance” are the sole and exclusive remedies of MENA, MENA Merger Subsidiary and their affiliates against RFM, its subsidiaries and their respective general or limited partners, stockholders, directors, officers, employees, managers, members, agents or affiliates for losses suffered with respect to the merger agreement, the transactions contemplated thereby, the failure of the merger to be completed, the termination of the merger agreement or any breach of the merger agreement by RFM. Upon payment of such amounts, none of RFM, its subsidiaries or their respective general or limited partners, stockholders, directors, officers, employees, managers, members, agents or affiliates shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement or any claims or actions under applicable law arising out of any such breach, termination or failure and the payment to MENA of the termination fee described above in the section entitled “—Termination Fee” and MENA’s reimbursement of costs and expenses described above in the section entitled “—Expenses” (excluding enforcement costs) and the reimbursement of any enforcement cost shall be in full satisfaction of all monetary damages of MENA and MENA Merger Subsidiary related to or arising out of the merger agreement, the transactions contemplated thereby, the termination of the merger agreement, the failure to complete the transactions contemplated by the merger agreement, and any claims or actions under applicable law arising out of such breach, termination or failure.

Neither MENA nor MENA Merger Subsidiary is entitled to seek or obtain any recovery in excess of the termination fee, the reimbursement of MENA’s costs and expenses described above in the section entitled “—Expenses,” including any reimbursement of enforcement costs. RFM is not entitled to seek or obtain any recovery in excess of the reimbursement of RFM’s costs and expenses described above in the section entitled “—Expenses,” including any reimbursement of enforcement costs, if RFM terminates the merger agreement because of a breach by MENA or MENA Merger Subsidiary of any of their representations, warranties, covenants or agreements or any of their representations or warranties become untrue after the date of the merger agreement, in either case such that the conditions to the merger relating to the accuracy of MENA’s and MENA Merger Subsidiary’s representations and warranties and performance of obligations would not be satisfied (and such breach is not curable or, if curable, is not cured within the time periods specified in the merger agreement), other than for a willful and material breach of the merger agreement by MENA or MENA Merger Subsidiary. In no event shall MENA, MENA Merger Subsidiary or RFM be entitled to see or obtain any other damages of any kind against any such persons or entities, including consequential, special, indirect or punitive damages.

Except as otherwise set forth in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses. MENA or the surviving corporation will pay for the charges and expenses, including those of the paying agent, in connection with the exchange of shares of RFM common stock for the merger consideration.

Specific Performance

RFM, MENA and MENA Merger Subsidiary agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties to the merger agreement do not perform the provisions of the merger agreement (including failing to take actions as are required of such parties thereunder in order to complete the merger) in accordance with its specified terms or otherwise breach such provisions. RFM, MENA and MENA Merger Subsidiary will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of certain material United States federal income tax consequences to RFM stockholders of the receipt of cash in exchange for shares of RFM common stock pursuant to the merger. This summary is based upon the provisions of the Code, applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis. This discussion assumes that the shares of RFM common stock are held as capital assets (generally, as property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique investment circumstances, or to stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, S corporations, real estate investment trusts, partnerships, United States expatriates, controlled foreign corporations, passive foreign investment companies, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, stockholders who hold shares of RFM common stock as part of a hedging, “straddle,” conversion or other integrated transaction, “non-U.S. holders” (as defined below) that own, or have owned, actually or constructively, more than 5% of RFM common stock, stockholders who acquired their shares of RFM common stock through the exercise of employee stock options or other compensation arrangements or stockholders who receive cash pursuant to the exercise of appraisal rights). In addition, this discussion does not address any aspect of state, local, alternative minimum, estate, gift or non-United States taxation that may be applicable to a particular stockholder.

RFM stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of RFM common stock pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds shares of RFM common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding RFM common stock, you should consult your own tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of RFM common stock that is:

•	a citizen or individual resident of the United States for United States federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to United States federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of RFM common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash in the merger generally will be a taxable transaction to U.S. holders for United States federal income tax purposes. Generally, a U.S. holder of shares of RFM common stock will recognize gain or loss equal to the difference in basis in the shares of RFM common stock converted into cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of RFM common stock have been held for more than one year at the effective time of the merger, the gain or loss generally will be long-term capital gain or loss, and will be short-term capital gain or loss if the shares have been held for one year or less. Long-term capital gains recognized by non-corporate U.S. holders may be subject to reduced tax rates. There are limitations on the deductibility of capital losses.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, the exchange agent generally will be required to withhold 28% of all payments to which a U.S. holder is entitled in the merger, unless the U.S. holder (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the paying agent for the merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s gain realized in the merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder will be subject to information reporting, and, in certain circumstances, backup withholding may apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a properly executed Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding,” or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a non-U.S. holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each non-U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of certain material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of RFM common stock. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-United States income and other tax laws) of the receipt of cash in exchange for shares of RFM common stock pursuant to the merger.

REGULATORY MATTERS

Mergers and acquisitions that may have an impact in the United States are subject to review by the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) to determine whether they comply with applicable antitrust laws. Under the Hart-Scott-Rodino Act (which we refer to as the HSR Act), mergers and acquisitions that meet certain jurisdictional thresholds may not be completed until the filing of notification and report forms by both parties to the transaction with the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The merger contemplated by the merger agreement does not meet the jurisdictional thresholds for the filing of pre-merger notifications under the HSR Act.

To our knowledge, none of MENA, MENA Merger Subsidiary or RFM is required to seek any pre-merger review or approval of the merger by any other federal or state regulatory authority.

LITIGATION RELATED TO THE MERGER

On April 17, 2012, a purported class action lawsuit challenging the merger on behalf of a class of stockholders of RFM was filed in the District Court of Dallas County, Texas, captioned Anshell v. RF Monolithics, Inc., et al., Case No. DC-12-04250G. The complaint names RFM’s board of directors as the primary defendants and generally alleges that the board of directors violated their fiduciary duties to RFM stockholders by approving the merger agreement and recommending it for approval by RFM stockholders. The complaint alleges that the board of directors engaged in an unfair process and agreed to a price that fails to maximize value for RFM stockholders. The complaint also alleges that MENA, MENA Merger Subsidiary and RFM aided and abetted the board of directors’ alleged breach of fiduciary duties. The complaint seeks, among other things, declaratory and injunctive relief, including an injunction prohibiting completion of the merger.

On April 27, 2012, a purported class action lawsuit challenging the merger on behalf of a class of stockholders of RFM was filed in the Court of Chancery of the State of Delaware, captioned Stigall v. Halsey et al., Case No. 7468-VCG. The complaint names RFM’s board of directors as the primary defendants and generally alleges that the board of directors violated their fiduciary duties to RFM stockholders by approving the merger agreement and recommending it for approval by RFM stockholders. The complaint alleges that the merger, if completed, would provide inadequate consideration to RFM stockholders, and that RFM’s rights plan and certain provisions of the merger agreement are unduly restrictive on competing offers to buy RFM. The complaint also alleges that RFM, MENA and MENA Merger Subsidiary aided and abetted the board of directors’ alleged breach of fiduciary duties. The complaint seeks, among other things, declaratory and injunctive relief, including an injunction prohibiting completion of the merger.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of RFM common stock who does not wish to accept the merger consideration may elect to exercise and perfect appraisal rights in lieu of receiving the merger consideration by complying with all of the procedures of Section 262 of the DGCL. A stockholder who exercises and perfects appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares of RFM common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment for the fair value of such shares in cash, together with interest, if any, to be paid upon the amount determined to be fair value, if the merger is completed. However, the stockholder must comply strictly with the provisions of Section 262 of the DGCL.

The following description is a summary of the law pertaining to appraisal rights under the DGCL. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of shares of RFM common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted.

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the full text of Section 262 is attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of RFM common stock who wishes to exercise and perfect appraisal rights or who wishes to preserve the right to do so should review the following description and Annex C carefully. Failure to comply strictly with the procedures of Section 262 of the DGCL will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

An RFM stockholder wishing to exercise the right to demand the appraisal of his, her or its shares of RFM common stock must do ALL of the following:

•

The stockholder must deliver to RFM a written demand for appraisal of such stockholder’s shares of RFM common stock before the taking of the vote on the proposal to adopt and approve the merger agreement at the special meeting.

•

The stockholder must not vote or submit a proxy in favor of the proposal to adopt and approve the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt and approve the merger agreement, a stockholder who votes by proxy and who wishes to exercise and perfect appraisal rights must vote against the proposal or vote to abstain.

•

The stockholder must continuously hold the shares of RFM common stock from the date of making the demand for appraisal through the effective date of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the merger.

Neither voting, in person or by proxy, against, abstaining from voting on, nor failing to vote on the proposal to adopt and approve the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of RFM common stock issued and outstanding immediately prior to the effective date of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates or, in the case of uncertificated shares, as the stockholder’s name appears on the stockholder registery. The demand must reasonably inform RFM of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of RFM common stock.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE AND PERFECT APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise and perfect appraisal rights under Section 262 of the DGCL should mail or deliver the written demand for appraisal prior to the vote on the adoption and approval of the merger agreement to:

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Attention: Corporate Secretary

If the merger is completed, the surviving corporation will give written notice of the effective date of the merger within 10 days after such effective date to each former RFM stockholder who did not vote in favor of the proposal to adopt and approve the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective date of the merger, but not later, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of RFM common stock held by all such stockholders. A person who is the beneficial owner of shares of RFM common stock held in either a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares of RFM common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of RFM common stock not voted in favor of the proposal to adopt and approve the merger agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of RFM common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the Office of Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of RFM common stock and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

The Delaware Court of Chancery may require the stockholders who have demanded appraisal and who hold certificated shares of RFM common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings. If any stockholder fails to comply with the Court of Chancery’s direction, the Court of Chancery may dismiss the appraisal proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal, the Delaware Court of Chancery will thereafter determine the fair value of the shares of RFM common stock held by such stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the interest, if any, to be paid on the amount determined to be the fair value. Such interest rate shall be calculated as of the effective date of the merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and tax such costs upon the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

The fair value of the RFM common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective date of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record at a date prior to the effective date of the merger.

If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder delivers a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the terms offered upon the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR SHARES OF RFM COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE AN RFM STOCKHOLDER AND ARE CONSIDERING EXERCISING AND PERFECTING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CURRENT MARKET PRICE OF COMMON STOCK

RFM common stock is listed on the NASDAQ Stock Market under the trading symbol “RFMI.” We did not pay dividends during fiscal year 2010 or 2011 and have not paid a dividend during fiscal year 2012. We do not expect to declare or pay any dividends prior to the completion of the merger, and under the terms of the merger agreement, are prohibited from so doing.

The following table sets forth the high and low closing prices of RFM common stock, as reported by the NASDAQ Stock Market, for each of the periods listed.

	Common Stock
	High	Low
Fiscal Year Ended August 31, 2010
First Quarter	$1.08	$0.68
Second Quarter	$1.45	$0.84
Third Quarter	$1.45	$1.01
Fourth Quarter	$1.37	$1.11
Fiscal Year Ended August 31, 2011
First Quarter	$1.34	$1.10
Second Quarter	$2.20	$1.20
Third Quarter	$1.66	$1.14
Fourth Quarter	$1.47	$0.90
Fiscal Year Ending August 31, 2012
First Quarter	$1.22	$0.80
Second Quarter	$1.10	$0.93
Third Quarter (through May 25, 2012)	$1.76	$0.95

The following table sets forth the closing sale prices per share of RFM common stock, as reported on the NASDAQ Stock Market on April 12, 2012, the last full trading day before the public announcement of the merger, and on May 25, 2012, the latest practicable date before the printing of this proxy statement:

April 12, 2012	$0.985
May 25, 2012	$1.76

You are encouraged to obtain current market quotations for RFM common stock in connection with voting your shares.

If the merger is completed, each share of RFM common stock (other than shares of RFM common stock owned by MENA, MENA Merger Subsidiary, RFM or any of their respective wholly owned subsidiaries and shares of RFM common stock held by any holders who have properly exercised and perfected their appraisal rights in accordance with the DGCL) will be converted into the right to receive $1.78 in cash, without interest and less any applicable withholding taxes, and RFM common stock will be removed from quotation on the NASDAQ Stock Market and there will be no further public market for shares of RFM common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number and percentage of shares of RFM common stock beneficially owned, as of May 24, 2012, by (1) each person or group known by RFM, based on filings pursuant to Section 13(d) or 13(g) under the Exchange Act, to beneficially own more than 5% of the outstanding shares of RFM common stock; (2) each person who is currently a director of RFM; (3) each named executive officer of RFM, determined in accordance with Item 402 of Regulation S-K of the Securities Act; and (4) all current directors and executive officers of RFM as a group.

Name of Beneficial Owner(1)	Total Shares Beneficially Owned(2) of Common Stock	Percent of Outstanding Shares(2)
5% Stockholders:
Gardner Lewis Asset Management LP(3)	1,389,355	12.3
285 Wilmington West Chester Pike Chadds Ford, Pennsylvania 19317
Doucet Capital, LLC(4)	606,391	5.4
2204 Lakeshore Drive, Suite 425 Birmingham, Alabama 35209
Directors and Executive Officers:
William L. Eversole(5)	116,917	1.0
Rick L. Herrman(6)	100,417	*
Jonathan W. Ladd(7)	100,417	*
Farlin A. Halsey(8)	125,533	1.1
David B. Crawford(9)	93,209	*
James P. Farley(10)	73,019	*
Harley E Barnes III(11)	66,407	*
David M. Kirk(12)	55,044	*
2200 Lake Park Drive Smyrna, Georgia 30080
All directors and executive officers as a group (8 persons)	730,963	6.4

*	Represents less than 1%.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares for which the individual has the right to acquire voting or dispositive power within 60 days of May 24, 2012. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The percentage of outstanding shares beneficially owned is based on 11,327,113 shares of common stock outstanding on May 24, 2012.
(3)	This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on May 3, 2012. Gardner Lewis Asset Management LP hedge fund is managed by Whit Gardner and John Lewis, who have voting and investment control over all securities owned by Gardner Lewis Asset Management LP. For purposes of the reporting requirements of the Exchange Act, Gardner Lewis Asset Management LP is deemed to be a beneficial owner of such securities.
(4)	This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 31, 2012. Doucet Capital, LLC is managed by Christopher L. Doucet, founder of Doucet Asset Management, LLC, who has voting and investment control over all securities owned by Doucet Capital, LLC. For purposes of the reporting requirements of the Exchange Act, Doucet Capital, LLC is deemed to be a beneficial owner of such securities.
(5)	Includes 33,750 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(6)	Includes 37,750 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(7)	Includes 37,500 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(8)	Includes 24,000 shares issuable upon the exercise of options and 19,500 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.

(9)	Includes 16,000 shares issuable upon the exercise of options and 12,000 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(10)	Includes 16,000 shares issuable upon the exercise of options and 4,500 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(11)	Includes 16,000 shares issuable upon the exercise of options and 4,500 shares issuable upon the vesting of RSUs, the vesting of all of which will accelerate upon the completion of the merger.
(12)	In March 2011, David M. Kirk resigned as president and chief executive officer of RFM, and Farlin A. Halsey was elected as his successor. Mr. Kirk is the current chief executive officer of MENA.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As of the date of this proxy statement, the board of directors knows of no other matters which may be presented for consideration at the special meeting except for the proposals described in this proxy statement. However, if any other matter is presented properly for consideration and action at the special meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

We will hold our 2013 annual meeting of stockholders only if the merger is not completed because, if the merger is completed, RFM will cease to be an independent public company and will be wholly owned by MENA and you will no longer have an ownership interest in RFM.

Proposals of stockholders of RFM intended for inclusion in the proxy statement and proxy card to be furnished to all stockholders entitled to vote at the 2013 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be submitted to us no later than August 14, 2012.

If a stockholder wishes to present a proposal or nominate a person as a candidate for election to our board of directors at the 2013 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement pursuant to Rule 14a-8, the stockholder must deliver a written proposal to us no later than August 14, 2012. Under our bylaws, such dates are subject to adjustment if the date of the meeting is advanced by more than 30 days or delayed (other than as the result of adjournment) by more than 30 days from the anniversary of the 2012 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC.

If you have any questions about this proxy statement, the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd floor

Bloomfield, New Jersey 07003

(866) 329-8430

www.allianceadvisorsllc.com

OR

RF Monolithics, Inc.

Attention: Corporate Secretary

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

www.rfm.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 30, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

RF MONOLITHICS, INC.,

MURATA ELECTRONICS NORTH AMERICA, INC.,

AND

RYDER ACQUISITION COMPANY, LIMITED

DATED AS OF APRIL 12, 2012

i

ANNEX A – DEFINED TERMS

ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 12, 2012, among RF Monolithics, Inc., a Delaware corporation (the “Company”), Murata Electronics North America, Inc., a Texas corporation (“Parent”), and Ryder Acquisition Company, Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”, with the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the terms and conditions of this Agreement and the provisions of the DGCL and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and this Agreement.

1.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, at 9:00 a.m. (Eastern Time) on a date to be designated by Parent, which shall be no later than the third Business Day following the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and date as may be mutually agreed by Parent and the Company. The date on which the Closing actually occurs is referred to as the “Closing Date.”

1.3 Effective Time. On the Closing Date, the Company and Merger Sub will cause a certificate of merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

2.1 The Certificate of Incorporation. The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Law (subject to Section 6.11(a)).

2.2 The Bylaws. The bylaws of the Company shall be the bylaws of the Surviving Corporation (the “Bylaws”), until duly amended as provided therein or by applicable Law (subject to Section 6.11(a)).

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.3 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

4.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock of the Company or the sole stockholder of Merger Sub:

(a) Merger Consideration. Each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares owned by (y) Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or (z) the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Common Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Common Shares (the “Dissenting Shares”, and together with the Common Shares referred to in the immediately preceding clause (i), the “Excluded Shares”)) shall be converted into the right to receive the Per Share Merger Consideration, without interest. At the Effective Time, all of the Common Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Common Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration for each Common Share, without interest, in accordance with this Section 4.1 and Section 4.2 hereof.

(b) Cancellation of Excluded Shares. Each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of any Record Holder of any Dissenting Shares to receive the payment for such Dissenting Shares pursuant to Section 4.2(g).

(c) Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

4.2 Exchange of Certificates.

(a) Paying Agent. Prior to the mailing of the Proxy Statement, the Parent shall appoint a paying agent reasonably satisfactory to the Company (the “Paying Agent”) for the payment of the Per Share Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of the Record Holders of Common Shares (other than Excluded Shares), a cash amount in immediately available funds necessary for the Paying Agent to make all payments of the Per Share Merger Consideration under Section 4.1(a) (such cash amount being hereinafter referred to as the “Exchange Fund”). If a Dissenting Stockholder effectively withdraws its demand for, or loses its rights to, appraisal pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, (i) such Common Shares shall cease to be Excluded Shares and shall be converted into the right to receive the Per Share Merger Consideration, without interest, and (ii) Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (x) the number of Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or lost its rights to, appraisal pursuant to Section 262 of the DGCL and (y) the Per Share Merger Consideration. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under Section 4.1(a) shall be returned to the Surviving Corporation in accordance with Section 4.2(e). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make the payments required by Section 4.1(a) and this Section 4.2.

(b) Exchange Procedures. Promptly (and in any event within two Business Days) after the Closing Date, the Surviving Corporation shall cause the Paying Agent to mail to each Record Holder of Common Shares (other than Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) to the Paying Agent, such letter of transmittal to be in customary form and to have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) in exchange for the amount to which such Record Holder is entitled as a result of the Merger pursuant to Section 4.1(a). If any Excluded Shares cease to be Excluded Shares pursuant to Section 4.2(a), the Surviving Corporation shall cause the Paying Agent promptly (and in any event within two Business Days) after the date on which such Excluded Shares cease to be Excluded Shares to mail to the Record Holder of such Common Shares the letter of transmittal and instructions referred to in the immediately preceding sentence, with respect to such Common Shares. Upon delivery of such letter of transmittal by any Record Holder of Common Shares (other than Excluded Shares), duly completed and duly executed in accordance with its instructions, and the surrender to the Paying Agent of a Certificate that immediately prior to the Effective Time represented such Common Shares (or affidavit of loss in lieu thereof as provided in Section 4.2(f)), the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall send to such holder, a cash amount by check or wire transfer of immediately available funds to an account designated by such holder (less any required Tax withholdings as provided in Section 4.2(h)) equal to the product of (x) the number of Common Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(f)) and (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, a check for any cash to be delivered upon compliance with the procedures described above may be issued to the transferee if the applicable letter of transmittal is accompanied by all documents reasonably required by the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

(c) Special Payment Procedures for DTC. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit the DTC Payment to DTC or its nominee on the Closing Date, and (ii) if the Closing occurs after 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and, subject to compliance with the procedures set forth in Section 4.2(b), exchanged for the cash amount to which the Record Holder thereof is entitled pursuant to this Article IV (less any required Tax withholdings as provided in Section 4.2(h)) to be paid by check or wire transfer of immediately available funds to an account designated by such holder.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of the Common Shares for 270 days after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Common Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the amount to which such Record Holder is entitled as a result of the Merger pursuant to Section 4.1(a) (less any required Tax withholdings as provided in Section 4.2(h)), without any interest thereon, upon (i) due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) and (ii) if requested by the Surviving Corporation, delivery of a letter of transmittal in customary form that is provided promptly to such Record Holder by the Surviving Corporation, in each case, to the Surviving Corporation. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any Person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (less any required Tax withholdings as provided in Section 4.2(h)) equal to the product of (i) the number of Common Shares represented by such lost, stolen or destroyed Certificate and (ii) the Per Share Merger Consideration.

(g) Dissenting Shares. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn its demand for, or lost its right to, appraisal under the DGCL with respect to such Dissenting Shares. Unless and until a Dissenting Stockholder shall have effectively withdrawn its demand for, or lost its right to, appraisal under the DGCL with respect to Dissenting Shares, each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such Dissenting Shares. The Company shall give Parent prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to stockholders’ rights of appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

(h) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Common Shares cancelled in the Merger such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by the Surviving Corporation, Parent or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

4.3 Treatment of Outstanding Options and Restricted Stock Units Under Stock Plans.

(a) Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Option outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall be cancelled and the holder thereof shall be entitled to receive, as soon as reasonably practicable after the Effective Time (but in no event later than three Business Days after the Effective Time), from the Surviving Corporation an amount of cash, without interest, equal to the product of (i) the total number of Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Option (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less the amount of any withholding required under applicable tax Laws.

(b) Restricted Stock Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company RSU outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall be entitled to receive, as soon as reasonably practicable after the Effective Time (but in no event later than three Business Days after the Effective Time), from the Surviving Corporation an amount of cash, without interest, equal to the Per Share Merger Consideration, less the amount of any withholding required under applicable tax Laws.

(c) Employee Stock Purchase Plan.

(i) Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to: (A) cause the ending date of the then current Offering (as such term is defined in the ESPP) to occur on or before the earliest to occur of (1) the regular Purchase Date (as such term is defined in the ESPP) of the current Offering, or (2) last trading day prior to the Effective Time (such date, the “Final Purchase Date”); (B) cause all then existing Offerings under the ESPP to terminate immediately following the purchase on the Final Purchase Date; (C) suspend all future Offerings that would otherwise commence under the ESPP following the Final Purchase Date; and (D) cease all further payroll deductions under the ESPP effective as of the Final Purchase Date.

(ii) On the Final Purchase Date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole Common Shares in accordance with the terms of the ESPP, which shares shall be treated in the manner described in Section 4.1.

(iii) Promptly after the date hereof, the Company shall provide notice (in a form reasonably satisfactory to Parent) to each participant in the ESPP describing the treatment of purchase rights under the ESPP in accordance with this Section 4.3(c).

(d) Corporate Actions. Prior to the Effective Time, the Board of Directors of the Company (or the appropriate committee thereof) shall take or cause to be taken all actions necessary to effectuate the provisions of Sections 4.3(a) and 4.3(b) to the extent such treatment is not expressly provided for by the terms of the applicable Stock Plans and related award agreements, including, without limitation, the adoption of any necessary amendments to the Stock Plans. Furthermore, the Company shall provide notice (subject to reasonable review by Parent) promptly after the date hereof to each holder of Company Options and Company RSUs describing the treatment of such Company Options and Company RSUs in connection with the Merger and under this Section 4.3, including any accelerated vesting of such awards and the opportunity to exercise vested Company Options prior to the Effective Time.

4.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

4.5 No Liability. To the fullest extent permitted by applicable Law, none of Merger Sub, the Company, the Surviving Corporation or the Paying Agent will be liable to any stockholders of the Company or other person in respect of any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund remaining unclaimed by stockholders of the Company as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Parent free and clear of any claims or interest of any Person previously entitled thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Company. Except as set forth in (i) the Company Reports filed with the SEC after August 31, 2010 and prior to the date hereof to the extent that the relevance of such disclosures to a particular representation and warranty is reasonably apparent on the face of such disclosure (excluding any Excluded Disclosures; provided that nothing in the Company Reports shall be deemed to modify or qualify the representation set forth in Section 5.1(b)) or (ii) the corresponding sections or subsections of the Company Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction (other than the jurisdiction of its organization) where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where any such failure to be so organized, validly existing, qualified, in good standing or to have such power or authority is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company’s and its Subsidiaries’ certificates of incorporation and bylaws or comparable organizational and governing documents, each as amended to the date of this Agreement, and each as so made available is in full force and effect on the date of this Agreement.

(b) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 Common Shares and 5,000,000 Preferred Shares, of which 11,307,656 Common Shares and no Preferred Shares were outstanding as of the close of business on April 12, 2012. All of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of April 12, 2012, other than 1,547,216 Common Shares reserved for issuance under the Stock Plans and 23,905 Common Shares reserved under the

ESPP, the Company has no Common Shares reserved for issuance. 250,000 shares of the Company’s Series A Junior Participating Preferred Stock are reserved for issuance pursuant to the Company Rights Agreement. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of outstanding Company Options and outstanding Company RSUs, including for each award (as applicable) the holder, type of award, number of underlying Common Shares, applicable Stock Plan and exercise price. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien, except as set forth in Section 5.1(b)(ii) of the Company Disclosure Letter and except for such transfer restrictions of general applicability as may be provided under the Securities Act and other applicable securities Laws. Except as set forth above or the rights issued pursuant to the Company Rights Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Common Shares in accordance with the terms of the Stock Plans, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to, assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.2 are true and correct, adoption of this Agreement by the holders of a majority of the outstanding Common Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) As of the date hereof, the Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, which resolutions have not been rescinded, modified or withdrawn as of the time of the execution and delivery of this Agreement, by unanimous vote of those directors present, (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, and has resolved, subject to Section 6.2 and Section 6.4, to recommend adoption of this Agreement to the holders of Common Shares (the “Company Recommendation”), and (B) directed that this Agreement be submitted to the holders of Common Shares for their adoption at a stockholders’ meeting duly called and held for such purpose.

(iii) The Special Committee of the Board of Directors of the Company has received the opinion of Duff & Phelps, LLC, dated as of the date hereof, that, as of such date, and subject to the limitations, qualifications and assumptions set forth therein, the Per Share Merger Consideration to be received in the Merger by the holders of Common Shares (other than Parent, Merger Sub and their respective Affiliates) is fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular such holder other than in such holder’s capacity as a stockholder of the Company). It is agreed and understood that such opinion is for the benefit of the Special Committee of the Board of Directors of the Company and may not be relied on by Parent, Merger Sub or their respective Affiliates. An executed copy of such opinion will be provided to Parent and Merger Sub promptly after execution of this Agreement for informational purposes only.

(iv) Assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.2 are true and correct, the Company Requisite Vote is the only vote of the Common Shares necessary to adopt this Agreement.

(d) Governmental Filings; No Violations; Certain Contracts.

(i) Except for (A) the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder or of any state securities or “blue sky” Laws; (B) the applicable requirements of the NASDAQ Stock Market; (C) the filing with the Secretary of State of the State of Delaware of the Delaware Certificate of Merger as required by the DGCL; and (D) the applicable requirements of antitrust, competition or other similar Laws of jurisdictions other than the United States, if any, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing documents of any of the Company’s Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries is subject, except (1) in the case of clause (B) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect and (2) in the case of clause (C) above, for any such violation of Law that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

(e) Company Reports; Financial Statements.

(i) Since August 31, 2009 (the “Applicable Date”), the Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act (such forms, statements, certifications, reports and documents, including any amendments thereto, whether filed or furnished before or after the date hereof, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder and any other Laws applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company Reports.

(ii) Since the Applicable Date, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with the applicable provisions of (A) the Sarbanes-Oxley Act, (B) the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market, (C) the

Exchange Act and the rules and regulations promulgated thereunder and (D) the Securities Act and the rules and regulations promulgated thereunder.

(iii) Since the Applicable Date, each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of stockholders’ equity, operations and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the financial position, results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments), in each case in accordance with GAAP as in effect on the date of such balance sheet or statement, except as may be noted therein.

(iv) The Company maintains disclosure controls and procedures required by (and as defined in) Rule 13a-15 or 15d-15, as applicable, under the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15, as applicable, of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud or, to the Knowledge of the Company, any allegation of fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(f) Absence of Certain Changes. Since August 31, 2011 through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in accordance with the ordinary course of such businesses, consistent with past practices, except in connection with this Agreement and the transactions contemplated herein, and (ii) have not taken any action that, if taken after the date of this Agreement, would require Parent’s consent under Section 6.1(b) of this Agreement. Since August 31, 2011 through the date of this Agreement, there has not occurred any Company Material Adverse Effect or any changes, events or occurrences that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect.

(g) Litigation and Liabilities.

(i) Since the Applicable Date, there have not been and currently there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, which individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect or, except for any Stockholder Litigation, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

(ii) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or, except for any preliminary injunction or temporary restraining order arising out of any Stockholder Litigation, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a condensed consolidated statement of financial position of the Company prepared in accordance with GAAP or the notes thereto, other than liabilities and obligations (A) set forth or as reflected or reserved against in the Company’s consolidated balance sheets, or in the notes thereto, included in the Company Reports filed prior to the date of this Agreement, (B) incurred in the ordinary course of business since August 31, 2011, (C) arising or incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, (D) incurred after the date hereof not in violation of this Agreement or (E) that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(h) Employee Benefits.

(i) Section 5.1(h)(i) of the Company Disclosure Letter sets forth each Benefit Plan currently or previously adopted, maintained, sponsored in whole or in part, or contributed to by the Company or any of its Subsidiaries, and under which the Company has any obligation or liability, contingent or otherwise. True and complete copies of all Benefit Plans listed on Section 5.1(h)(i) of the Company Disclosure Letter have been provided to Parent, including, as applicable, (A) all plan documents, trust agreements or other funding arrangements for such Benefit Plan (including insurance contracts), and all amendments thereto; (B) the most recently prepared annual report or return, actuarial report or financial statement, (C) the most recent summary plan description, and all material modifications thereto, (D) copies of any material written correspondence with a Governmental Entity regarding audits or noncompliance with applicable Law with respect to any Benefit Plan during the preceding 6 years, (E) the most recent determination letter issued by the Internal Revenue Service with respect to any Benefit Plan and (F) copies of any filings within the past three years with the Internal Revenue Service or with the Company’s internal records under Revenue Procedure 2008-50 or its predecessor revenue procedures and any filings within the past three years with the Department of Labor under its Voluntary Fiduciary Compliance Program (or predecessor program).

(ii) Each Benefit Plan has been maintained in material compliance with its terms, ERISA, the Code and any other applicable Laws. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the IRS (covering all amendments to the Benefit Plan) and, to the Knowledge of the Company, no circumstances exist as of the date hereof that could reasonably result in the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material to the Company. All contributions due from the Company with respect to each Benefit Plan have been timely made.

(iii) Neither the Company, any of its Subsidiaries nor any other entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (each, a “Company ERISA Affiliate”) maintains or contributes or has, within the preceding 6 years, maintained or contributed to a Benefit Plan that is subject to Title IV of ERISA or Sections 412 or 430 of the Code (collectively, a “Pension Plan”).

(iv) The Company, its Subsidiaries and each Company ERISA Affiliate do not have, and have not, within the preceding 6 years had, any obligation to contribute to any plan within the meaning of ERISA Sections 3(37) and 4001(a)(3). The Company, its Subsidiaries and each Company ERISA Affiliate do not and have not, within the preceding 6 years, maintained or sponsored a plan sponsored by more than one employer within the meaning of ERISA Sections 4063 or 4063 or Code Section 413(c).

(v) There is no (and during the past two years there has been no) material proceeding, claim or suit pending or, to the Knowledge of the Company, threatened relating to the Benefit Plans, other than routine claims for benefits. None of the Benefit Plans provides for medical, life or death benefits beyond termination of service or retirement, other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, any similar state or local Law or any foreign Law.

(vi) Except as described in Section 5.1(h)(vi) of the Company Disclosure Letter, neither the execution of this Agreement, the adoption of this Agreement by holders of Common Shares constituting the Company Requisite Vote nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) entitle any employee, officer, director or individual consultant of the Company or any Subsidiary of the Company to severance pay (other than severance pay required by any Law) or any increase in severance pay upon any termination of employment, (B) except as required by any Law, result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or benefit to any employee, officer, director or individual consultant of the Company or any Subsidiary of the Company or result in any limitation on the right of the Company or any Subsidiary of the Company to amend, merge, terminate or receive a reversion of assets from any Benefit Plan, or (C) accelerate the time of payment or vesting or exercisability, or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans. Without limiting the generality of the foregoing, no amount that has been or could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event), by any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or otherwise. All Company Options can be cancelled by their terms in accordance with Section 4.3(a), and all outstanding Company RSUs can be cancelled by their terms in accordance with Section 4.3(b).

(vii) Section 5.1(h)(vii) of the Company Disclosure Letter sets forth each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) (a “Deferred Compensation Plan”). Each Deferred Compensation Plan has been maintained in material compliance with the applicable provisions of Code Section 409A and the Treasury Regulations and other official guidance issued thereunder. Neither the Company nor any of its Subsidiaries have (A) been required to report to any Governmental Entity any corrections made or taxes due as a result of a failure to comply with Section 409A and (B) any indemnity or gross-up obligation for any taxes or interest imposed or accelerated under Code Section 409A.

(i) Compliance with Laws; Licenses.

(i) The Company and its Subsidiaries are not conducting their businesses and, since the Applicable Date, have not conducted their businesses, in material violation of any Laws. Since the Applicable Date, there have not been any causes of action, charges or claims against the Company alleging that the Company is in material violation of any Law. Except with respect to regulatory matters covered by Section 6.5, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received written notice from any Governmental Entity stating an intention of such Governmental Entity to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has obtained and is in material compliance with all material Licenses necessary to conduct its business as presently conducted.

(ii) The Company and its Subsidiaries carry on and conduct, and have carried on and conducted at all times during the past five years, their respective businesses in compliance with U.S. Laws governing international business activities, including export control laws, trade and economic sanctions, and the Foreign

Corrupt Practices Act, except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. To the Knowledge of the Company and as of the date of this Agreement, neither the Company nor any of its Subsidiaries is currently or has been within the past five years the target of any inquiry, investigation, settlement, plea agreement or enforcement action by a U.S. Governmental Entity involving an alleged or suspected violation of U.S. Laws governing international business activities, including export control laws, trade and economic sanctions, and the Foreign Corrupt Practices Act, except for such inquiries, investigations, settlements, plea agreements or enforcement actions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(j) Takeover Statutes; Rights Plan.

(i) No “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203 of the DGCL) (each, a “Takeover Statute”) is applicable to the Company, the Common Shares, the Merger or the other transactions contemplated by this Agreement.

(ii) The Company has amended the Company Rights Agreement to provide that (a) neither Parent nor Merger Sub nor any of their respective Affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Company Rights Agreement), and, as of the date hereof, such amendment does not so exclude any other Person, (b) neither a Distribution Date nor a Shares Acquisition Date (as each such term is defined in the Company Rights Agreement) shall be deemed to have occurred, and the Rights will not detach from the Common Shares or become nonredeemable, as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereto and (c) the Rights shall terminate immediately prior to the Effective Time.

(k) Environmental Matters.

(i) Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (A) the Company and its Subsidiaries are in compliance with applicable Environmental Laws; (B) the Company and its Subsidiaries possess all Licenses required under applicable Environmental Laws for the operation of the business as presently conducted; (C) neither the Company nor any Subsidiary has received from any Governmental Entity or any other Person any written inquiries, reports, demands, claims, notices of violation or citations concerning any violation or alleged violation of, or liability or alleged liability under, any applicable Environmental Law during the two years preceding the date hereof; and (D) there are no citations, liens, covenants, assessments, writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any Subsidiary with, or liability of the Company or any Subsidiary under, any Environmental Law.

(ii) Notwithstanding any other representation or warranty in Section 5.1 of this Agreement, the representations and warranties contained in this Section 5.1(k) constitute the sole representations and warranties of the Company relating to any Environmental Law.

(l) Taxes.

(i) All material Tax Returns required to have been filed by the Company and each of its Subsidiaries have been timely filed, and each such Tax Return reflects the Company’s or such Subsidiary’s liability for Taxes and is otherwise complete and accurate in all material respects. All material amounts of Taxes due and payable by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in their financial statements in accordance with GAAP. The Company and each of its Subsidiaries has made adequate provision in their financial statements in accordance with GAAP for payment of all material amounts of Taxes that are not yet due and payable.

(ii) There is no material audit, examination, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of any Taxes. There are no material Liens on any of the material assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable or contested in good faith by appropriate proceedings and adequately reserved for in the latest audited financial statements included in the Company Reports.

(iii) The Company and each of its Subsidiaries has withheld and paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.

(iv) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material amount of Tax assessment or deficiency.

(v) Neither the Company nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement or any material Tax indemnity agreement (other than any commercial Contracts entered in the ordinary course of business that do not relate primarily to Taxes), (B) has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period immediately prior to the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law), (C) is or has been a member of an affiliated group (other than a group the common parent of which is or was the Company) filing an affiliated, consolidated, combined or unitary Tax return, (D) has any material liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by Contract (other than customary Tax indemnifications contained in commercial agreements the primary purpose of which does not relate to Taxes), (E) will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing Date, that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as a result of (1) a change in method of accounting occurring prior to the Closing Date, (2) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (3) a prepaid amount received, or paid, prior to the Closing Date or (4) deferred gains arising prior to the Closing Date, (F) has engaged in any listed transaction described in Treasury Regulation § 1.6011-4(b)(2) or (G) has received written notice from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns claiming that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction (except for any claims that would not reasonably be expected to be material).

(m) Labor Matters.

(i) Neither the Company nor any of its Subsidiaries is (A) a party to or otherwise bound by any union agreement, collective bargaining agreement, work rules or other practices agreed to, or other Contract, with a labor union, labor organization, employee organization or works council, or (B) as of the date of this Agreement, engaged in any negotiation with any labor union, labor organization, employee organization or works council. Neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union, labor organization, employee organization or works council. There is no pending or, to the Knowledge of the Company, threatened, nor has there been since the Applicable Date, any labor strike, organized dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Since the Applicable Date, to the Knowledge of the Company, there have been no activities or proceedings of any labor union to organize any of the employees of the Company or any of its Subsidiaries.

(ii) The number of all employees of the Company and its Subsidiaries (the “Current Employees”) who are employed as of April 9, 2012 has been provided to Parent. Schedule 5.1(m)(ii) of the Company Disclosure Letter sets forth all employment contracts or offer letters with Current Employees that are not terminable upon 60 days notice or less without penalty or the obligation to pay severance or termination pay, other than severance or termination pay required by any Law and, except as set forth on Schedule 5.1(m)(ii) of the Company Disclosure Letter, the employment of all other Current Employees and the relationship with each independent contractor for personal services of the Company is terminable at will by the Company without penalty or the obligation to pay severance or termination pay, other than severance or termination pay required by any Law.

(n) Intellectual Property.

(i) The Company and its Subsidiaries have sufficient rights to use all material Intellectual Property used in their business as conducted on the date hereof. All material Intellectual Property used by the Company and its Subsidiaries is either (a) owned directly or indirectly by the Company and its Subsidiaries, (b) in the public domain, or (c) validly used by the Company and its Subsidiaries pursuant to a license or other right granted by a third party owning or having the right to grant use of such Intellectual Property. No unresolved written claim has been asserted or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, misappropriation, violation, use or licensed right to use any Intellectual Property which is reasonably likely to result in a Company Material Adverse Effect. None of the Intellectual Property owned by the Company that is material to the Company’s business is being licensed, enforced, or otherwise used in a manner that would result in the abandonment, cancellation, or unenforceability of such Intellectual Property. To the Knowledge of the Company, no person is infringing upon or otherwise violating any Intellectual Property owned by the Company except as would not be reasonably likely to result in a Company Material Adverse Effect. The conduct of the business of the Company and its Subsidiaries does not infringe upon or otherwise violate, and within the applicable statute of limitations periods has not infringed upon or otherwise violated, any Intellectual Property owned by a third party, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. To the extent the Company has incorporated any “open source” or “copyleft” software into any software, product or any components thereof developed by or on behalf of the Company, the Company is in material compliance with the terms of any applicable “open” or “public source” licenses, any such licenses are listed on Section 5.1(n)(i) of the Company Disclosure Letter. Except to the extent set forth on Section 5.1(n)(i) of the Company Disclosure Letter, the Company is not required (and, even if it distributed its software, would not be required) under any such license to (x) make or permit any disclosure or to make available any source code for such software, product or any components thereof or (y) distribute or make available any such software or Intellectual Property (or to permit any such distribution or availability).

(ii) Section 5.1(n)(ii)(A) of the Company Disclosure Letter lists all material Trademarks, Copyrights and Patents owned by the Company or its Subsidiaries as of the date hereof that are currently registered with or subject to a pending application for registration before any Governmental Entity or internet domain name registrar. Except to the extent set forth on Section 5.1(n)(ii)(A) of the Company Disclosure Letter and to the extent registered, such items are owned exclusively by the Company or its Subsidiaries free and clear of any Liens (other than Permitted Liens), are subsisting and are valid and enforceable, in each case except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Section 5.1(n)(ii)(B) of the Company Disclosure Letter lists all material Trademarks, Copyrights and Patents licensed by the Company or its Subsidiaries from a third party as of the date hereof that, to the Knowledge of the Company, are currently registered with or subject to a pending application for registration before any Governmental Entity or internet domain name registrar.

(iii) The Company and its Subsidiaries have used efforts reasonable under the circumstances to maintain the secrecy of their Trade Secrets and other confidential information. Without limiting the generality of the foregoing, each person presently employed by the Company or any of its Subsidiaries (or employed by the Company during the 60 months prior to the date of this Agreement) who has or had access to confidential or proprietary information or any Trade Secret has executed a confidentiality and nondisclosure agreement. Furthermore, each of the Company’s current and former employees, officers, consultants, independent contractors or other third party service providers that has materially contributed to the development of the

Company’s material Intellectual Property has executed a confidentiality agreement in substantially the form(s) attached to Section 5.1(n)(iii) of the Company Disclosure Letter or similar form of technology assignment.

(o) Insurance. All material fire and casualty, general liability, business interruption, product liability, sprinkler and water damage and other material insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Insurance Policies are of the type and in the amounts customary and adequate for the Company’s business.

(p) Real Property.

(i) The Company or its applicable Subsidiary has good and valid, fee simple title to each parcel of Owned Real Property, free and clear of all Encumbrances. Section 5.1(p)(i) of the Company Disclosure Letter contains a true and complete list of all Owned Real Property as of the date hereof.

(ii) The Company or its applicable Subsidiary holds good and valid leasehold interests in the Leased Real Property. Section 5.1(p)(ii) of the Company Disclosure Letter contains a true and complete list of all Leased Real Property. Each Contract of the Company or its applicable Subsidiary for the Leased Real Property (a “Lease”) is valid and binding on the Company and each of its Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. There is no default under any Lease by the Company or any of its Subsidiaries that is a party thereto, and no event has occurred that with notice or lapse of time or both would constitute a default thereunder by the Company or any of its Subsidiaries that is a party thereto, except in each case as, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Complete and correct copies of each Lease have been provided to Parent prior to the date hereof.

(iii) Neither the Company nor its applicable Subsidiary has received written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other materially adverse claims affecting the Owned Real Property or the Leased Real Property, except for those notices that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

(iv) Neither the Company nor its applicable Subsidiary has received a written notice of any current violation with respect to any licenses, permits or approval required for the occupancy and operation of the Owned Real Property and the Leased Real Property as presently being used, except for those notices that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

(v) There is no material default by the Company or its applicable Subsidiary or, to the Knowledge of the Company, any other party thereto, under any Encumbrances, except in each case as, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

(vi) For purposes of this Section 5.1(p) only, “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset but specifically excludes (A) specified encumbrances described in Section 5.1(p)(vi) of the Company Disclosure Letter; (B) encumbrances for current Taxes or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings; (C) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Company, or the validity or amount of which is being contested in good faith by appropriate proceedings; (D) any and all encumbrances and all zoning, building and land use laws that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property or Leased Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted; (E) easements, rights of way or other similar matters or restrictions or exclusions which are shown on the title report provided to Parent prior to the date hereof; and (F) any condition or other matter, if any, that are shown or disclosed on the survey.

(q) Contracts.

(i) Except for those Contracts that (x) have expired as of the date of this Agreement or (y) are disclosed in Section 5.1(q) of the Company Disclosure Letter, and other than this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any Contract as of the date of this Agreement:

(A) containing covenants of the Company or any of its Subsidiaries purporting to limit in any material respect any line of business, industry or geographical area in which the Company or its Subsidiaries may operate or granting material exclusive rights to the counterparty thereto;

(B) with any Affiliate or that would be required to be disclosed by Section 404(a) of Regulation S-K under the Exchange Act;

(C) providing for indemnification by the Company or any of its Subsidiaries of any Person, except for (1) any such Contract that is (x) not material to the Company or any of its Subsidiaries and (y) entered into in the ordinary course of business and (2) any indemnification or advancement obligations set forth in the certificate of incorporation, bylaws or comparable organizational documents of the Company and its Subsidiaries;

(D) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries is required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $25,000, other than in the ordinary course of business;

(E) containing any standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of another Person, except for any such Contract that is a confidentiality, non-disclosure or similar type of agreement entered into in the ordinary course of business or in connection with the potential sale of the Company;

(F) other than with respect to any partnership that is wholly owned by the Company or any wholly owned Subsidiary of the Company, any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company owns more than a 15% voting or economic interest, or any interest valued at more than $10,000 without regard to percentage voting or economic interest;

(G) relating to or evidencing Indebtedness in excess of $25,000 individually;

(H) relates to any hedging arrangement;

(I) that grants any rights of first refusal, rights of first negotiation or other similar rights to any Person with respect to the sale of any material business of the Company and its Subsidiaries, taken as a whole, or of any Subsidiary of the Company;

(J) (i) entered into after January 1, 2010, and not yet consummated, for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $15,000 individually, or $50,000 in the aggregate, other than purchases of inventory or similar assets in the ordinary course of business, or (ii) for any acquisition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person, pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other similar contingent payment obligations (but excluding indemnification obligations with respect to any retained liabilities or breaches of representations, warranties or covenants);

(K) that is (i) an agreement pursuant to which the Company or any of its Subsidiaries licenses or is otherwise permitted by a third party to use any material Intellectual Property (other than any “shrink wrap,” “commercially available off-the-shelf software package,” “click wrap,” or “click-through” license), or (ii) an agreement pursuant to which a third party licenses or is otherwise permitted to use any material Intellectual Property owned by the Company or any of its Subsidiaries, in each case of clauses (i) and (ii) where such agreement is material to the business of the Company and its Subsidiaries, taken as a whole;

(L) with any customer of the Company or any Subsidiary or any other Person pursuant to which the Company and its Subsidiaries reasonably expect to receive aggregate payments in excess of $200,000 in calendar year 2012, other than purchase orders issued in the ordinary course;

(M) with any supplier of the Company or any Subsidiary or any other Person pursuant to which the Company and its Subsidiaries reasonably expect to make aggregate payments in excess of $200,000 in calendar year 2012, other than purchase orders issued in the ordinary course;

(N) that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any material property or asset of the Company or any Subsidiary thereof; or

(O) that (i) contains most favored customer pricing provisions with any third party or (ii) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person.

(each such Contract described in clauses (A) through (O) and any Contract required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act is referred to herein as a “Material Contract”).

(ii) Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect and subject to the Bankruptcy and Equity Exception. There is no default under any Material Contract by the Company or any of its Subsidiaries that is a party thereto, and no event has occurred that with notice or lapse of time or both would constitute a default thereunder by the Company or any of its Subsidiaries that is a party thereto, except in each case as, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Complete and correct copies of each Material Contract have been made available to Parent prior to the date hereof, except for any Contracts (x) where the terms thereof prohibit their disclosure to any third party or (y) that have expired as of the date hereof.

(r) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed PMIB, LLC and Duff & Phelps, LLC as its financial advisors, for which services PMIB, LLC and Duff & Phelps, LLC shall be paid the fees set forth on Section 5.1(r) of the Company Disclosure Letter.

(s) Business Relationships. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has a customer or supplier relationship with or is a party to any Contract with any person or entity that is (i) on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of specially designated nationals and blocked persons (“SDN List”), (ii) owned or controlled or acting on behalf of a Person on the SDN List; (iii) otherwise the target of economic sanctions administered by OFAC; or (iv) owned or controlled by, or acting on behalf of, a Person that is otherwise the target of economic sanctions administered by OFAC, in each case to the extent prohibited by Law.

5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction (other than the jurisdiction of its organization) where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so organized, validly existing, qualified, in good standing or to have such power or authority is not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company complete and correct copies of the certificate of incorporation and bylaws or comparable organizational and governing documents of each of Parent and Merger Sub, each as amended on the date of this Agreement, and each as so made available is in full force and effect on the date of this Agreement.

(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement (other than adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption will occur immediately following the execution of this Agreement pursuant to Section 6.13) and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Governmental Filings; No Violations; Etc.

(i) Except for (A) the filing with the Secretary of State of the State of Delaware of the Delaware Certificate of Merger as required by the DGCL, and (B) the applicable requirements of any antitrust, competition or other similar Laws of jurisdictions other than the United States, if any, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation, bylaws or comparable governing documents of Parent or any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets, of Parent or any of its

Subsidiaries pursuant to, any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties are bound; or (C) a violation of any Laws to which Parent or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that is not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

(d) Litigation. As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

(e) Capitalization. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and as of immediately prior to the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Liens. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and necessary to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement.

(f) Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.

(g) Ownership of Common Shares. Neither Parent nor Merger Sub nor any of their “affiliates” or “associates” is, and at no time during the last three years has been, an “interested stockholder” of the Company, as such quoted terms are defined in Section 203 of the DGCL.

(h) Sufficient Funds. Parent has and, on the Closing Date, will have sufficient funds on hand to consummate the Merger, fund the Exchange Fund, pay the amounts payable to holders of Company Options and Company RSUs pursuant to the terms of this Agreement and otherwise perform its obligations hereunder.

(i) No Other Company Representations or Warranties. Except for the representations and warranties set forth in Section 5.1, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other Person, has made or is making any other express or implied representation or warranty, whether written or oral, with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub. Neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any other Person, or the use by Parent, Merger Sub or any other Person, of any such information provided or made available to them by the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub or any other Person in certain “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of any of the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

6.1 Interim Operations.

(a) Except as (x) required by applicable Law, (y) otherwise expressly contemplated or expressly required by this Agreement or (z) otherwise set forth in Section 6.1 of the Company Disclosure Letter, the Company covenants and agrees that, after the date hereof and prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) conduct their business (A) in the ordinary course and (B) in compliance in all material respects with all applicable Laws and all Material Contracts, and (ii) use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, landlords, creditors, licensors, licensees, officers, employees and business associates.

(b) Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except as (A) required by applicable Law, (B) otherwise expressly contemplated or expressly required by this Agreement, (C) Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned) or (D) set forth in Section 6.1(b) of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

(i) adopt any change in its certificate of incorporation or bylaws or other applicable governing instruments;

(ii) merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries;

(iii) acquire by merger, consolidation, acquisition of stock or assets (or otherwise) any corporation, partnership or other business organization or any property or assets other than the purchase of assets in the ordinary course of business;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than the issuance of Common Shares upon the exercise of Company Options, the vesting of Company RSUs or pursuant to the ESPP), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $25,000 in the aggregate, other than (A) lines of credit extended to the Company’s customers in the ordinary course of business consistent with past practices, (B) advancements of legal fees, costs and expenses to the Company’s or its Subsidiaries’ directors and officers pursuant to Existing Indemnification Obligations and (C) advances to employees in the ordinary course of business for travel and other out-of-pocket expenses;

(vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to the Company or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any Common Shares tendered by current or former employees or directors in order to pay Taxes in connection with the exercise of Company Options or the vesting of Company RSUs);

(viii) prepay or incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a wholly owned Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for indebtedness for borrowed money under the Company Credit Agreements in the ordinary course of business consistent with past practices;

(ix) except as set forth in the current capital forecast set forth in Section 6.1(b)(ix) of the Company Disclosure Letter, make or authorize any capital expenditures in excess of $50,000 in the aggregate;

(x) make any material changes with respect to any method of Tax or financial accounting policies or procedures, except as required by changes in GAAP or Law or by a Governmental Entity;

(xi) other than in the ordinary course of business and subject to Section 6.15, settle or compromise any litigation, audit, claim or action against the Company or any of its Subsidiaries in excess of $15,000 individually or in any matter that would materially interfere with the Company’s operations or business;

(xii) other than in the ordinary course of business or to the extent required by Law, make any material Tax election, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(xiii) other than pursuant to existing obligations under any Contracts in effect as of the date hereof, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets, product lines or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, with a value in excess of $50,000 in the aggregate, except for (A) sales and non-exclusive licenses of products and services of the Company and its Subsidiaries in the ordinary course of business, (B) transfers among the Company and its wholly owned Subsidiaries, (C) any pledges of assets required by the Company Credit Agreements and (D) dispositions to customers of obsolete or slow-moving inventory, equipment or other assets that are substantially reserved against in the Company’s financial statements filed in the Company Reports prior to the date hereof;

(xiv) except pursuant to existing obligations under any Contracts or Benefit Plans in effect as of the date hereof, (A) grant or provide any severance or termination payments or benefits to any director, consultant or employee of the Company or any of its Subsidiaries, except, in the case of employees who are not management-level employees, in the ordinary course of business consistent with past practices, (B) increase in any manner the compensation or bonus of, or make or amend in any respect any equity awards under any Benefit Plan to, or grant any bonuses to, any director, consultant or employee of the Company or any of its Subsidiaries, except, in the case of employees who are not management level employees of the Company in the ordinary course of business consistent with past practices, (C) establish, adopt, terminate or amend any Benefit Plan (other than as may be required under Law or routine changes to welfare plans) or accelerate the vesting of any compensation for the benefit of any Person, or (D) establish, adopt, enter into or amend any collective bargaining agreement;

(xv) license any Intellectual Property other than in the ordinary course of business;

(xvi) (A) disclose any confidential information relating to any material Intellectual Property, except pursuant to the issuance of a patent or subject to a confidentiality agreement, or (B) allow any lapse or abandonment of any material Intellectual Property, or any registration or grant thereof, or any application related thereto to which, or under which, the Company or any Subsidiary has any ownership rights;

(xvii) enter into any arrangements relating to any royalty or similar payment based on the revenues, profits or sales volume of the Company or any Subsidiary, whether as part of the terms of the capital stock of the Company or any Subsidiary or by any separate agreement;

(xviii) enter into any transactions with any Affiliate of the Company (other than any of its Subsidiaries) other than the agreements and transactions expressly contemplated by this Agreement;

(xix) enter into any Material Contracts containing covenants of the Company or any of its Subsidiaries purporting to limit in any material respect any line of business, industry or geographical area in which the Company or its Subsidiaries may operate or granting material exclusive rights to the counterparty thereto;

(xx) take any action (or omit to take any action) if such action (or omission) would, or would be reasonably like to, result in any representation or warranty of the Company set forth in this Agreement becoming untrue; or

(xxi) agree, authorize or commit to do any of the foregoing.

(c) Neither Parent nor Merger Sub shall knowingly take or permit any of their Affiliates to take any action that is reasonably likely to prevent or delay the consummation of the Merger or result in any representation or warranty of Parent or Merger Sub set forth in this Agreement to become untrue.

(d) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(e) Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries shall be permitted to make or commit to make the payment set forth in Section 5.1(r) of the Company Disclosure Letter.

6.2	Acquisition Proposals.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2, the Company shall, and the Company shall instruct and cause its Subsidiaries to, and the Company shall instruct and use its best efforts to cause its Representatives to, on the date of this Agreement, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, not (i) initiate, solicit or knowingly encourage any inquiries with respect to or the making of any proposal or offer that constitutes an Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, any Acquisition Proposal, (iii) enter into any agreement or agreement in principle with respect to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.2(b)), or (iv) otherwise knowingly facilitate any effort or attempt to make or solicit an Acquisition Proposal.

(b) Permitted Conduct. Notwithstanding anything in this Agreement to the contrary, at any time prior to, but not after, the Company Requisite Vote is obtained, if the Company receives a written Acquisition Proposal from any Person that did not result from a material breach of Section 6.2(a), the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and, subject to compliance with this Section 6.2, (i) the Company and its Representatives may provide non-public information and data concerning the Company and its Subsidiaries in response to a request therefor by such Person if the Company receives from such Person an executed confidentiality agreement on customary terms with respect to confidentiality not more favorable to such Person than those contained in the Confidentiality Agreement, provided that the Company shall promptly (and in any event within 24 hours thereafter) make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that the Company made available to any Person given such access which was not previously made available to Parent or Merger Sub, (ii) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person and its Representatives and (iii) after having complied with Section 6.2(c), the Board of Directors of the Company or any committee thereof may authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal and terminate this Agreement in accordance with Section 8.3(a), if and only to the extent that, (x) prior to taking any action described in clause (i) or (ii) above, the Board of Directors of the Company or any committee thereof determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; (y) in each such case referred to in clause (i) or (ii) above, the Board of Directors of the Company or any committee thereof has determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; and (z) in the case referred to in clause (iii) above, the Board of Directors of the Company or any committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is a Superior Proposal.

(c) No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in this Section 6.2(c), Section 6.2(d), Section 8.3(a) or Section 8.3(c), the Board of Directors of the Company and each committee thereof shall not:

(i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal (it being understood that the Board of Directors may take no position with respect to an Acquisition Proposal until the close of business as of the tenth Business Day after the commencement of such Acquisition Proposal pursuant to Rule 14d-2 under the Exchange Act without such action being considered an adverse action referred to in clause (A)); or

(ii) except as expressly permitted by Section 8.3(a), cause or permit the Company to enter into any letter of intent, acquisition agreement, merger agreement or similar definitive agreement (other than a confidentiality agreement referred to in Section 6.2(b)) relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”).

Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Requisite Vote is obtained, the Board of Directors of the Company or any committee thereof may (1) withhold, withdraw, qualify or modify the Company Recommendation in any manner or (2) approve, recommend or otherwise declare advisable any Acquisition Proposal made after the date hereof that the Board of Directors of the Company or any committee thereof believes in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, provided that the Board of Directors of the Company or any committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take the actions referred to in clauses (1) or (2), as the case may be, would reasonably be expected to be a violation of its fiduciary duties under applicable Law (any such action, a “Change of Recommendation”), and the Company may also terminate this Agreement pursuant to Section 8.3(a) or Section 8.3(c); provided, however, that the Company shall not effect a Change of Recommendation in connection with a Superior Proposal or take any action pursuant to Section 8.3(a) with respect to a Superior Proposal unless: (x) the Company notifies Parent in writing, at least 96 hours in advance of such Change of Recommendation, that the Board of Directors of the Company or any committee thereof intends to effect a Change of Recommendation in connection with such Superior Proposal and/or to take action pursuant to Section 8.3(a) with respect to such Superior Proposal, which notice shall specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of any proposed definitive agreement relating thereto; (y) after providing such notice and prior to effecting such Change of Recommendation in connection with such Superior Proposal and/or taking any action pursuant to Section 8.3(a) with respect to such

Superior Proposal, the Company shall negotiate in good faith with Parent during such 96 hour period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Board of Directors of the Company or any committee thereof not to effect a Change of Recommendation in connection with such Superior Proposal and/or to take such action pursuant to Section 8.3(a) in response to such Superior Proposal; and (z) the Board of Directors of the Company or any committee thereof shall have considered in good faith any changes proposed by Parent to this Agreement and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Parent were to be given effect to this Agreement; provided that, for the avoidance of doubt, the Company shall not effect a Change of Recommendation in connection with a Superior Proposal or take any action pursuant to Section 8.3(a) with respect to a Superior Proposal prior to the time that is 96 hours after it has provided the written notice required by clause (x) above; provided further that in the event that the Acquisition Proposal is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall notify Parent in writing of such modified Acquisition Proposal and shall again comply with this Section 6.2(c), except that the 96-hour period required by this Section 6.2(c) shall be reduced to 48 hours with respect to such modified Acquisition Proposal and any additional material modifications thereto.

(d) Certain Permitted Disclosure. Nothing contained in this Agreement shall be deemed to prohibit the Company or the Board of Directors of the Company or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law, including with regard to an Acquisition Proposal and taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company).

(e) Notice. From the date of this Agreement, the Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if (i) any proposals or offers with respect to an Acquisition Proposal are received by the Company or any of its Representatives, which notice shall indicate the identity of the Person making the proposal or offer and the material terms and conditions of such proposal or offer (including, if applicable, copies of any proposal or offer constituting Acquisition Proposals, including proposed agreements) and (ii) any non-public information is requested from, or any discussions or negotiations are sought to be initiated with, the Company or any of its Representatives, which notice shall indicate the identity of the Person seeking such information or discussions or negotiations, and in each case, thereafter shall keep Parent reasonably informed of the status of any such discussions or negotiations (including with respect to any material modifications of any such Acquisition Proposal and including, if applicable, copies of any written documentation reflecting such modification). The Company agrees that it and its Subsidiaries will not enter any confidentiality agreement subsequent to the date hereof which prohibits the Company from providing to Parent such material terms and conditions and other information.

6.3 Proxy Filings; Information Supplied. The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall use its reasonable best efforts to file the Proxy Statement in preliminary form with the SEC no later than 15 Business Days after the date hereof. The Company agrees that at the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Sub agree that none of the information supplied by either of them or any of their Affiliates for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and shall consider in good faith any comments reasonably proposed by Parent.

6.4 Stockholders Meeting. Subject to fiduciary obligations of the Company’s Board of Directors or any committee thereof under applicable Law, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all reasonable action necessary to convene a meeting of Record Holders of Common Shares (the “Stockholders Meeting”) as promptly as practicable after the date of mailing of the Proxy Statement to consider and vote upon the adoption of this Agreement; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Stockholders Meeting (i) with the consent of Parent; (ii) if as of the time for which the Stockholders Meeting is scheduled there are insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company or any committee thereof has determined in good faith after consultation with its outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting; (iv) if required by Law; or (v) if the Company has provided a written notice to Parent and Merger Sub pursuant to Section 6.2(c) that it intends to make a Change of Recommendation in connection with a Superior Proposal or take action pursuant to Section 8.3(a) with respect to a Superior Proposal and the notice period contemplated by Section 6.2(c) with respect to such notice has not been reached. Subject to Section 6.2, the Board of Directors of the Company shall include the Company Recommendation in the Proxy Statement and shall take all reasonable lawful action to solicit proxies from the Company’s stockholders in favor of such adoption of this Agreement.

6.5 Filings; Other Actions; Notification.

(a) Proxy Statement. The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company, Parent and Merger Sub shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC. The Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, including under any applicable Antitrust Law. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or written materials, notices or reports submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing.

(c) Information. Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including under any applicable Antitrust Law.

(d) Status. Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other substantive communications received by Parent or the Company, as the case may be, or any of its Affiliates, from any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its Affiliates, officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(e) Antitrust and Other Legal Matters.

(i) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.5(e), each of the Company, Parent and Merger Sub agree to promptly make all filings required under any Antirust Law in connection with the consummation of the transactions contemplated by this Agreement, to respond as promptly as practicable to any inquiries or requests received from any Governmental Antitrust Entity and to provide any such Governmental Antitrust Entity such non-privileged information and documents as requested by any such Governmental Antitrust Entity or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement. Each of the Company, Parent and Merger Sub shall (A) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Antitrust Entity with respect to any of the transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such Legal Proceeding or threat, and (C) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Antitrust Entity regarding any of the transactions contemplated by this Agreement. Except as may be prohibited by any Governmental Antitrust Entity or by any Law, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal made or submitted in connection with any Legal Proceeding under or relating to any Antitrust Law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Antitrust Entity concerning the effect of applicable Antitrust Laws on any of the transactions contemplated by this Agreement.

(ii) Each of the Company, Parent and Merger Sub agree to use its reasonable best efforts to avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment, investigation or Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement.

(iii) In the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub agree to use its reasonable best efforts to take any and all steps (including the appeal thereof and the posting of a bond) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

(iv) Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent or Merger Sub, could be expected to limit the right of Parent or Merger Sub to own or operate all or any portion of their respective businesses or assets. With regard to any Governmental Antitrust Entity, neither the Company nor any of its Subsidiaries (or any of their respective affiliates) shall, without Parent or Merger Sub’s prior written consent in Parent or Merger Sub’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent or Merger Sub’s freedom of action with respect to, or Parent or Merger Sub’s ability to retain any of the businesses, product lines or assets of, Parent or Merger Sub or otherwise receive the full benefits of this Agreement.

(f) Consents. The Company shall use its commercially reasonable efforts to obtain, at its sole cost and expense, prior to the Closing, all consents which, in the reasonable judgment of Parent, are necessary or appropriate to be obtained in connection with the consummation of the Merger, including, without limitation, those certain consents listed on Section 6.5(f) of the Company Disclosure Letter. All such consents shall be in writing and in form and substance reasonably satisfactory to Parent, and executed counterparts thereof shall be delivered to Parent promptly after receipt thereof but in no event later than the Closing.

6.6 Access and Reports. Subject to applicable Law, from the date hereof throughout the period prior to the Effective Time, the Company shall (and shall cause its Subsidiaries to) (i) upon reasonable prior written notice, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours, to its employees, properties, books, contracts and records, (ii) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested by Parent, and (iii) within 35 days after the end of each month following the date hereof, furnish to Parent unaudited monthly consolidated statements of operations for the Company and its Subsidiaries; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or supplement any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company to furnish any access or information or permit any inspection that the Company determines in good faith (after consultation with its outside legal counsel) would reasonably be expected to (i) result in the disclosure of any trade secrets of third parties, (ii) cause a waiver of an attorney-client privilege or loss of attorney work product or similar protection, (iii) violate a confidentiality obligation to any Person, provided that, if requested by Parent, the Company shall use its reasonable best efforts to obtain the consent of such Person to such access or inspection, or (iv) violate any Law applicable to the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 6.6 shall be directed to the Chief Financial Officer of the Company or other Person designated by the Company. All such information provided pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement. The access rights afforded pursuant to this Section 6.6 shall be exercised by Parent and its Representatives in such a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

6.7 NASDAQ Stock Market De-listing. Parent shall cause the Company’s securities to be de-listed from the NASDAQ Stock Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

6.8 Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter (unless and until a Change of Recommendation has occurred or in connection with Section 6.2(c)) the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

6.9 Employee Benefits.

(a) For a period of not less than one year following the Closing Date, the Surviving Corporation shall provide all Affected Employees, while employed during such period by the Company or its Subsidiaries, with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to such Affected Employees as of the date of this Agreement (other than equity compensation incentives and any compensation or benefits triggered in whole or in part by the consummation of the transactions contemplated hereby). Nothing contained in this Section 6.9 shall be deemed to grant any Affected Employee any right to continued employment after the Closing Date.

(b) Parent will cause any employee benefit plans of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in which the Affected Employees are entitled to participate after the Closing Date to (i) take into account for purposes of eligibility and vesting (but not benefit accruals under any defined benefit pension plans) service by such employees as if such service were with Parent or its Subsidiaries, to the same extent such service was credited under an analogous Benefit Plan (except to the extent it would result in a duplication of benefits); and (ii) waive any pre-existing conditions and provide credit for deductible incurred during the year in which the Closing Date occurs.

(c) Nothing contained in this Section 6.9, express or implied, (i) shall be construed to establish, amend or modify any Benefit Plan, program, agreement or arrangement or (ii) is intended to confer upon any Person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any rights as a third-party beneficiary of this Agreement.

6.10 Expenses. Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, any and all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, including, without limitation, fees for services provided by attorneys, accountants and other professionals and advisors (collectively, the “Expenses”), shall be paid by the party incurring such Expenses.

6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses under the Company’s certificate of incorporation, bylaws or indemnification Contracts or undertakings existing in favor of the Indemnified Parties on the date hereof (“Existing Indemnification Obligations”) shall survive the Merger and shall be observed by and enforceable against the Surviving Corporation to the fullest extent permitted by the DGCL for a period of six years from the Effective Time; provided, however, that all such rights in respect of any action, claim, suit, proceeding or investigation that is pending, threatened or asserted at any time within such six-year period shall continue in full force and effect until the final disposition or resolution thereof.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless, to the fullest extent permitted under applicable Law, each Indemnified Party against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to such Indemnified Party’s service as a director or officer of the Company or services performed by such Person at the request of the Company or any Subsidiary of the Company, including (i) any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and (ii) any claim arising from the transactions contemplated herein; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation and Parent shall only be required to indemnify and hold harmless, and advance expenses to, an Indemnified Party if and to the same extent such Indemnified Party is entitled to be indemnified and held harmless by the Company or has the right to advancement of expenses, as the case may be, from the Company pursuant to Existing Indemnification Obligations. Without limiting the foregoing, Parent and the Surviving Corporation shall also advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party within fifteen (15) days after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking in customary form, consistent with the practices of the Company prior to the Effective Time, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification (it being understood and agreed that neither the Parent nor the Surviving Corporation shall require the posting of any bond or any other security for such undertaking).

(c) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time, from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that the cost of the annual premium amount for such “tail” insurance policies does not exceed an amount equal to 150% of the annual premiums currently paid by the Company for such insurance. If the Company or the Surviving Corporation, as applicable, for any reason fail to obtain such insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) Notwithstanding anything herein to the contrary, this Section 6.11 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs and representatives, who are third party beneficiaries of this Section 6.11.

6.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13 Parent Vote. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting the Agreement, a copy of which shall be promptly provided to the Company.

6.14 Resignations. The Company shall obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of those directors of the Company and any Subsidiary designated by Parent to the Company in writing.

6.15 Stockholder Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, against the Company and/or the members of the Board of Directors of the Company prior to the Effective Time, the Company shall promptly notify Parent of any such stockholder litigation brought, or, to the Knowledge of the Company, threatened in writing against the Company and/or members of the Board of Directors of the Company and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense, settlement and/or prosecution of any such stockholder litigation, and the Company shall reasonably consult with Parent with respect to the defense or settlement of any such stockholder litigation. Neither the Company nor any Subsidiary or Representative of the Company shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that after receipt of the Company Requisite Vote, the Company shall cooperate with Parent and, if requested by Parent, use its reasonable best efforts to settle any unresolved stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement in accordance with Parent’s direction, except that in no event shall the Company be required to agree to any such settlement that would require the Company or any of its Subsidiaries to take or refrain from taking any action, or to pay any amount, prior to the Closing. Notwithstanding the foregoing, nothing in this Agreement shall require the Company to take any action that could cause a waiver of an attorney-client privilege or loss of attorney work product or similar protection.

6.16 Tax Matters. Parent, Merger Sub and the Company shall treat the Merger for federal and state income tax purposes as the purchase of the stock of the Company by Parent in accordance with the principles of Revenue Rulings 73-427 and 79-273 and shall not take any inconsistent position on any Tax Return or amended Tax Return or in any audit, examination or other administrative or judicial proceeding. Neither Parent, the Company nor any of their Affiliates shall take any action with respect to the Company subsequent to the Closing that would cause the transactions contemplated hereby to constitute part of a transaction that is the same as, or substantially similar to, an “Intermediary Transaction Tax Shelter” described in Internal Revenue Service Notices 2001-16 and 2008-111.

ARTICLE VII

CONDITIONS

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (where permissible and in writing) at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted at the Stockholders Meeting by holders of Common Shares constituting the Company Requisite Vote in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) Orders. As of the Closing, no court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).

(c) Competition Laws. The waiting period under any applicable Antitrust Law shall have expired or been terminated and any consent required under any applicable Antitrust Law shall have been obtained.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 5.1(b) and 5.1(c) shall be true and correct in all respects (other than de minimis exceptions) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); (ii) the other representations and warranties of the Company set forth in Section 5.1 of this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) Parent shall have received at the Closing a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that the conditions set forth in clauses (i) and (ii) of this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer to such effect.

(c) No Company Material Adverse Effect. Except as disclosed in any Company Report filed with the SEC prior to the date hereof (excluding any Excluded Disclosure) or in the Company Disclosure Letter, since the date of this Agreement, there shall not have occurred and be continuing any change, event or occurrence that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) FIRPTA Affidavit. At the Closing, the Company shall cause to be delivered to Parent an executed affidavit dated as of the Closing Date, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in the Company is not a U.S. real property interest within the meaning of Section 897(c) of the Code and sets forth the Company’s name, address and taxpayer identification number.

(e) Required Consents. The Company shall have obtained and delivered to Parent the consents listed on Section 7.2(e) of the Company Disclosure Letter.

7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (in writing) by the Company at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by a senior executive officer or authorized director of Parent to the effect that the condition set forth in clause (i) of this Section 7.3(a) has been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer or director of Parent to such effect.

7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.2 or 7.3, as the case may be, to be satisfied to excuse such party’s obligation to effect the Merger if such failure was caused by such party’s failure to use the standard of efforts required from such party pursuant to this Agreement to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent or the Company if (a) the Merger shall not have been consummated by October 12, 2012, whether such date is before or after the date of adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) (such date, as it may be extended pursuant to the provisions hereof, the “Termination Date”), provided, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure of a condition to the consummation of the Merger to have been satisfied on or before the Termination Date, provided, further, that if, on the Termination Date, the condition to the Closing set forth in Section 7.1(c) shall not have been satisfied but all other conditions to the Closing shall have been satisfied or are capable of being satisfied, then either party may extend the Termination Date by an additional 60 days by delivering written notice to the other party of such extension; (b) the Stockholders Meeting shall have been held and completed and adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at such Stockholders Meeting or at any adjournment or postponement thereof; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.2(b) if the failure to obtain the Company Requisite Vote is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption of this

Agreement by the stockholders of the Company referred to in Section 7.1(a)), provided, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party that has not used its reasonable best efforts to contest, appeal and remove such Order.

8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time prior to the time the Company Requisite Vote is obtained if (i) the Board of Directors of the Company or any committee thereof authorizes the Company, subject to complying with the material terms of this Agreement (including Section 6.2(c)), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) immediately prior to or substantially concurrently with the termination of this Agreement pursuant to this Section 8.3(a) the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal; and (iii) the Company immediately prior to or substantially concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5;

(b) at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied and such breach is not curable or, if curable, is not (in each case, to the extent necessary to satisfy the applicable condition set forth in Section 7.3(a) or 7.3(b)) cured prior to the earlier of (i) 30 calendar days after written notice thereof is given by the Company to Parent and (ii) the date that is three Business Days prior to the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.2(a) or 7.2(b) not to be satisfied; or

(c) at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement within two Business Days following the date the Closing should have occurred pursuant to Section 1.2 and (iii) the Company stood ready, willing and able to consummate on that date; provided, that during such two Business Day period following the date the Closing should have occurred pursuant to Section 1.2, no party shall be entitled to terminate this Agreement pursuant to Section 8.2(a).

8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:

(a) if the Board of Directors of the Company or any committee thereof shall have made a Change of Recommendation or shall have approved or recommended to the stockholders of the Company an Acquisition Proposal;

(b) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied and such breach is not curable or, if curable, is not cured (in each case, to the extent necessary to satisfy the applicable condition set forth in Section 7.2(a) or 7.2(b)) prior to the earlier of (i) 30 calendar days after written notice thereof is given by Parent to the Company and (ii) the date that is three Business Days prior to the Termination Date; provided, however, that Parent is not then in breach of this Agreement so as to cause any of the conditions set forth in Sections 7.1, 7.3(a) or 7.3(b) not to be satisfied; or

(c) if (i) all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) the Company fails to consummate the transactions contemplated by this Agreement within two Business Days following the date the

Closing should have occurred pursuant to Section 1.2 and (iii) Parent and Merger Sub stood ready, willing and able to consummate on that date; provided, that during such two Business Day period following the date the Closing should have occurred pursuant to Section 1.2, no party shall be entitled to terminate this Agreement pursuant to Section 8.2(a).

8.5 Effect of Termination and Abandonment.

(a) A party desiring to terminate this Agreement pursuant to Section 8.2, 8.3 or 8.4 shall give written notice of such termination to the other parties specifying the provision or provisions hereof pursuant to which such termination is effected. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) except as otherwise provided herein, no such termination shall relieve the Company of any liability to pay the Termination Fee pursuant to this Section 8.5, (ii) subject to Section 8.5(f), nothing herein shall relieve any party or its Affiliates from any liability for any willful and material breach of this Agreement and (iii) this Section 8.5 and Article IX shall survive the termination of this Agreement.

(b) In the event this Agreement is terminated before obtaining the Company Requisite Vote pursuant to Section 8.4(b) other than as a result of a knowing and willful material breach of this Agreement by the Company, the Company shall pay Parent Parent’s reasonable and documented out-of-pocket Expenses by wire transfer of immediately available funds within three Business Days after the date of such termination, provided that in no event shall the Company be required to reimburse Parent’s Expenses in excess of $400,000 in the aggregate.

(c) In the event (i) this Agreement is terminated before obtaining the Company Requisite Vote pursuant to (A) Section 8.2(a) or (B) Section 8.2(b), (ii) any Person shall have made a bona fide and publicly announced Acquisition Proposal after the date of this Agreement but prior to such termination, and such Acquisition Proposal shall not have been publicly withdrawn prior to such termination or, with respect to a termination pursuant to Section 8.2(b), prior to the Stockholders Meeting, and (iii) within 9 months of such termination the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal and such Acquisition Proposal is consummated (provided that for purposes of this clause (c) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”), the Company shall pay Parent the Termination Fee by wire transfer of immediately available funds within three Business Days after the date on which the Company consummates the Acquisition Proposal.

(d) In the event this Agreement is terminated by Parent pursuant to Section 8.4(a), Section 8.4(b) as a result of a knowing and willful material breach of this Agreement by the Company, or Section 8.4(c), the Company shall pay Parent the Termination Fee by wire transfer of immediately available funds within three Business Days after the date of such termination.

(e) In the event this Agreement is terminated by the Company pursuant to Section 8.3(a), the Company shall pay Parent the Termination Fee immediately prior to or substantially concurrently with such termination.

(f) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(b) other than as a result of a knowing and willful material breach of this Agreement by Parent or Merger Sub, Parent shall pay the Company the Company’s reasonable and documented out-of-pocket Expenses by wire transfer of immediately available funds within three Business Days after the date of such termination, provided that in no event shall Parent be required to reimburse the Company’s Expenses in excess of $400,000 in the aggregate.

(g) The parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to Sections 8.5(b)-8.5(e) or Parent fails to promptly pay the amount due pursuant to Section 8.5(f), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amounts set forth in Sections 8.5(b)-8.5(e) or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.5(f) or any portion thereof, the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its reasonable and documented out of pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, the Parties hereto expressly acknowledge and agree that:

(i) absent (A) a knowing and willful material breach of this Agreement by Parent or Merger Sub or (B) the failure by Parent or Merger Sub to consummate the transactions contemplated by this Agreement despite all of the conditions set forth in Sections 7.1 and 7.2 having been satisfied and despite the Company having stood ready, willing and able to consummate such transactions, the Company’s receipt of the Company’s Expenses pursuant to Section 8.5(f) and the Company’s right to specific performance of this Agreement by the parties hereto pursuant to Section 9.5(c) shall be the sole and exclusive remedies of the Company and its Subsidiaries against Parent, Merger Sub and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, Affiliates or agents for any loss suffered with respect to this Agreement, the transactions contemplated hereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure of the Merger to be consummated or any breach of this Agreement by Parent or Merger Sub, and upon payment of such amounts, none of Parent, Merger Sub or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, Affiliates or agents shall have any further liability or obligation to the Company relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure;

(ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, absent (y) a knowing and willful material breach of this Agreement by Parent or Merger Sub or (z) the failure by Parent or Merger Sub to consummate the transactions contemplated by this Agreement despite all of the conditions set forth in Sections 7.1 and 7.2 having been satisfied and despite the Company having stood ready, willing and able to consummate such transactions, the payment of (A) the Company’s Expenses pursuant to Section 8.5(f), which constitutes a reasonable estimate of the monetary damages that will be suffered by the Company by reason of breach or termination of this Agreement and (B) any reimbursement and expense obligations of Parent pursuant to the first sentence of this Section 8.5(g) shall be in full and complete satisfaction of any and all monetary damages of the Company arising out of or related to this Agreement, the transactions contemplated hereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement, and any claims or actions under applicable Law arising out of any such breach, termination or failure;

(iii) in no event shall the Company be entitled to seek or obtain any recovery or judgment in excess of the reimbursement of its Expenses in accordance with Section 8.5(f) (plus, in the case such Expenses are not timely paid, the amounts described in the first sentence of this Section 8.5(g)) in the event the Company terminates this Agreement in accordance with Section 8.3(b) other than for a willful and material breach by Parent or Merger Sub, against Merger Sub, Parent or any of their respective stockholders, partners, members, Affiliates, directors, officers, employees or agents or any of their respective assets, and in no event shall the Company be entitled to seek or obtain any other damages of any kind against any such Person, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the transactions contemplated hereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, this Section 8.5(g)(iii) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.5(c) prior to the termination of this Agreement in accordance with its terms;

(iv) Parent’s receipt of the Termination Fee and reimbursement of its Expenses from the Company pursuant to Sections 8.5(b)-8.5(e), as applicable (including any reimbursement and expense obligations of the Company pursuant to the first sentence of this Section 8.5(g)), and Parent’s right to specific performance of this Agreement by the parties hereto pursuant to Section 9.5(c) shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents for any loss suffered with respect to this Agreement, the transactions contemplated hereby (including any breach by the Company), the termination of this Agreement, the failure of the Merger to be consummated or any breach of this Agreement by the Company, and upon payment of such amounts, none of the Company, its Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure;

(v) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of (A) the Termination Fee or reimbursement of Parent’s Expenses pursuant to Sections 8.5(b)-8.5(e), as applicable, which constitutes a reasonable estimate of the monetary damages that will be suffered by Parent and Merger Sub by reason of breach or termination of this Agreement, and (B) any reimbursement obligations of the Company pursuant to the first sentence of this Section 8.5(g) shall be in full and complete satisfaction of any and all monetary damages of Parent and Merger Sub arising out of or related to this Agreement, the transactions contemplated hereby and thereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement, and any claims or actions under applicable Law arising out of any such breach, termination or failure; and

(vi) in no event shall Parent or Merger Sub be entitled to seek or obtain any recovery or judgment in excess of the Termination Fee of the reimbursement of Parent’s Expenses pursuant to Sections 8.5(b)-8.5(e) (plus, in the case the Termination Fee is not timely paid, the amounts described in the first sentence of this Section 8.5(g)) against the Company, its Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents or any of their respective assets, and in no event shall Parent or Merger Sub be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the transactions contemplated hereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, this Section 8.5(g)(vi) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.5(c) prior to the termination of this Agreement in accordance with its terms; provided, further, in no event will the Parent or Merger Sub be entitled to both the payment of the Termination Fee and specific performance of this Agreement.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Section 6.9 (Employee Benefits), Section 6.10 (Expenses) and Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement (in the case of the Confidentiality Agreement, subject to the terms thereof). All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

9.2 Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

9.3 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement. Any such counterparts may be transmitted by electronic transmission.

9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined exclusively in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid, effective and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of such parties hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

If to Parent or Merger Sub:

Murata Electronics North America, Inc.

2200 Lake Park Drive

Smyrna, Georgia 30080

Facsimile: (770) 433-7606

Attention: Legal Department

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Facsimile: (404) 881-7777

Attention: Kazuhiro Shimizu, Esq.

If to the Company:

RF Monolithics, Inc.

4441 Sigma Road

Farmers Branch, Texas 75244

Facsimile: (972) 404-9476

Attention: President

with a copy to:

Morton PLLC

12222 Merit Drive, Suite 1270

Dallas, Texas 75251

Facsimile: (972) 284-0899

Attention: Stephen C. Morton, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

9.7 Entire Agreement. This Agreement (including any schedules and exhibits hereto), the Company Disclosure Letter and the letter agreement between the Company and Parent dated October 31, 2011 (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR

THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.8 No Third Party Beneficiaries. Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations, warranties and covenants set forth herein, except (i) after the Effective Time, for the Indemnified Parties as provided in Section 6.11, (ii) after the Effective Time, for the stockholders of the Company to receive the Per Share Merger Consideration payable to such holders in accordance with Article IV, (iii) after the Effective Time, for the holders of Company Options and the holders of Company RSUs to receive the benefits set forth in Article IV, (iv) as provided in Section 8.5(g), each of the Persons whose liability is limited in accordance with Section 8.5(g) to the extent provided therein, and (v) for the rights of the Company’s stockholders and holders of Company Options and Company RSUs to pursue claims for actual proven monetary damages (including claims for damages based on loss of the economic benefits of the Merger and other transactions contemplated herein to such stockholders and holders), but only for and in the event of (A) Parent’s or Merger Sub’s knowing and willful material breach of this Agreement or (B) the failure by Parent or Merger Sub to consummate the transactions contemplated by this Agreement despite all the conditions set forth in Sections 7.1 and 7.2 having been satisfied and despite the Company having stood ready, willing and able to consummate the transactions (in either case, whether or not this Agreement has been terminated pursuant to Article VIII or Parent has reimbursed the Company’s Expenses pursuant to Section 8.5(f)), which right is hereby expressly acknowledged by Parent and Merger Sub; provided, however, that the rights granted pursuant to this clause (v) shall only be enforceable by the Company on behalf of such stockholders and holders of Company Options and Company RSUs in the Company’s sole and absolute discretion (and not directly by any such stockholder or holder), it being understood that any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (x) distributed, in whole or in part, by the Company to the holders of Company Shares and/or holders of Company Options and Company RSUs as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company in any manner the Company deems fit; provided, further, that under no circumstances shall any such rights of any stockholder or any holder of Company Options or Company RSUs be enforceable by such stockholders or holders (derivatively or otherwise) other than the Company. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10 Transfer Taxes. Except as expressly provided in Section 4.2(b), all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due.

9.11 Definitions. Capitalized terms not otherwise defined in the body of this Agreement shall have the meanings set forth in Annex A.

9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.14 Assignment. This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of the parties hereto; provided, however, that prior to the mailing of the Proxy Statement to the Company’s stockholders, Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary that is reasonably acceptable to the Company to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

RF MONOLITHICS, INC.

By:	/s/ Farlin Halsey
Name: Farlin Halsey
Title: President and CEO

MURATA ELECTRONICS NORTH AMERICA, INC.

By:	/s/ Yoshitaka Fujita
Name: Yoshitaka Fujita
Title: Director

RYDER ACQUISITION COMPANY, LIMITED

By:	/s/ David M. Kirk
Name: David M. Kirk
Title: President, Treasurer and Secretary

ANNEX A

DEFINED TERMS

As used in the Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” means any proposal or offer with respect to (i) a merger, consolidation, business combination or similar transaction involving the Company and/or any of its Subsidiaries or (ii) any acquisition by any Person or group of Persons by tender offer, share exchange or in any manner which if consummated would result in, any Person or group of Persons becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% of the total voting power or of any class of equity securities of the Company, or more than 20% of the consolidated total assets (including equity securities of its Subsidiaries) of the Company and its Subsidiaries, taken as a whole, in each case other than the transactions contemplated by this Agreement.

“Affected Employees” means all individuals who are employees of the Company or any of its Subsidiaries (including employees who are not actively at work on account of illness, disability or leave of absence) on the Closing Date.

“Affiliate” means, when used with respect to any Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.2(c)(ii).

“Antitrust Law” means the Sherman Act, the Clayton Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act and all other U.S. or foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Date” shall have the meaning set forth in Section 5.1(e)(i).

“Bankruptcy and Equity Exception” means any exceptions to enforceability based on bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general applicability relating to or affecting creditors’ rights, or any general equity principles (whether considered at a proceeding at law or in equity).

“Benefit Plans” means all benefit and/or compensation plans, contracts, policies or arrangements including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any and all other deferred compensation, severance, employment agreement, consulting agreement, change-in-control agreement, equity compensation, stock option, stock purchase, stock appreciation rights, stock unit, stock based incentive, change in control bonus, health insurance, fringe benefits, profit sharing and pension plans relating to or covering Employees and/or current or former directors, officers, retirees, or independent contractors of the Company under which there is or may be any liability or obligation of the Company or any of its Subsidiaries whether or not such Benefit Plan is or is intended to be (i) arrived at through collective bargaining or otherwise, (ii) funded or unfunded, (iii) covered or qualified under the Internal Revenue Code, ERISA or other applicable law, (iv) set forth in an employment agreement or consulting agreement or (v) written or oral.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

Annex A-1

“Bylaws” shall have the meaning set forth in Section 2.2.

“Certificate” shall have the meaning set forth in Section 4.1(a).

“Change of Recommendation” shall have the meaning set forth in Section 6.2(c).

“Charter” shall have the meaning set forth in Section 2.1.

“Chosen Courts” shall have the meaning set forth in Section 9.5(a).

“Closing” and “Closing Date” shall have the meanings set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Share” means a share of common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Credit Agreements” means (i) the Commercial Loan Agreement, dated April 13, 2009, between ViewPoint Bank, a federal savings bank, as lender, and the Company as borrower; and (ii) the Commercial Loan and Security Agreement dated November 30, 2009, between ViewPoint Bank, a federal savings bank, as lender, and the Company and Cirronet Inc. as borrowers.

“Company Disclosure Letter” means the disclosure letter delivered to Parent by the Company prior to or simultaneously with entering into this Agreement.

“Company ERISA Affiliate” shall have the meaning set forth in Section 5.1(h)(iii).

“Company Material Adverse Effect” means a change, event or occurrence that has a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no changes, events or occurrences, individually or in the aggregate, to the extent arising out of, resulting from or attributable to any of the following shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

(a) (i) changes generally affecting the economy, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including changes in interest and exchange rates, (ii) changes that are the result of acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), or (iii) epidemics, pandemics, earthquakes, hurricanes, tornados or other natural disasters;

(b) changes that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate or in which the products or services of the Company are used and distributed;

(c) changes or effects from the entry into, announcement or performance of this Agreement or the consummation of the transactions contemplated by the Agreement (including any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated by this Agreement, or compliance by the Company with the terms of this Agreement);

(d) changes in any Law or GAAP or interpretation or enforcement thereof after the date hereof;

Annex A-2

(e) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect;

(f)(i) any action taken by the Company or its Subsidiaries at Parent’s written request or (ii) the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement to the extent that Parent fails to give its consent after receipt of a written request therefor;

(g) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates;

(h) a decline in the price or trading volume of the Company common stock on the NASDAQ Stock Market or any of the Company’s publicly traded debt securities, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; and

(i) any change or announcement of a potential change in the credit rating of the Company or any of its Subsidiaries or any of their securities; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect;

provided, further, that, with respect to clauses (a)(ii), (a)(iii), (b) and (d), such changes, events or occurrences do not materially and disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

“Company Option” means each outstanding and unexercised option to purchase Common Shares issued by the Company under the Stock Plans or otherwise, whether vested or unvested.

“Company Recommendation” shall have the meaning set forth in Section 5.1(c)(ii).

“Company Reports” shall have the meaning set forth in Section 5.1(e)(i).

“Company Requisite Vote” shall have the meaning set forth in Section 5.1(c)(i).

“Company Rights Agreement” means that certain Rights Agreement of the Company dated December 20, 1994 and as amended on August 14 1996, December 11, 2000, December 17, 2004, November 10, 2009 and on the date of this Agreement.

“Company RSU” means each outstanding Restricted Stock Unit issued by the Company under the Stock Plans or otherwise, whether vested or unvested.

“Confidentiality Agreement” shall have the meaning set forth in Section 9.7.

“Constituent Corporations” shall have the meaning set forth in the Preamble.

“Contract” means any agreement, lease, license, contract, note, bond, mortgage, indenture or other instrument or obligation.

“Copyrights” means original works of authorship, including databases and other compilations of information, software (including source, object, and any other code variants thereof), industrial designs and models, masks works, flow charts, manuals, training materials, website content, advertising content, and promotional materials, and including copyrights and copyright registrations and applications therefor, and all renewals, extensions, amendments, alternations, modifications, restorations, and reversions thereof.

Annex A-3

“Current Employees” shall have the meaning set forth in Section 5.1(m)(ii).

“D&O Insurance” shall have the meaning set forth in Section 6.11(b).

“Deferred Compensation Plan” shall have the meaning set forth in Section 5.1(h)(vii).

“Delaware Certificate of Merger” shall have the meaning set forth in Section 1.3.

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” shall have the meaning set forth in Section 4.1(a).

“Dissenting Stockholders” shall have the meaning set forth in Section 4.1(a).

“DTC” means the Depository Trust Company.

“DTC Payment” means an amount in cash in immediately available funds equal to the product of (i) number of Common Shares held of record by DTC or such nominee immediately prior to the Effective Time and (ii) the Per Share Merger Consideration.

“Effective Time” shall have the meaning set forth in Section 1.3.

“Employees” means current or former employees of the Company and its Subsidiaries.

“Encumbrance” shall, for purposes of Section 5.1(p) only, have the meaning set forth in Section 5.1(p)(vi).

“Environmental Law” means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Entity (i) concerning the protection of human health as it relates to exposure to any Hazardous Substance or the protection of the environment, including air (both ambient air and indoor air), surface water, ground water, drinking water, soil, wildlife and natural resources) or (ii) the production, use, storage, handling, release or disposal of Hazardous Substances, in each case as in effect on the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ESPP” means the Company’s Employee Stock Purchase Plan, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Fund” shall have the meaning set forth in Section 4.2(a).

“Excluded Disclosures” means (i) any risk factor disclosures set forth under the heading “Risk Factors,” and (ii) any disclosure of risks included in any “forward-looking statements” disclaimer or any other forward-looking statements of risk.

“Excluded Shares” shall have the meanings set forth in Section 4.1(a).

“Existing Indemnification Obligations” shall have the meaning set forth in Section 6.11(a).

“Expenses” shall have the meaning set forth in Section 6.10.

“Final Purchase Date” shall have the meaning set forth in Section 4.3(c).

Annex A-4

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Antitrust Entity” means any federal, state, local or foreign Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law.

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Hazardous Substance” means any substance listed, defined, designated, classified or regulated on the date hereof as hazardous, toxic or a pollutant under any applicable Environmental Law or by any Governmental Entity, including asbestos, polychlorinated biphenyls, petroleum and any derivative or by-product thereof.

“Indebtedness” means all indebtedness of the Company and any of its Subsidiaries, determined in accordance with GAAP other than trade payables and receivables in the ordinary course of business, including with respect to (i) borrowed money (other than intercompany indebtedness), (ii) notes payable, (iii) capital leases, (iv) obligations evidenced by letters of credit, (v) obligations under earn out obligations or arrangements creating any obligation with respect to the deferred purchase price of property, (vi) interest rate or currency obligations, including swaps, hedges or similar arrangements and (vii) any guaranty of any of the foregoing.

“Indemnified Parties” those Persons who are, or were, directors and officers of the Company at or prior to the date of this Agreement.

“Insurance Policies” shall have the meaning set forth in Section 5.1(o).

“Intellectual Property” means all Patents, Copyrights, Trademarks and other intellectual property and proprietary rights and interests recognized under any jurisdiction worldwide.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to the Company, the actual knowledge, after reasonable inquiry, of the executive officers of the Company, or with respect to Parent, the actual knowledge, after reasonable inquiry, of the executive officers of Parent.

“Laws” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Lease” shall have the meaning set forth in Section 5.1(p)(ii).

“Leased Real Property” means any real property which is leased or subleased by the Company or any of its Subsidiaries.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Licenses” means any permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

Annex A-5

“Material Contract” shall have the meaning set forth in Section 5.1(q)(i).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Preamble.

“OFAC” shall have the meaning set forth in Section 5.1(s).

“Order” shall have the meaning set forth in Section 7.1(b).

“Owned Real Property” means any real property owned by the Company or any of its Subsidiaries.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any change, effect, event, or occurrence that prevents or materially impedes, interferes with, hinders, or delays (i) the consummation by Parent or Merger Sub of the Merger or any of the other transactions contemplated by this Agreement on a timely basis, or (ii) the compliance by Parent or Merger Sub of its obligations under this Agreement.

“Patents” means patents, registrations, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures and applications therefor, including divisions, continuations, continuations-in-part, provisionals, renewals, extensions and reissues.

“Paying Agent” shall have the meaning set forth in Section 4.2(a).

“Pension Plan” shall have the meaning set forth in Section 5.1(h)(iii).

“Per Share Merger Consideration” means $1.78 per Common Share in cash, without interest.

“Permitted Lien” means (i) a Lien imposed by Law, including a carrier’s, warehousemen’s, landlord’s, a mechanic’s, materialmen’s or similar Lien with respect to any amount not yet due and payable or which is being contested in good faith through appropriate proceedings, (ii) a Lien for current Taxes, assessments or other charges of a Governmental Entity not yet due and payable or which is being contested in good faith through appropriate proceedings, (iii) a Lien securing rental payments under capital lease agreements, (iv) an encumbrance and restriction on real property (including an easement, covenant, right of way and similar restriction of record) that does not materially interfere with the present uses of such real property or with the operation of the Company as conducted consistent with past practice, (v) a Lien securing payment, or any other obligation, of the Company or its Subsidiaries with respect to outstanding Indebtedness, (vi) zoning, building, land use laws and restrictions, easements, rights-of-way or other restrictions on the use of real property (provided that such liens and restrictions were incurred prior to the date hereof and do not, individually or in the aggregate, materially interfere with the use of such real property or the Company’s or its Subsidiaries’ operation of their respective businesses as currently operated), (vii) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice, (viii) gaps in the chain of title evident from the records of the relevant Governmental Entity maintaining such records, (ix) licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries, (x) easements, rights of way or similar matters or restrictions or exclusions which are shown on the title report provided to Parent prior to the date hereof, (xi) any condition or other matter, if any, that are shown or disclosed on the survey provided to Parent prior to the date hereof, and (xii) any Lien permitted or granted under the Company Credit Agreements.

Annex A-6

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Share” means a share of preferred stock, par value $0.001 per share, of the Company.

“Proxy Statement” shall have the meaning set forth in Section 6.3.

“Record Holder” means, with respect to any Common Shares, the Person who was, immediately prior to the Effective Time, the holder of record of such Common Shares.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

“Rights” means those certain preferred share purchase rights issued under the Company Rights Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SDN List” shall have the meaning set forth in Section 5.1(s).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Plans” means the Company’s 1994 Non-Employee Directors’ Stock Option Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan and 2006 Equity Incentive Plan and the Cirronet Inc. Incentive Stock Option Plan.

“Stockholder Litigation” means any claim, action, suit or proceeding brought by or on behalf of the Company or any of its stockholders, whether at law or equity, derivative or direct, challenging this Agreement or the Merger or other transactions contemplated herein, including any claim, action, suit or proceeding alleging that any director or officer of the Company breached their fiduciary duties in negotiating or approving this Agreement or that the Company or any such director or officer has violated any disclosure obligation relating to this Agreement.

“Stockholders Meeting” shall have the meaning set forth in Section 6.4.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%), that the Board of Directors of the Company or any committee thereof has determined in its good faith judgment after consultation with the Company’s outside legal and financial advisors (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory, timing and other aspects of the proposal (including the financing thereof) and the identity of the Person making the proposal, and (ii) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

Annex A-7

“Takeover Statute” shall have the meaning set forth in Section 5.1(j)(i).

“Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, claims for refund and any amendment thereof) required to be supplied to a Tax authority relating to Taxes.

“Termination Date” shall have the meaning set forth in Section 8.2.

“Termination Fee” means $800,000.

“Trademarks” means trademarks, service marks, brand names, Internet domain names, Internet account names (including social networking and media names), dialing and messaging short codes, logos, slogans, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, including all renewals of the same, and all goodwill associated therewith and symbolized thereby.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Law.

Annex A-8

ANNEX B

Confidential	April 12, 2012

Special Committee of the

Board of Directors of

RF Monolithics, Inc.

4441 Sigma Road

Dallas, TX 75244

Dear Members of the Special Committee:

RF Monolithics, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee of the Board of Directors (the “Special Committee”) of the Company and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the stockholders of the Company (other than Murata Electronics North America, Inc., a Texas corporation (“Parent”), a wholly owned subsidiary of Parent (“Merger Sub”), and their respective affiliates) of the Per Share Merger Consideration (as defined herein) to be received by such stockholders in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder of the Company other than in its capacity as a stockholder).

Description of the Proposed Transaction

The Proposed Transaction is a merger pursuant to an Agreement and Plan of Merger (the “Agreement”) among the Company, Parent and Merger Sub that provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company with the Company continuing as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. As more fully set forth in the Agreement, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (each, a “Common Share”), other than certain Common Shares specified in the Agreement, will be converted at the effective time of the Merger into the right to receive $1.78 in cash (the “Per Share Merger Consideration”). The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended August 31, 2011 and 2010 and the Company’s unaudited interim financial statements for the six months ended February 29, 2012 and February 28, 2011;

b.	Unaudited segment financial information for the Company for the years ended August 31, 2011 and 2010 and the six months ended February 29, 2012 and February 28, 2011;

Duff & Phelps, LLC	T +1 312 697 4600	www.duffandphelps.com
311 South Wacker Drive	F +1 312 697 0112
Suite 4200
Chicago, IL 60606

c.	Other internal documents relating to the past and current business operations, financial condition and prospects of the Company that were not publicly available, but provided to Duff & Phelps by the management of the Company, including financial forecasts and estimates prepared by the management of the Company for purposes of Duff & Phelps’ analysis; and

d.	Documents related to the Proposed Transaction, including a draft of the Agreement dated April 11, 2012;

2.	Discussed the information referred to above, the background and other elements of the Proposed Transaction, and the Company’s business operations, financial condition and prospects with the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Common Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of the financial terms of selected merger and acquisition transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other financial analyses and considered such other information and factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.	Relied upon and assumed the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.	Relied upon the fact that the Special Committee and the Company have been advised by its other advisors as to all legal, tax, accounting and regulatory matters related to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the management of the Company;

4.	Assumed that the representations and warranties made in the Agreement are substantially accurate;

5.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6.	Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;

7.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

8.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any delay, limitation, restriction or condition that would have a material effect on the Company.

To the extent that any of the foregoing assumptions on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon information made available to Duff & Phelps as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps is not expressing any opinion as to the market price or value of the Common Shares (or anything else) after the announcement of the Proposed Transaction, nor is Duff & Phelps expressing an opinion as to whether the terms of the Proposed Transaction are the most beneficial terms, from the Company’s perspective, that could be obtained by the Company under the circumstances. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Per Share Merger Consideration to be received by the stockholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors of the Company, the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Disclosure of Prior Relationships

Duff & Phelps has acted as independent financial advisor to the Special Committee and will receive a fee for its services. Pursuant to the terms of the engagement letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ delivery of the Opinion to the Special Committee, but it is not conditioned on the outcome of the Opinion. The Special Committee also retained PMIB, LLC, which is a wholly owned affiliate of Duff & Phelps, to act as financial advisor to the Company. For that engagement, PMIB, LLC will receive a fee from the Company, a significant portion of which is contingent upon the consummation of the Proposed Transaction. The Company has agreed to reimburse the expenses of Duff & Phelps and PMIB, LLC and to indemnify Duff & Phelps and PMIB, LLC for certain liabilities arising out of their respective engagements.

Other than the PMIB, LLC engagement and the Opinion engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the stockholders of the Company (other than Parent, Merger Sub and their affiliates) in the Proposed Transaction is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Proposed Transaction on any particular stockholder of the Company other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

RF Monolithics, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, June 28, 2012

Vote by Internet

Vote by telephone

Special Meeting Proxy Card

1234 5678 9012 345

B Non-Voting Items

Change of Address — Please print new address below.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

C 1234567890 J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01H96C

RFM RF MONOLITHICS, INC. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENTLINE Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies advisory submitted by the Internet or telephone must be received by Vote by Internet Go to www.investorvote.com/RFMI Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. To adopt and approve the Agreement and Plan of Merger, dated as of April 12, 2012, as it may be amended from time to time, among RF Monolithics, Inc., Murata Electronics North America, Inc., a Texas corporation, and Ryder Acquisition Company, Limited, a Delaware corporation. To approve, on a non-binding basis, the compensation that may become payable to RF Monolithics, Inc.’s named executive officers in connection with the completion of the merger. To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there is not a quorum present or if there are insufficient votes to adopt and approve the Agreement and Plan of Merger. For Against Abstain B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below add Please their sign titles exactly . If signer as your is a name corporation, appears please hereon give . If full the corporate stock is registered name and in have the names a duly of authorized two or more officer persons, sign, each stating should title. If sign signer . Executors, is a partnership, administrators, please trustees, sign in partnership guardians name and attorneys by authorized -in-fact person should . Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 1 3 9 0 4 7 1

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. RFM RF MONOLITHICS, INC. Proxy RF Monolithics, Inc. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2012 The undersigned hereby appoints FARLIN A. This proxy is properly Executed and Timely Returned And HALSEY and JAMES P. FARLEY, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of RF Monolithics, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of RF Monolithics, Inc. to be held at its principal executive offices at 4441 Sigma Road, Dallas, Texas 75244 on June 29, 2012, at 10:00 a.m., local time, and at any and all adjournments, recesses, continuations and postponements thereof, with all power that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the instructions on the reverse side. The undersigned hereby revokes any proxies previously given with respect to the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND ACCORDING TO THE DISCRETIONARY AUTHORITY OF THE PROXY HOLDER AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS, RECESSES, CONTINUATIONS AND POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. CONTINUED AND TO BE SIGNED ON REVERSE SIDE If you vote by telephone or the Internet, please DO NOT mail back this proxy card.